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                                                             Exhibit  (10) (vi)










                           CURTISS-WRIGHT CORPORATION

                                RETIREMENT PLAN

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                  CURTISS-WRIGHT CORPORATION RETIREMENT PLAN
                  ------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE  1 - DEFINITIONS ................................................    1

ARTICLE  2 - ELIGIBILITY ................................................   13

ARTICLE  3 - COMPANY CONTRIBUTIONS ......................................   14

ARTICLE  4 - CASH BALANCE CONTRIBUTION & CREDITS TO ACCOUNTS ............   15

ARTICLE  5 - VESTING ....................................................   17

ARTICLE  6 - AMOUNT & COMMENCEMENT OF RETIREMENT BENEFIT ................   20

ARTICLE  7 - FORM OF BENEFIT PAYMENT ....................................   36

ARTICLE  8 - DEATH BENEFIT ..............................................   41

ARTICLE  9 - RETIREMENT BENEFITS UNDER COLLECTIVE BARGAINING AGREEMENT ..   46

ARTICLE 10 - MERGER OF METAL IMPROVEMENT COMPANY, INC. & CURTISS-WRIGHT
             FLIGHT SYSTEMS/SHELBY, INC. CONTRIBUTORY RETIREMENT PLANS ..   64

ARTICEL 11 - ADMINISTRATION .............................................   66

ARTICLE 12 - AMENDMENT & TERMINATION OF PLAN ............................   68

ARTICLE 13 - MERGER OF PLAN & TRANSFER OF ASSETS OR LIABILITIES .........   72

ARTICLE 14 - SPECIAL PROVISIONS FOR NON-KEY EMPLOYEES ...................   73

ARTICLE 15 - GENERAL PROVISIONS .........................................   78

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                  CURTISS-WRIGHT CORPORATION RETIREMENT PLAN

                                  WITNESSETH:

     WHEREAS, the CURTISS-WRIGHT CONTRIBUTORY RETIREMENT PLAN, a defined benefit retirement plan, was established for eligible non-union Employees of the Company. The benefits under the retirement plan were also available to the Company's union employees whose collective bargaining units negotiated for these benefits. The Plan, as amended, and as restated from time to time, had been approved by the Internal Revenue Service as a qualified plan under the applicable Federal income tax laws.

     WHEREAS, effective December 31, 1991, the CURTISS-WRIGHT PENSION PLAN was merged into the CURTISS-WRIGHT CONTRIBUTORY RETIREMENT PLAN.

     WHEREAS, wherever the words "Prior Plan" are used below, they shall refer to the CURTISS-WRIGHT CONTRIBUTORY RETIREMENT PLAN, established on May 1, 1953, and which was in full force and operation through August 31, 1994.

     WHEREAS, effective September 1, 1994, the METAL IMPROVEMENT COMPANY, INC. RETIREMENT INCOME PLAN and the CURTISS-WRIGHT FLIGHT SYSTEMS/SHELBY, INC. CONTRIBUTORY RETIREMENT PLAN were merged into the CURTISS-WRIGHT CONTRIBUTORY RETIREMENT PLAN.

     NOW, THEREFORE, the CURTISS-WRIGHT CONTRIBUTORY RETIREMENT PLAN, the Prior Plan, is hereby renamed and amended by restating it in its entirety and shall hereafter be known and referred to as the CURTISS-WRIGHT CORPORATION RETIREMENT PLAN (hereinafter referred to as the "Restated Plan" or the "Plan").

                                   ARTICLE 1

                                  DEFINITIONS

     Wherever used herein, the following terms shall have the following meanings unless the context otherwise requires:

1.01 "Actuarial Equivalent" means the value determined on the basis of applicable factors set forth below or as otherwise specifically set forth in the Plan.

     For calculating Joint & Survivor reduction factors which are applied to a Life Annuity benefit, the UP 84 mortality table with a one (1) year setback for participant and a four (4) year setback for beneficiaries at an interest rate of seven (7%) percent, effective January 1, 1992. The factor will consider years and months. For calculating lump sum factors, converting the Cash Balance Account into an immediate annuity, deriving the employee annuity based upon the cashout of employee contributions with interest at a specified date, the UP 84 mortality table with no setback for the participant and a three (3) year setback for beneficiaries, using the IRC Section 417(e)(3)(A)(i) interest rates. All lump sums that are paid to participants after age fifty-five (55), regardless of whether the participant terminated prior to age fifty-five (55), will use an immediate annuity factor times the early retirement factor at that age. All lump sums paid before age fifty-five (55) will use a deferred annuity factor deferred to age sixty-five (65).
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     For an annuity that commences prior to Early Retirement Date, the 1983
GAM for Males and Females with an eighty (80%) percent weighting on the male table's q and a twenty (20%) percent weighting on the female table's
q. The interest rate is six (6%) percent. The early retirement reduction factor will be based on benefit payments that would have commenced at age sixty-five (65), reduced without subsidy to an age below fifty-five (55).

1.02 "Age" means the years and months attained by a Participant.

1.03 "Affiliated Service Group" or "Controlled Group" means the Company and all corporations, partnerships or other organizations, the Employees of which are treated as employed by the Company pursuant to Section 414(b),
(c), (m), (n) or (o) of the Code, as modified, where applicable, by Section 415(h) of the Code.

1.04 "Annuity Starting Date" means the first day of the period for which an amount is payable as an annuity. If a benefit is not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

1.05 "Average Compensation" means the average of a Participant's Compensation over the sixty (60) consecutive months within the last one hundred twenty (120) months which produces the highest average. If the Participant has less than sixty (60) months of Service, Compensation is averaged over the Participant's months of Service from the date of his employment to his date of termination of employment.

1.06 "Beneficiary" means the individual or entity designated as such by a Participant pursuant to the Plan or otherwise entitled to receive any payment pursuant to the Plan upon the death of the Participant. If with respect to any payment no individual or entity has been designated by a Participant, or no designated Beneficiary survives the Participant, the Participant's Beneficiary shall be (a) the Participant's surviving Spouse, if living at the time of such payment; or in default thereof (b) the Participant's surviving issue, per stirpes; or in default thereof (c) the Participant's estate.

1.07 "Board of Directors" means the Board of Directors of the Company.

1.08 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions of any subsequently enacted Federal tax laws.

1.09 "Committee" means the Committee appointed by the President to administer the Plan as agent of the Company.

1.10 "Company" or "Employer" means CURTISS-WRIGHT CORPORATION, including any affiliate or subsidiary of the Company which shall adopt this Plan for its Employees, with the approval of the Company, and any other corporation, partnership, business association or proprietorship which shall have assumed in writing the obligations of the Plan and Trust, with the approval of the Company, including any successor to an Employer as a result of a statutory merger, purchase of assets or any other form of reorganization of the business of the Company.

1.11 "Compensation" means all of each Participant's regular or base salary or wages, including overtime pay, commissions and payments under the Company's incentive compensation plan or bonus plans.
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     Compensation shall include only that Compensation which is actually paid to the Participant during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the Plan Year.

     Notwithstanding the above, Compensation shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

     For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

     If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

     If Compensation for any Plan Year beginning before January 1, 1994 is taken into account in determining an Employee's contributions or benefits for the current year, the compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior year.

     Notwithstanding any provision in this Plan to the contrary, however, subject to any limitations imposed under Code Section 417, effective for periods prior to September 1, 1994, Compensation shall mean:

     (a) for each calendar month prior to July 1, 1970, 1/12th of his basic salary (on an annual basis) in effect at the beginning of each Plan Year; and

     (b) for each calendar month after June 30, 1970, 1/12th of the sum of his basic salary (on an annual basis) in effect at the beginning of each Plan Year, plus any cash payments he received in the prior Plan Year under the Company's Modified Incentive Compensation Plan;

and shall remain constant throughout each particular Plan Year (except for the effect on the last half of the 1970 Plan Year of cash payments received in 1969 under the Company's Modified Incentive Compensation Plan) regardless of increases or decreases in actual salary. In the case of an Employee not eligible to participate under the Plan at the beginning of a
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Plan Year, his Compensation for the remaining months of that Plan Year shall be 1/12th of his basic salary (on an annual basis) in effect on his eligibility date. For purposes only of subparagraphs 3(c)(i)(B) of Article III of the Prior Plan, Compensation means:

     (c) prior to July 1, 1970, the basic salary or basic wages actually paid to the Employee in the particular Plan Year;

     (d) after June 30, 1970, the basic salary or basic wages plus cash payments under the Company's Modified Incentive Compensation Plan actually paid to the Employee in the particular Plan Year; and

     (e) after July 1, 1982, basic salary, basic wages or compensation received under either the Company's Modified Incentive Compensation Plan or the Metal Improvement Company bonus plan shall not be considered under this Plan as reduced on account of any deferral or contribution which is made pursuant to the CURTISS-WRIGHT CORPORATION DEFERRED COMPENSATION PLAN. Basic salary, basic wages or Compensation received under either the Company's Modified Incentive Compensation Plan or the Metal Improvement Company bonus plan shall be calculated as if no deferral or contributions were made to the CURTISS-WRIGHT CORPORATION DEFERRED COMPENSATION PLAN.

     "Basic salary or basic wages" of an Employee means his basic salary or basic wages only, and shall in no case include any amounts paid to him as overtime, bonuses, deferred compensation or additional compensation of any sort.

1.12 "Covered Compensation" means with respect to any Participant for Plan Years beginning after December 31, 1994 the average (without indexing) of the Taxable Wage Bases in effect for each calendar year during the thirty-five (35) year period ending with the last day of the current calendar year, and for Plan Years beginning prior to January 1, 1995, the thirty-five (35) year period ending with the last day of the calendar year prior to the current calendar year. The determination of Covered Compensation shall be made with reference to Section 1.401(l)-1(c)(7) of the Treasury Regulations. A Participant's Covered Compensation shall be adjusted each Plan Year and no increase in Covered Compensation shall decrease a Partic-ipant's retirement benefit. In determining the Covered Compensation for a Plan Year, the Taxable Wage Base for all calendar years beginning after the first day of the Plan Year is assumed to be the same as the Taxable Wage Base in effect as of the beginning of the Plan Year. Any change in a Participant's Covered Compensation shall not cause any reduction in his retirement benefit.

1.13 "Credited Service" means completed years and calendar months of employment and shall include the following:

     (a) The periods of employment of an Employee with the Company or with a member of the Controlled Group while eligible to participate under the Plan following his most recent date of hire and prior to the earlier of his retirement.
     (b) Any periods of Leave of Absence approved by the Company in writing, or military leave during the period in Subsection (a) above.
     (c) For periods on or after May 1, 1966 and before December 31, 1991, Credited Service of an Employee eligible to participate in this Plan shall include Service which would be creditable under the CURTISS-WRIGHT PENSION PLAN for any periods of his employment not included as Credited Service under Subsections (a) and (b) above.
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     For purposes of determining Credited Service for the Prior Plan, the following provisions shall apply:

          (i) Only Employees who were Participants under the terms of the Prior Plan shall be entitled to Credited Service.

         (ii) Credited Service shall mean completed years and calendar months of employment, including periods of employment with the Company or a member of the Controlled Group following his most recent date of hire preceding December 31, 1991.

     Notwithstanding any provision in this Plan to the contrary, a Participant who elects Disability Retirement shall continue to receive credit for Years of Credited Service and Vesting Years of Service until his Normal Retirement Date and shall be deemed to receive Compensation in each such year in an amount equal to his Compensation on the date on which payment of his Long Term Disability Benefits commenced.

     Notwithstanding any provision in this Plan to the contrary, for purposes of determining Credited Service, an Employee shall be credited with a calendar month of Service for a month in which such Participant completes one (1) Hour of Service. This provision shall apply only in the month of hire and the month of separation of Service.

1.14 "Disability" means a physical or mental impairment that, in the opinion of the Committee, is of such permanence and degree that the Participant is unable, because of such impairment, to perform any gainful activity for which the Participant is entitled by virtue of experience, training, or education. The permanence and degree of such impairment shall be supported by medical evidence.

1.15 "Disability Retirement Date" means the date that a Participant who is totally and permanently disabled elects to retire and commence to receive his Disability Retirement Benefits.

1.16 "Early Retirement Date" means the date on which a Participant has attained at least age fifty-five (55) and completed at least five (5) Years of Credited Service.

1.17 (a)  "Effective Date" means September 1, 1994.

     (b)  "Original Effective Date" means May 1, 1953.

1.18 "Employee" means any Employee of the Company maintaining the Plan or of any other Employer required to be aggregated with such Company under
Section 414(b), (c), (m) or (o) of the Code.

     The term Employee shall also include any leased Employee deemed to be an Employee of any Employer described in the previous paragraph as provided in Section 414(n) or (o) of the Code.

1.19 "Entry Date" means the first day of every January, April, July and October.

1.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the corresponding provisions of any subsequently enacted pension laws.
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1.21 "Fiduciary" means any Person that exercises any discretionary authority or discretionary control respecting the management or disposition of Plan assets or renders any investment advice for a fee or other compensation or exercises any discretionary authority or responsibility for the administration of the Plan.

1.22 "Highly Compensated Employee" means any highly compensated active employees and highly compensated former employees.

     A highly compensated active employee includes any Employee who performs Service for the Company during the determination year and who, during the look-back year: (i) received Compensation from the Company in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code);
(ii) received Compensation from the Company in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Company and received Compensation during such year that is greater than fifty (50%) percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the one hundred (100) Employees who received the most Compensation from the Company during the determination year; and (ii) Employees who are five (5%) percent owners at any time during the look-back year or determination year.

     If no officer has satisfied the Compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

     For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve (12) month period immediately preceding the determination year.

     A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's fifty-fifth (55th) birthday.

     If an Employee is, during a determination year or look-back year, a family member of either a five (5%) percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten (10) most Highly Compensated Employees ranked on the basis of Compensation paid by the Company during such year, then the family member and the five (5%) percent owner or top ten (10) Highly Compensated Employee shall be aggregated. In such case, the family member and five (5%) percent owner or top ten (10) Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and five (5%) percent owner or top ten (10) Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.
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     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

1.23 "Hour of Service" means:

     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company. These hours will be credited to the Employee for the computation period in which the duties are performed; and
     (b) Each hour for which an Employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence. No more than five hundred one (501) Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated herein by this reference; and
     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. The same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     Hours of Service will be credited for employment with other members of an Affiliated Service Group (under Section 414(m) of the Code), a Controlled Group (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the adopting Employer is a member, and any other entity required to be aggregated with the Company pursuant to Section 414(o) of the Code and the regulations thereunder.

     Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) or (o) of the Code and the regulations thereunder.

     Notwithstanding any provision in this Plan to the contrary, Hours of Service shall not be credited for severance pay.

1.24 "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

     A Leased Employee shall not be considered an Employee of the recipient if: (i) such Employee is covered by a money purchase pension plan
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providing:  (1) a nonintegrated employer contribution rate of at least ten
(10%) percent of Compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Company pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of

the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty (20%) percent of the recipient's nonhighly compensated workforce.

1.25 "Leave of Absence" means any leave of absence which may be granted by the Company in accordance with reasonable standards and policies uniformly observed and consistently applied and may include, by way of illustration and not limitation, leaves of absence granted because of illness of the Employee or of his family members, vacations without pay, and pursuit of educational or vocational studies.

1.26 "Life Annuity" means a benefit payable in equal monthly amounts for the life of the annuitant and ceasing with the payment made on the first day of the month in which the annuitant dies.

1.27 "Limitation Year" means, for purposes of complying with Section 415 of the Code, a Plan Year.

1.28 "Maternity/Paternity Leave" means a temporary cessation from active employment with the Company or with any member of the Controlled Group which begins on or after the first day of the first Plan Year beginning after December 31, 1984, for any of the following reasons:

     (a)  the pregnancy of the Employee;

     (b)  the birth of a child of the Employee;

     (c) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

     (d) the caring for such child for a period beginning immediately following such birth or placement; provided, however, that in order for an Employee's absence to qualify as a Maternity/ Paternity Leave of Absence, the Employee must furnish the Committee in a timely manner, with such information and documentation as the Committee may reasonably request to establish that the absence from work is for reasons referred to above and the number of days for which there was such absence.

1.29 "Named Fiduciary" means the Company.

1.30 "Normal Retirement Age" means the later of:

     (a)  the date a Participant attains age sixty-five (65); or

     (b) the fifth (5th) anniversary of the date as of which the Participant commenced employment.

1.31 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

1.32 "OBRA '93" means the Omnibus Reconciliation Act of 1993.
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1.33 "Participant" means a person who meets the requirements of Article 2,
9 or 10 for participation in the Plan, including a former Participant.

1.34 "Plan" means the CURTISS-WRIGHT CORPORATION RETIREMENT PLAN, as set forth herein and as it may be amended.

1.35 "Plan Year" means:

     (a) prior to May 1, 1966, a twelve (12) month period starting May 1 and ending April 30 of the succeeding year; and
     (b) the eight (8) month period starting May 1, 1966 and ending December 31, 1966; and
     (c) commencing with January 1, 1967, a twelve (12) month period starting January 1 and ending December 31 of the same calendar year.

1.36 "Present Value" means the Actuarial Equivalent, as defined in Section 1.01, of the Normal Form of Benefit.

1.37 "Qualified Joint and Survivor Annuity" means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse, which is not less than fifty (50%) percent and not more than one hundred (100%) percent of the amount of the annuity, which is payable during the joint lives of the Participant and the Spouse, and which is the amount of benefit which can be purchased with the actuarial equivalent of the Participant's vested retirement benefit.

1.38 "Service" means all periods of employment with the Company. The period of employment begins when a Participant first completes one (1) Hour of Service and ends on the earlier of the date the Employee resigns, is discharged, retires, dies or, if the Employee is absent for any other reason, on the first anniversary of the first day of such absence (with or without pay) from the Company. If an Employee is absent for any reason and returns to the employ of the Company before incurring a One-Year Break in Service, he will receive credit for his period of absence up to a maximum of twelve (12) months. Service subsequent to a One-Year Break in Service will be credited as a separate period of employment.

1.39 "Severance From Service Date" means the earliest of the date on which an Employee (a) resigns, retires, is discharged or dies, or (b) the first anniversary of the first date of absence for any reason.

1.40 "Spouse" means the person to whom the Participant is legally married at the earlier of the Participant's death or the date on which payment of the Participant's benefits commence, and any former Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code ("QDRO"). Except as otherwise required pursuant to a QDRO, an individual shall not be considered to be a Spouse eligible to receive the Spouse's Survivor Annuity pursuant to Section 8.01, unless such individual was married to the Participant for the one-year period ending on the Participant's death.

1.41 "Taxable Wage Base" means the maximum amount of earnings which may be considered wages with respect to any Plan Year under Code Section
3121(a)(1) and determined as of the first day of each such Plan Year.

1.42 "Trust" means the trust created by the Trust Agreement.

1.43 "Trust Agreement" means the agreement entered into with a bank or trust company establishing the Trust under the Plan for the purpose of
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holding contributions under the Plan and for the payment of benefits under the Plan, as such agreement may be amended from time to time.

1.44 "Trust Fund" means the assets of the Trust.

1.45 "Trustee" means the person or persons acting as trustee or trustees hereunder at any time or from time to time. A Trustee shall be deemed to be a "named fiduciary" pursuant to Section 402(a)(1) of ERISA.

1.46 "Vesting Year of Service" means any Plan Year during which the Employee is credited with at least one thousand (1,000) Hours of Service. Vesting Years of Service shall include all Years of Service prior to this restatement for which such Employee received a Year of Service for vesting purposes under the terms of the Prior Plan or under the terms of either the METAL IMPROVEMENT COMPANY, INC. RETIREMENT INCOME PLAN or the CURTISS-WRIGHT FLIGHT SYSTEMS/SHELBY, INC. CONTRIBUTORY RETIREMENT PLAN. If the Company maintains the Plan of a predecessor Employer, Service with such Employer will be treated as Service for the Company.

1.47 "Year of Eligibility Service" means the completion of a twelve (12) consecutive month period of Service which commences on the date the Employee first completes one (1) Hour of Service.

1.48 "Year of Credited Service" means each year with the Company with respect to which benefits are treated as accruing on behalf of the Participant for such year pursuant to Section 1.13 of the Plan.

1.49 "Year of Service" means, unless otherwise indicated, twelve (12) consecutive months of Service.
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                                   ARTICLE 2

                                  ELIGIBILITY

2.01 Eligibility for Participation.

     (a) Any non-union Employee and any union Employee (whose union has negotiated a benefit under this Plan), employed by the Company as of the Effective Date, shall become a Participant under this Plan as of the Effective Date.

     (b) Any future non-union Employee and union Employee (whose union has negotiated a benefit under this Plan), shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he completes his Year of Eligibility Service, provided that he satisfies the following eligibility requirements:

          (i)  He shall be a salaried or hourly Employee;

         (ii) He shall either be employed by the Company in the United States, or, if he is in the employ of a participating subsidiary and/or constituent corporation now or hereafter organized under the laws of a country, or political subdivision thereof, foreign to the United States of America, he shall be a citizen of the United States of America.

2.02 Break in Service. There are no Breaks in Service under the terms of this Plan.



                                   ARTICLE 3

                             COMPANY CONTRIBUTIONS


3.01 Amount. Effective September 1, 1994, no contribution shall be required of any Participant as a condition of his participation in the Plan. The Company shall contribute to the Plan, for each Plan Year at least the amount, if any, necessary to satisfy the minimum funding requirements of the Code for such Plan Year.

3.02 Payment. Company contributions for any Plan Year shall be paid in cash to the Trustee no later than the date prescribed by Section 412 of the Code (and the regulations thereunder) for meeting the minimum funding requirements for such Plan Year.

3.03 Forfeitures. Any forfeitures arising under the Plan shall be used to reduce the Company's contribution.

3.04 Return of Company Contributions. A contribution made by the Company may be returned to the Company if:

     (a) the contribution is made by the reason of a mistake of fact, provided such contribution is returned within one year of the mistaken payment, or

     (b) the contribution is conditioned on its deductibility for Federal income tax purposes (each contribution shall be deemed to be so conditioned unless otherwise stated in writing by the Company) and such deduction is disallowed; provided such contribution is returned within one year of the disallowance of the deduction for Federal income tax purposes, or

     (c) the contribution is made prior to the receipt of a determination letter of the Internal Revenue Service as to the initial qualification of the Plan under Section 401(a) of the Code and no favorable determination letter is received; provided that any contribution made incident to that initial qualification must be returned to the Company within one year after the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

     The amount of any contribution which may be returned shall be reduced to reflect its proportionate share of any net investment loss in the Trust Fund. In the event Subsection (c) applies, the returned contribution may include any net investment earnings or gains in the Trust Fund.



                                   ARTICLE 4

                           CASH BALANCE CONTRIBUTIONS
                            AND CREDITS TO ACCOUNTS

4.01 Accounts. A Cash Balance Account shall be established and maintained for each Participant to which credits shall be made pursuant to the provisions of this Article 4. The Cash Balance Accounts established and maintained pursuant to this Article 4 are intended to be only bookkeeping accounts and neither the maintenance nor the making of credits to such Accounts shall be construed as an allocation of assets of the Plan to, or a segregation of such assets in, any such Account, or otherwise as creating a right in any person to receive specific assets of the Plan. Benefits provided under the Plan shall be paid from the general assets of the Trust in the amounts, in the forms and at the times provided under the terms of the Plan.

4.02 Pay Based Credits. On the last day of each Plan Year, there shall be credited to the Cash Balance Account of each Participant three percent (3%) of such Participant's Compensation earned during that Plan Year.

     For the Plan Year ending December 31, 1994, Compensation shall only include that Compensation earned during the period from September 1, 1994 through December 31, 1994.

4.03 Interest Credits. Each Participant's Cash Balance Account shall be increased in the manner described in Subsection (b) below by an Interest Credit ("Interest Credit") determined in accordance with Subsection (a) below:

     (a) The Interest Credits for a Plan Year shall, to the nearest .01%, be the greater of either (i) or (ii) below:

          (i) One hundred twenty (120%) percent of the rate on Treasury Constant Maturities, 1-YEAR, as published in the Federal Reserve
Statistical Release, or its replacement publication, for the first week ending in January during such year.

         (ii) The current annual effective yield on the Guaranteed Investment Contract (GIC) portfolio under the CURTISS-WRIGHT CORPORATION SAVINGS AND INVESTMENT PLAN on the first day of the Plan Year.

     (b) Until payment of a Participant's benefit begins, his Cash Balance Account shall be increased at the end of the Plan Year by an amount equal to the Interest Credits for such year multiplied by the balance of the Cash Balance Account as of the end of the Plan Year.

4.04 Vesting. The interest of a Participant in his Cash Balance Account shall be vested in accordance with Article 5 of this Plan.

4.05 Distribution of Cash Balance Account.

     (a) A Participant shall be entitled to commence distribution of the vested portion of his Cash Balance Account upon the earlier of: (i) his attainment of Normal Retirement Age, (ii) his Early Retirement Date,
(iii) his Disability Retirement Date or (iv) the date he separates from Service with the Company.

     (b) A Participant's Cash Balance Account shall be distributable pursuant to a form of payment permissible under Article 7 as elected by the Participant.

4.06 Death Benefit.

     (a) Subject to the form of distribution requirements of Section 8.01 of the Plan, if a Participant who has a vested Cash Balance Account dies before commencement of the payment of such vested Cash Balance Account, a death benefit shall be payable to the Participant's Beneficiary pursuant to a form of payment permissible under Article 7 of the Plan as elected by the Beneficiary. If the Participant dies after payment of the Participant's vested Cash Balance Account has commenced, any death benefit shall be determined and payable according to the form of payment applicable under
Article 7 of the Plan as elected by the Participant.

     (b) Subject to the spousal consent requirements of Section 8.01 of the Plan, the Participant may, by written designation filed with the Committee, designate one or more Beneficiaries to receive payment under this Article and may rescind or change any such designation.




                                   ARTICLE 5

                                    VESTING

5.01 Vesting Schedule.

     (a) Normal Retirement Benefit. Upon termination of Service prior to Normal Retirement Date, the interest of a Participant in his Normal Retirement Benefit shall be vested in accordance with the following schedule based on the number of Vesting Years of Service of the Participant on the date of termination of employment:

     IF VESTING YEARS OF                THE PARTICIPANT'S
     SERVICE AS OF THE DATE             NONFORFEITABLE
     OF TERMINATION EQUAL:              PERCENTAGE IS:
     ----------------------             -----------------
           4 or less                           0%
           5 or more                          100%

     (b) Cash Balance Account. Upon termination of Service prior to attaining his Normal Retirement Age, the interest of a Participant in his Cash Balance Account shall be vested in accordance with the following schedule based on the number of Vesting Years of Service of the Participant on the date of his termination of Service:

     IF VESTING YEARS OF                THE PARTICIPANT'S
     SERVICE AS OF THE DATE             NONFORFEITABLE
     OF TERMINATION EQUAL:              PERCENTAGE IS:
     ----------------------             -----------------
               1                               20%
               2                               40%
               3                               60%
               4                               80%
               5                              100%

5.02 Break in Service. There are no Breaks in Service under the terms of this Plan.

5.03 Forfeitures.

     (a) In the case of a termination of a Participant's employment for any reason, if as of the date of such termination the Participant was not fully vested in his retirement benefit, the Participant may elect, subject to the limitations of Articles 4, 6 and 7 of the Plan, to receive a distribution of the entire vested portion of such retirement benefit and the nonvested portion will be treated as a forfeiture.

     (b) If a Participant receives or is deemed to receive a distribution pursuant to this Section and the Participant resumes covered employment under the Plan, he or she shall have the right to restore his or her Company-derived retirement benefit (including all optional forms of benefits and subsidies relating to such benefits) to the extent forfeited upon the repayment to the Plan of the full amount of the distribution plus interest, compounded annually from the date of distribution at the rate determined for purposes of Section 411(c)(2)(C) of the Code. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Company.

     If a Participant is deemed to receive a distribution pursuant to this Section, and the Participant resumes employment covered under this Plan, upon the reemployment of such Participant, the Company-derived retirement benefit will be restored to the amount of such retirement benefit on the date of such deemed distribution.

     (c) If the present value of a Participant's vested retirement benefit derived from Company and Participant contributions exceeds (or at the time of any prior distribution exceeds) $3,500, and the retirement benefit is immediately distributable, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such retirement benefit. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the ninety (90) day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's retirement benefit is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice require-ments of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date.

     Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the retirement benefit is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy
Section 401(a)(9) or Section 415 of the Code.

     A retirement benefit is immediately distributable if any part of the retirement benefit could be distributed to the Participant (or surviving Spouse) before the Participant attains (or would have attained if not deceased) the Normal Retirement Age.

5.04 Prior Vesting Schedule.

     (a) Notwithstanding the vesting schedule hereinabove, the vested percentage of a Participant's retirement benefit shall not be less than the vested percentage attained as of the Effective Date.

     (b) A Participant with at least three (3) Years of Service as of the Effective Date may elect to have his nonforfeitable percentage computed under the Prior Plan. Notwithstanding the foregoing, for Plan Years beginning before December 31, 1988, or with respect to Participants who fail to complete at least one Hour of Service in a Plan Year beginning after December 31, 1988, five (5) shall be substituted for three (3) in the preceding sentence. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the Effective Date of the amendment and shall end sixty (60) days after the latest of:


          (i)  the adoption date of the amendment,

         (ii)  the effective date of the amendment, or

        (iii) the date the Participant receives written notice of the amendment from the Company or Plan Administrator.

          Except, however, any Employee who was a Participant as of the Effective Date of this restatement and who completed three (3) Years of Service shall be subject to the pre-amendment vesting schedule provided such schedule is more liberal than the new vesting schedule. Notwithstanding the foregoing, for Plan Years beginning before December 31, 1988, or with respect to Employees who fail to complete at least one Hour of Service in a Plan Year beginning after December 31, 1988, five (5) shall be substituted for three (3) in the preceding sentence.

          This election hereinabove shall also be applicable when a Top-Heavy Plan reverts to non Top-Heavy status.


                                   ARTICLE 6

                 AMOUNT AND COMMENCEMENT OF RETIREMENT BENEFIT

6.01 Normal Retirement. A Participant who retires on his Normal Retirement Date shall be entitled to his Normal Retirement Benefit. The Participant shall be entitled to receive a Normal Retirement Benefit, the Actuarial Equivalent of which is equal to the sum of (a) and (b) below:

          (a) Service Before September 1, 1994. A Participant's accrued benefit under the Prior Plan as of August 31, 1994 multiplied by the factor below:

               (i)  The numerator shall be the greater of the Partici-

pant's Average Compensation as of August 31, 1994 or the Participant's Average Compensation at retirement.

              (ii) The denominator shall be the Participant's Average Compensation as of August 31, 1994.

          If a Participant elects pursuant to Section 6.07(e) of the Plan to receive a distribution of his employee contributions to the Plan, the accrued benefit under the Prior Plan as of August 31, 1994, as adjusted above, shall be reduced by the Actuarial Equivalent of the amount actually distributed to the Participant.

          (b) Service After August 31, 1994. One and one-half (1 1/2 %) percent of Average Compensation in excess of Covered Compensation multiplied by the Participant's total number of Years of Credited Service (up to a maximum of 35 years) plus one percent of Average Compensation up to Covered Compensation multiplied by the Participant's total number of Years of Credited Service (up to a maximum of 35 years).

6.02 Minimum Retirement Benefit. A minimum retirement benefit equal to the greater of (a) or (b) below shall be provided for "contributing participants" as such term is defined under the Prior Plan, who attained age fifty-five (55) with sixty (60) months of contributory Service ending on August 31, 1994.

          (a)  The Normal Retirement Benefit under the Plan;
          (b)  The Participant's Prior Plan benefit calculated pursuant to
Section 6.15.

6.03 Early Retirement. If a Participant's Service terminates on or after the Participant's Early Retirement Date, the Participant shall be entitled to receive his Normal Retirement Benefit determined as of the date on which the Participant terminated Service; provided, however, that in no event shall the Normal Retirement Benefit of any Participant who continues to perform Service after the Early Retirement Date be reduced as a result of such continued Service. Should the Participant elect to receive his Normal Retirement Benefit prior to the Normal Retirement Age, the Participant shall be entitled to a retirement benefit that is equal to his Normal Retirement Benefit multiplied by the applicable Early Retirement Factor below. The Normal Retirement Benefit shall be payable in one of the forms provided in Article 7 of the Plan and shall commence on the first day of the month following the date on which the Paant's Prior Plan benefit calculated pursuant to Section 6.15.

6.03 Early Retirement. If a Participant's Service terminates on or after the Participant's Early Retirement Date, the Participant shall be entitled to receive his Normal Retirement Benefit determined as of the date on which the Participant terminated Service; provided, however, that in no event shall the Normal Retirement Benefit of any Participant who continues to perform Service after the Early Retirement Date be reduced as a result of such continued Service. Should the Participant elect to receive his Normal Retirement Benefit prior to the Normal Retirement Age, the Participant shall be entitled to a retirement benefit that is equal to his Normal Retirement Benefit multiplied by the applicable Early Retirement Factor below. The Normal Retirement Benefit shall be payable in one of the forms provided in Article 7 of the Plan and shall commence on the first day of the month following the date on which the Participant terminates Service.

                 Early Retirement Factors (Schedule A):
          Age            Factor            Age            Factor
         -----          --------          -----          --------
           64              98%              59              87%
           63              96%              58              84%
           62              94%              57              81%
           61              92%              56              78%
           60              90%              55              75%

          If the sum of a Participant's Age and Years of Service exceed eighty (80), then one (1%) percent multiplied by the said sum in excess of eighty (80) shall be added to the applicable Early Retirement Factor. The Early Retirement Factor, as adjusted, shall not exceed one hundred (100%) percent.

6.04 Deferred Retirement. If a Participant should continue Service beyond his Normal Retirement Age, the Participant shall continue his accrual of benefits in accordance with Section 6.01 of the Plan.

6.05      Disability Retirement.

          (a) If, prior to his Normal Retirement Date or other termination of employment with the Company, a Participant who shall have completed at least five (5) Years of Credited Service retires by reason of becoming totally and permanently disabled in a manner which would qualify him to receive disability benefits under the Social Security Act ("Disability Retirement"), he shall have a right to his Normal Retirement Benefit as of his Disability Retirement Date.

          (b) Disability Retirement Benefit payments to a Participant shall commence on the first to occur of (i) his Normal Retirement Date;
(ii) the first day of the month following the date payment of the disability benefits under the Company's Long Term Disability Plan are terminated; or (iii) such other earlier date as shall be determined by the Committee.

          (c) If the Participant is married on the date his Disability Retirement Benefit Commences, his benefits shall be paid in the form of a Joint and Survivor Annuity unless the necessary election and consent were made for an alternative form of benefit payment under the Plan.

          (d) The Committee may require that a Participant receiving a Disability Retirement Benefit periodically submit proof of his continued disability.

          (e) A Participant who elects Disability Retirement shall continue to receive credit for Years of Credited Service and Vesting Years of Service until his Normal Retirement Date and shall be deemed to receive Compensation in each such year in an amount equal to his Compensation on the date on which payment of his Long Term Disability benefits commenced.

6.06 Termination of Service After August 31, 1994. A Participant who separates from Service shall be entitled to receive a distribution equal to the Actuarial Equivalent of his Normal Retirement Benefit. In the event of such an election, the vested retirement benefit shall commence as soon as administratively practicable following the Participant's separation from Service. The vested retirement benefit shall be payable in one of the forms provided in Article 7 of the Plan.

6.07      Employee Contributions.

          (a) Effective September 1, 1994, no contribution shall be required of any Participant as a condition of his participation in the Plan. The provisions of the Prior Plan shall govern mandated employee contributions required before September 1, 1994.

          (b) For periods before September 1, 1994, interest on the employee contributions shall be calculated pursuant to the terms of the Prior Plan.

          (c) For periods on or after September 1, 1994, interest on the employee contributions shall be calculated using the Code Section 417 interest rates.

          (d) A Participant may request a distribution of his employee contributions plus accrued interest thereon at any time, in writing, on a form or forms prescribed by the Committee. Such distribution will be in a lump sum cash payment equal to the aggregate of his employee contributions plus accrued interest thereon. Such a distribution shall reduce the Participant's retirement benefit under Section 6.01(a) of the Plan by the Actuarial Equivalent of the amount actually distributed to the Participant.

6.08      Leave of Absence.

          (a) If a Participant is on an approved Leave of Absence, the Participant's retirement benefit shall be equal to the Participant's retirement benefit determined as of the beginning of such Leave of Absence. If the Participant returns to Service immediately following such approved Leave of Absence, the Participant's retirement benefit will be determined by including the period during such Leave of Absence in the Participant's Years of Service.

          (b) The provisions of this Section 6.08, including the conditions for granting a Leave of Absence, shall be applied on a uniform and nondiscriminatory basis for Participants under all qualified plans maintained by the Company.

6.09      Deferred Commencement of Benefits.

          (a) Subject to Section 7.03 of the Plan, a Participant may elect, in the form and manner prescribed by the Committee, to defer payment of his vested Normal Retirement Benefit to a date specified by the Participant.
          (b) If payment of the Participant's vested Normal Retire-ment Benefit commences after the Participant's Normal Retirement Date, the Participant shall be entitled to a retirement benefit that is equal to his Normal Retirement Benefit multiplied by the applicable Deferred Retirement Factor below.
                       Deferred Retirement Factors:
          ------------------------------------------------------
          Age            Factor            Age            Factor
         -----          --------          -----          --------
           66            1.1049             71            1.9071
           67            1.2244             72            2.1505
           68            1.3608             73            2.4355
           69            1.5175             74            2.7710
           70            1.6980             75            3.1687

6.10 Deductions for Disability Benefits. In determining benefits payable to any Participant, a deduction shall be made equivalent to all or any part of the following benefits payable to such pensioner by reason of any law of the United States, or any political subdivision thereof, which has been or shall be enacted, provided that such deduction shall be to the extent that such benefits have been provided by premiums, taxes or other payments paid by or at the expense of the Company:

          (a) Disability benefits, other than a Primary Insurance Amount payable under the Federal Social Security Act as now in effect or as hereafter amended.
          (b) Workers' Compensation (including hearing, pulmonary, ocular, and other occupational diseases and accident claims but excluding statutory payments for loss of any physical or bodily members such as leg, arm or finger) for Workers' Compensation awards granted subsequent to March 1, 1978, for Wood-Ridge and Nuclear facilities; January 9, 1978 for Curtiss-Wright Flight Systems, Inc.; May 5, 1978 for Target Rock Corp.; July 28, 1987 for Buffalo facility; and March 1, 1978 for the Corporate Office.

6.11 Mandatory Commencement of Benefits. Unless a Participant elects otherwise, payment of the Participant's vested retirement benefit must commence not later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of:

          (a) the Participant attains the earlier of age sixty-five (65) and the Normal Retirement Age,
          (b)  the date the Participant's Service terminates or
          (c) the tenth (10th) anniversary of the year in which the Participant commenced Plan participation.

6.12      Maximum Retirement Benefit.

          (a) The retirement benefit payable from the Plan, together with the Annual Benefits payable to a Participant under all other plans of the Controlled Group that are defined benefit plans under Section 414(j) of the Code, shall not in any Limitation Year exceed the lesser of either (i) or
(ii) hereinbelow:

               (i)  Defined Benefit Dollar Limitation:  $90,000.
Effective on January 1, 1988, and each January thereafter, the $90,000 limitation above will be automatically adjusted by multiplying such limit by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code in such manner as the Secretary shall prescribe. The new limitation will apply to Limitation Years ending within the calendar year of the date of the adjustment.

              (ii) One hundred (100%) percent of the average Compensation of a Participant for the three (3) consecutive calendar years for which such average is highest.

          The limitation in this paragraph is deemed satisfied if the Annual Benefit payable to a Participant is not more than $1,000 multiplied by the Participant's number of Years of Service or parts thereof (not to exceed ten (10)) with the Company, and the Company has not at any time maintained a defined contribution plan, a welfare benefit plan as defined in Section 419(e) of the Code, or an individual medical account as defined in Section 415(l)(2) of the Code in which such Participant participated.

          (b) Annual Benefit shall mean a retirement benefit under the Plan which is payable annually in the form of a straight Life Annuity. Except as provided below, a benefit payable in a form other than a straight Life Annuity must be adjusted to an actuarially equivalent straight Life Annuity before applying the limitations of this Article. The interest rate used under this subparagraph (b) will be five (5%) percent. The Annual Benefit does not include any benefits attributable to voluntary contribu-tions, rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Company. No actuarial adjustment to the benefit is required for:

               (i)  the value of a Qualified Joint and Survivor Annuity,

              (ii) the value of benefits that are not directly related to retirement benefits (such as the qualified disability benefit, pre-retirement death benefits, and post-retirement medical benefits), and

             (iii) the value of post-retirement cost-of-living increases made in accordance with Section 415(d) of the Code and Section 1.415-3(c)(2)(iii) of the Treasury Regulations.

          Projected Annual Benefit means the Annual Benefit to which a Participant would be entitled under the terms of the Plan assuming:

               (i) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

              (ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

          (c) Compensation shall mean, for purposes of this Section, wages, salaries, and fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances), and excluding the following:

               (i) Company contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed, or Company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;
              (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
             (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
              (iv) Other amounts which receive special tax benefits, or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

          For any self-employed individual, compensation will mean earned income.
          For Limitation Years beginning after December 31, 1991 for purposes of applying the limitations of this Article 6, compensation for a Limitation Year is the compensation actually paid or includable in gross income during such Limitation Year.

          (d) If the Participant has less than ten (10) Years of Credited Service with the Company, the Defined Benefit Dollar Limitation is reduced by one-tenth (1/10) for each year of participation (or part thereof) less than ten (10). To the extent provided in regulations or in other guidance issued by the Internal Revenue Service, the preceding sentence shall be applied separately with respect to each change in the benefit structure of the Plan.

          If the Participant has less than ten (10) Years of Service with the Company, the Compensation limitation is reduced by one-tenth (1/10th) for each Year of Service (or part thereof) less than ten (10). The adjustments of this Section (d) shall be applied in the denominator of the defined benefit fraction based upon Years of Service. Years of Service shall include future years occurring before the Participant's Normal Retirement Age. Such future years shall include the year which contains the date the Participant reaches Normal Retirement Age, only if it can be reasonably anticipated that the Participant will receive a Year of Service for such year.

          (e) If the Annual Benefit of the Participant commences before the Participant's social security retirement age, but on or after age sixty-two (62), the Defined Benefit Dollar Limitation shall be determined as follows:

               (i) If a Participant's social security retirement age is sixty-five (65), the dollar limitation for benefits commencing on or after age sixty-two (62) is determined by reducing the Defined Benefit Dollar Limitation by five-ninths (5/9) of one (1%) percent for each month by which benefits commence before the month in which the Participant attains age sixty-five (65).
              (ii) If a Participant's social security retirement age is greater than sixty-five (65), the dollar limitation for benefits commencing on or after age sixty-two (62) is determined by reducing the Defined Benefit Dollar Limitation by five-ninths (5/9) of one (1%) percent for each of the first thirty-six (36) months and five-twelfths (5/12) of one (1%) percent for each of the additional months (up to twenty-four (24) months) by which benefits commence before the month of the Participant's social security retirement age.

          (f) If the Annual Benefit of a Participant commences prior to age sixty-two (62), the Defined Benefit Dollar Limitation shall be the actuarial equivalent of an annual benefit beginning at age sixty-two (62), as determined in Section (e) above, reduced for each month by which benefits commence before the month in which the Participant attains age sixty-two (62). The interest rate used under this subparagraph (f) will be five (5%) percent. The mortality table used under this subparagraph (f) will be the GAM 83 Male and Female Blended 80% Male and 20% Female. Any decrease in the Defined Benefit Dollar Limitation determined in accordance with this Section (f) shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Partici-pant.

          (g) If the Annual Benefit of a Participant commences after the Participant's social security retirement age, the Defined Benefit Dollar Limitation shall be increased so that it is the actuarial equivalent of an annual benefit of such dollar limitation beginning at the Participant's social security retirement age. The interest rate used under this subparagraph (g) will be five (5%) percent. The mortality table used under this subparagraph (g) will be the GAM 83 Male and Female Blended 80% Male and 20% Female.
          (h) If the benefit limitations of this Section 6.12 are exceeded in any Plan Year solely because the Plan is aggregated with one or more other defined benefit plans of any member of the Controlled Group, the amount of any benefit that would otherwise be accrued under such other plans shall be reduced so that (to the extent possible) such limitations are not exceeded before any adjustment is required under this Plan.
          (i) In the case of an individual who was a Participant in one or more defined benefit plans of the Company and/or any other member of the Controlled Group on or before January 1, 1983, the maximum benefit for such Participant under this Section 6.12 shall not be less than the current accrued benefit under such plan or plans at the close of the last Limitation Year beginning before January 1, 1983 if such plan or plans met the requirements of Section 415 of the Code, as in effect on July 1, 1982, for all years.
          (j) In the case of an individual who was a Participant in one or more defined benefit plans of the Company and/or any other member of the Controlled Group on or before January 1, 1987, the maximum benefit for such Participant under this Section 6.12 shall not be less than the current accrued benefit under such plan or plans at the close of the last Limitation Year beginning before January 1, 1987 if such plan or plans met the requirements of Section 415 of the Code, as in effect on May 6, 1986, for all years.
          (k) If a Participant also participates, or previously participated, in one or more defined contribution plans (as defined in Section 414(i) of the Code), or a welfare benefit fund, as defined in
Section 419(e) of the Code maintained by any member of the Controlled Group, or an individual medical account, as defined in Section 415(l)(2) of the Code, which provides an annual addition as defined in Code Section 415(c), the sum of the following fractions shall not exceed 1.0 as of the end of any Limitation Year.
               (i) Defined Contribution Fraction: A fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Company for the current and all prior Limitation Years (including the annual additions attributable to the Participant's voluntary contributions to this and all other defined benefit plans (whether or not terminated) maintained by the Company, and the annual additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, or individual medical accounts, as defined in Section 415(l)(2) of the Code, maintained by the Company, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Company (regardless of whether a defined contribution plan was maintained by the Company).

          The maximum aggregate amount in any Limitation Year is the lesser of one hundred twenty-five (125%) percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under
Section 415(c)(1)(A) of the Code or thirty-five (35%) percent of the Participant's Compensation for such year.

          If the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Company which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

          The annual addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all voluntary contributions as annual additions.

              (ii) Defined Benefit Fraction: A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Company, and the denominator of which is the lesser of one hundred twenty-five (125%) percent of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or one hundred forty (140%) percent of the highest average Compensation, including any adjustments under Section 415(b) of the Code.

          Notwithstanding the above, if the Participant was a participant as of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five (125%) percent of the sum of the Annual Benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986.
The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

          (l) The Committee may elect to compute the Defined Contribution Fraction for all Participants for all Limitation Years ending before January 1, 1983 by using the "transition fraction" (as defined in Section 415(e) of the Code). In the event the limitation imposed by paragraph (a) of this Section is exceeded as of the last day of the last Limitation Year beginning before January 1, 1983, with respect to a Participant, but the limitation imposed by such paragraph (a) was not exceeded with respect to the Participant in any prior Limitation Years, then the numerator of the Participant's Defined Contribution Fraction shall be reduced in accordance with Treasury Regulations as necessary so that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction does not exceed 1.0 as of the end of such Limitation Year.
          (m) The "125%" applied in paragraph (k)(i) of this Section 6.12 shall be reduced to "100%" for any Limitation Year in which either:
               (i) the Plan is included in an "Aggregation Group" (as defined in Section 14.02) which is "Top Heavy" (as defined in Section 14.02) and the Plan or any other plan within such "Aggregation Group" fails to provide the minimum benefit prescribed by Section 416(h) of the Code and the regulations thereunder; or

              (ii) the Plan is included in an "Aggregation Group" which is "Top Heavy" if "90%" were substituted for "60%" in Section 14.02 of the Plan.

          (n) If the limitations of this Section 6.12 are exceeded in any Limitation Year because the aggregation of the Plan with one or more defined contribution plans produces a fraction that exceeds 1.0, the retirement benefit to which the Participant would otherwise be entitled under the Plan shall be reduced so that such fraction does not exceed 1.0.

6.13 Applicable Employer. For purposes of this Article 6, Employer shall mean the Employer that sponsors this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or business (as defined in Code Section 414(c) as modified by Code Section 415(h) of the Code), or Affiliated Service Groups (as defined in Code
Section 414(m) of the Code) of which the sponsoring Employer is a part, and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

6.14 Incorporation by Reference. Notwithstanding anything hereinabove to the contrary, the limitations, adjustments and other requirements prescribed in this Article shall at all times comply with the provisions of Section 415 of the Code and the regulations thereunder, the terms of which are specifically incorporated herein by reference.

6.15 Prior Plan Benefit For Vested Employees Terminated Prior To September 1, 1994 And Current Employees Who Attained Age Fifty-Five (55) With Sixty (60) Continuous Months Of Contributory Active Service Ending On August 31, 1994.

          (a) Normal Retirement Benefit. A Participant who retires on his Normal Retirement Date shall be entitled to his Normal Retirement Benefit calculated as of the date he retires. The Normal Retirement Benefit of a Participant shall be an annual annuity benefit (payable monthly) equal to the sum of the following:

               (i) A Past Service Benefit if he shall have become an active Participant as of May 1, 1953, shall have been a continuous Participant (whether active or suspended) during the period of his employment on and after May 1, 1953, and shall have made contributions while an active Participant during such period;

              (ii) A Future Service Benefit if he shall have made contributions while an active Participant;
             (iii) A Supplemental Benefit if he shall have made contributions while an active Participant;
              (iv)  A Pension Equivalent Benefit; and
               (v) Minus the value of contributions that the Participant would have made from September 1, 1994, if permitted, to the Participant's retirement date.

                    (A) The "Past Service Benefit" of a Participant eligible therefor shall be equal to three-quarters percent (3/4 %) of his annual earnings on May 1, 1953, multiplied by the number of his Years of Credited Service prior to May 1, 1953.

                    (B) The "Future Service Benefit" of a Participant eligible therefor shall be one percent (1%) of his annual earnings for each year of active participation during which he shall have made contributions under the Plan.

                    (C) The "Supplemental Benefit" of a Participant eligible therefor shall be the benefit calculated under either subparagraph
(1) or (2) below, whichever shall be applicable:

                         (1)  If the Participant shall have been a
continuous Participant (whether active or suspended) for the period from his eligibility date to his Normal Retirement Date and shall have made contributions at all times while an active Participant during such period, two percent (2%) of his final average earnings in excess of $3,600 as determined below, multiplied by the sum of his Years (not in excess of fifteen (15) years) of Credited Service. For purposes of the preceding sentence, "final average annual earnings in excess of $3,600" means (A) for an Employee with five (5) or more years of active participation, the average of the excess of his annual earnings over $3,600 for the five (5) consecutive years of his active participation during his final years of active participation, but not in excess of ten (10), which produce the highest such average, or (B) for an Employee with less than five (5) years of active participation, the average of his annual earnings in excess of $3,600 actually paid to him for the period of his service, not in excess of five (5) years, ending with his last year of active participation.

                         (2)  If the Participant shall not have been a
continuous Participant (whether active or suspended) for the period from his eligibility date to his Normal Retirement Date, or shall not have made contributions at all times while an active Participant during such period, an amount calculated under subparagraph (1) above, as if the Participant had, in fact, been a continuous Participant for such period and made contributions at all times while an active Participant therein, multiplied by a fraction, the numerator of which shall be the sum of his Years of Credited Service (not limited to fifteen (15) years) on the basis of which the Participant shall actually accrue a Past and/or Future Service Benefit under the Plan, and the denominator of which shall be the sum of his Years of Service (whether or not regarded as Credited Service for purposes of the Plan and not limited to fifteen (15) years) on the basis of which the Participant would have been entitled to accrue a Past and/or Future Service Benefit under the Plan if he had, in fact, been a continuous Participant for such period and made contributions while an active Participant therein.

                    (D) The "Pension Equivalent Benefit" of a Participant eligible therefor shall be the monthly pension benefit in accordance with Schedule B attached hereto; provided, however, that the portion, if any, of such Pension Equivalent Benefit which shall have been based upon Years of Credited Service for which the Participant also is entitled to Past and/or Future Service Benefits under this Section 6.15 shall be reduced by the amount of such Past and/or Future Service Benefits.

          (b) Death Benefit. In the event an inactive Participant shall die before retirement, a death benefit shall be payable to his beneficiary equal to the aggregate of his contributions plus interest and any applicable annuity.

          (c)  Severance of Employment Benefit.

               (i) After Vesting Date. If the employment of a Par-ticipant who has made contributions while an active Participant shall be severed after he shall have completed five (5) Years of Credited Service, and before he has reached his Early Retirement Date, he shall be entitled to a Severance of Employment Benefit which shall be an annual annuity benefit commencing as of the first of the month next following his sixty-fifth (65th) birthday, which shall be equal to his Normal Retirement Benefit based upon his Years of Credited Service and years of active participation on the date of his severance of employment. (In the calculation of the Supplemental Benefit of a Participant who severs his employment under this subparagraph (c)(i), the denominator of the fraction referred to in subparagraph (a)(iv)(C)(2) of this Section 6.15 shall include Years of Service the Participant would have had at his Normal Retirement Date if he had remained in the employ of the Company until such date.) Such Participant may elect (by filing a written request therefor with the Committee on such form and on such terms and conditions as the Committee may prescribe) to receive an annual annuity benefit commencing as of the first of any month following his fifty-fifth (55th) birthday, in which event such annual annuity benefit shall be the actuarial equivalent benefit calculated under the preceding sentences of this subparagraph
(c)(i) in accordance with Schedule C attached hereto. The first payment of a benefit under this subparagraph (i) will commence the first of the month next following receipt by the Committee of all completed necessary forms and documentation. On or after January 1, 1976, one (1) Year of Service toward eligibility for a vested benefit will be credited for any Participant who works at least one thousand (1,000) hours in any calendar year.

               In lieu of the foregoing annuity benefits, the Participant may elect (by filing a written request therefor with the Committee on such form and on such terms and conditions as the Committee may prescribe), at any time after the date of his severance of employment and prior to the commencement of said annuity benefit, to receive in a lump sum cash payment the aggregate of his contributions plus interest and a deferred pension benefit equal to the benefit as provided in Schedule D attached hereto paid for solely through Company Contributions.

              (ii) Prior to Vesting Date. If the employment of a Participant who has made contributions while an active Participant shall be severed prior to satisfying the applicable age and service conditions prescribed in subparagraph (i) of this paragraph (d), he shall be entitled, without request therefor, to a Severance of Employment Benefit equal to the aggregate of his contributions plus interest.

             (iii) Deferred Pension Benefit. If the employment of an active Participant was severed after his vested Retirement Benefit Date but prior to September 1, 1994, and he is not entitled to a Normal, Early or Disability Retirement Benefit, he shall be entitled to a Deferred Benefit under this Plan in accordance with Schedule D attached hereto.

          (d) Optional Survivor Benefit. The Participant's fifty-five percent (55%) optional survivor benefit and/or contingent annuitant benefit shall be reduced by a percentage as set forth below for each full month or fraction thereof in effect for such Participant.

     The appropriate percentages are:
               For Coverage While The
               Participant's Age Is          Monthly Percentage
               -----------------------       ------------------
               under 35                             .01%
               35 - 45                              .02%
               45 - 54 and 11 months                .04%

          (e) Optional Annuity Benefits for Deferred Vested Participant. A Participant may elect (by filing a written request therefor with the Committee on such form and on such terms and conditions as the Committee may prescribe).

          For an Employee receiving a benefit with a survivor benefit adjustment, the reduced amount of his monthly benefit shall be equal to an amount determined by multiplying the monthly benefit otherwise payable to the Employee by ninety percent (90%) if the Employee's age and his designated Spouse's age are the same; or, if such ages are not the same, such percentage shall be increased by one-half of one percent (1/2%), up to a maximum of one hundred percent (100%) for each year that the designated spouse's age exceeds the Employee's age and shall be decreased by one-half of one percent (1/2%) for each year that the designated spouse's age is less than the Employee's age, and his or her surviving spouse will receive fifty-five percent (55%) of such annuity benefit.

          A "Contingent Annuity Option" of seventy-five percent (75%) or one hundred percent (100%) with respect to the total of the Supplemental Benefit amount included within his annuity benefit, under which an annuity, on such terms as the Committee may prescribe, shall be payable for the Participant's life and continue after his death, in the same or lesser amount, to and for the life of a selected contingent annuitant; provided, however, that if such selected contingent annuitant is other than the Participant's spouse or physically or mentally disabled child, the amount payable under the option shall be adjusted, if necessary, so that the reduction on account of the option in the Supplemental Benefit otherwise payable to the Participant does not exceed forty percent (40%). Such annuity shall be the actuarial equivalent of the aforesaid Supplemental Benefit amount. Election of a seventy-five (75%) percent or one hundred percent (100%) option shall ordinarily be made at least one year prior to the commencement date of the Participant's annuity benefit which includes a Supplemental Benefit amount in accordance with Schedule E attached hereto; otherwise, the Committee may require evidence satisfactory to it of the Participant's good health.

6.16 Definitions. For purposes of determining a Participant's minimum benefit in accordance with Section 6.15, the following definitions shall apply.

          (a) Credited Service. The term "credited service" shall have the following meanings:
               (i) Service Prior to May 31, 1953. Only Employees who become contributing active Participants as of May 31, 1953 shall be entitled to "credited service" under this subparagraph (a) for any periods prior to May 31, 1953. Such "credited service" shall mean completed years and calendar months of employment prior to May 31, 1953, including the following periods:

                    (A) the period of employment of an Employee with the Company (or with a member of the Controlled Group) following his most recent date of hire preceding May 31, 1953 and prior to his sixty-eighth
(68th) birthday;

                    (B) the period of employment of an Employee with the Company (or with a member of the Controlled Group) preceding his most recent date of hire and prior to his sixty-eighth (68th) birthday; provided, however, that the period of his employment preceding a break in employment (except a break in employment of any duration during the interval commencing August 1, 1945, and ending on or before December 31,
1949) of two (2) or more years shall not be taken into account;

                    (C) any periods of approved Leave of Absence or mili-tary leave during the period(s) defined in paragraphs (A) and/or (B) above.

              (ii) Service Commencing on or After May 31, 1953. "Credit-ed service" after May 31, 1953 shall mean completed years and calendar months of employment commencing on or after May 31, 1953 and shall include the following periods:

                    (A) the periods of employment of an Employee with the Company (or with a member of the Controlled Group) while eligible to participate under the Plan following his most recent date of hire and prior to the earlier of his retirement;

                    (B) any periods of leave of absence approved by the Company in writing, or military leave during the period defined in subparagraphs (i) and (ii) above.

             (iii) Pension Plan Equivalent Service. On and after May 1, 1966, "credited service" of an Employee eligible to participate in this Plan shall include Service which would be creditable under the Curtiss-Wright Pension Plan for any period(s) of his employment not included as Credited Service under subparagraphs (i) and (ii) above.

          (b) Years of Participation. The term "years of participation" shall be Years of Credited Service while a continuous Participant; "years of active participation" shall mean Years of Credited Service while an active Participant, whether or not interrupted by a period or periods of suspended participation; and "years of contributory active participation" shall mean Years of Credited Service while (a) an active Participant prior to May 1, 1966 and (b) a contributing active Participant after May 1, 1966, whether or not interrupted by a period or periods of suspended participation.

          (c) "Annual Earnings" for periods prior to September 1, 1994 shall mean:

               (i) for each calendar month prior to July 1, 1970, one-twelfth (1/12) of his basic salary (on an annual basis) in effect at the beginning of each Plan Year; and
              (ii) for each calendar month after June 30, 1970, one-twelfth (1/12) of the sum of his basic salary (on an annual basis) in effect at the beginning of each Plan Year, plus any cash payments he received in the prior Plan Year under the Company's incentive compensation plan;

          (d) "Interest" for deferred vested prior to September 1, 1994 means interest calculated from the first day of the Plan Year next following the Participant's contribution, compounded annually to the first of any month in which (a) there shall occur an event under the Plan calling for the distribution of an amount plus interest or (b) the Participant's retirement, whichever first occurs. Interest to May 1, 1966 shall be calculated at the rate of two (2%) percent compounded annually; interest from May 1, 1966 to January 1, 1971 shall be calculated at the rate of three and one-half (3 1/2%) percent compounded annually; and interest from January 1, 1971 to December 31, 1975 shall be calculated at the rate of four and one-half (4 1/2%) percent compounded annually. Interest from January 1, 1976 to December 31, 1987 shall be calculated at the rate of five (5%) percent compounded annually; and interest from January 1, 1988 at one hundred twenty (120%) percent of the Federal mid-term rate as at the beginning of the Plan Year compounded annually.



                                   ARTICLE 7

                            FORM OF BENEFIT PAYMENT

7.01 Normal Form of Payment. Unless a Participant has elected pursuant to Section 7.02 of the Plan that his vested Normal Retirement Benefit be paid in another form or to a Beneficiary other than his surviving Spouse, a Participant's vested Normal Retirement Benefit shall be paid in whichever of the following forms is applicable:

          (a) If the Participant does not have a Spouse at the time payment of his vested Normal Retirement Benefit commences, the vested Normal Retirement Benefit shall be payable in the form of a Life Annuity.

          (b) If the Participant has a Spouse at the time payment of the vested Normal Retirement Benefit commences, and the Participant terminates Service after attaining the earlier of his Normal Retirement Age or his Early Retirement Date, the Participant's vested Normal Retirement Benefit shall be payable in the form of a Qualified Joint and Survivor Annuity which is the Actuarial Equivalent of the vested Normal Retirement Benefit payable to the Participant as a Life Annuity.

7.02      Optional Forms of Payment For All Benefits.

          (a) In lieu of the form of payment provided in Section 7.01 of the Plan, a Participant may elect in the manner prescribed by the Committee and during the election period described in Subsection (c) of this Section 7.02, a form of benefit payment provided under Section 7.02(b); provided, however, that any election, made by a Participant who has a Spouse, not to have payment of the Participant's benefits made in the form of a Qualified Joint and Survivor Annuity under Subsection of Section 7.01 of the Plan, as applicable, shall not be effective unless:

               (i) The Spouse of the Participant consents in writing to the election; the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); and the Spouse's consent acknowledges the effect of such election and is witnessed by a member of the Committee or a Notary Public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent).
              (ii) If it is established to the satisfaction of the Committee that the required consent may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as provided in Treasury regulations under the applicable provisions of the Code, a waiver will be deemed a qualified election.

          Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) under this Section 7.02(a) of the Plan shall be effective only with respect to such Spouse. At any time during the election period described in Section 7.02(c) of the Plan, a Participant may, without the consent of the Participant's Spouse, revoke the election pursuant to this Section 7.02(a) of the Plan to have payment of the retirement benefit made in a form other than a Qualified Joint and Survivor Annuity.

          (b) In the event an election is validly made and in effect pursuant to Section 7.02(a) of the Plan not to receive payment of benefits in the normal form provided in Section 7.01, then the benefit payable to a Participant shall be the Actuarial Equivalent of the retirement benefit otherwise payable to the Participant in the form of a Life Annuity. A Participant may, in the form and manner prescribed by the Committee, elect any one of the following optional forms of payment:

               (i)  a Life Annuity payable monthly to the Participant;

              (ii) a joint and survivor annuity under which one hundred (100%) percent, seventy-five (75%) percent, sixty-six and two thirds (662/3%) percent or fifty (50%) percent of the amount payable to the Participant for his life is continued thereafter for the life of a contingent annuitant designated by him, for a period not in excess of the joint life expectancies of the Participant and the Participant's Beneficiary;

             (iii)  a lump sum payment; or

              (iv) one-half (1/2) as a lump sum payment and one-half (1/2) as an annuity.

          (c) Any election not to receive payment of benefits under the Plan in the normal form provided in Section 7.01 of the Plan shall be made at any time during the election period in writing. Any such election may be revoked in writing, and a new election made, at any time during the election period. The election period shall be the ninety (90) day period ending on the Annuity Starting Date.

7.03      Limitation on Optional Forms of Payment.

          (a) Notwithstanding any other Plan provision, payment of the Participant's entire interest in this Plan:

               (i) shall be made to the Participant no later than the Required Beginning Date (as defined in Section 7.03(b) of the Plan), or

              (ii) shall commence not later than the Required Beginning Date (as defined in Section 7.03(b) of the Plan) and be distributable (in accordance with Treasury regulations under Section 401(a)(9) of the Code) over one of the following periods:

                    (A)  the life of the Participant,
                    (B) the joint and survivor lives of the Participant and the Participant's designated Beneficiary,
                    (C) a period certain not extending beyond the life expectancy of the Participant, or
                    (D) a period certain not extending beyond the joint and survivor life expectancies of the Participant and the Participant's designated Beneficiary.

          For purposes of this Section 7.03, the life expectancy of the Participant and the Participant's Spouse, if any, may be redetermined (other than in the case of a life annuity), but no more frequently than annually.

          (b) For purposes of this Section, the Required Beginning Date means the April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

          (c) Notwithstanding any other Plan provision, all distributions required under this Article shall be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Treasury Regulations.

7.04 Notice to Married Participants. No less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, the Committee shall furnish any Participant who has a Spouse, by mail or personal delivery, with a written explanation of (a) the terms and conditions of the Qualified Joint and Survivor Annuity provided in Section
7.01 of the Plan, (b) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (c) the rights of the Participant's Spouse under Section 7.02(b) of the Plan to consent to a waiver of the Qualified Joint and Survivor Annuity form, and (d) the right to make, and the effect of, a revocation of an election to waive payment in the form of a Qualified Joint and Survivor Annuity. Within thirty (30) days following receipt by the Committee of a Participant's written request, the Participant shall be furnished an additional written explanation, in terms of dollar amounts, of the financial effect of an election not to receive the Qualified Joint and Survivor Annuity. The Committee shall not be required to comply with more than one such request.

7.05 Small Payments. If the Actuarial Equivalent of the Partici-pant's vested retirement benefit does not exceed $3,500, then the Committee may pay the present value of the Participant's vested retirement benefit in a lump sum payment to the Participant and the nonvested portion will be treated as a forfeiture.

7.06 Annuity Contract Nontransferable. Any annuity contract distributed herefrom must be nontransferable.

7.07 Conflicts With Annuity Contracts. The terms of any annuity contract purchased and distributed by the Plan to a Participant, Spouse or Beneficiary shall comply with the requirements of this Plan.

7.08 Rollovers. This Section 7.08 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this
Section 7.08, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          The following definitions shall apply for purposes of this
Section 7.08:

          (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

7.09      Waiver of Thirty (30) Day Notice Period.  The notice required by
Section 1.411(a)-11(c) of the Treasury Regulations must be provided to a Participant no less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date.

          If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

          (a) the Plan Administrator clearly informs the Participant that the Participant has a right for a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (b) the Participant, after receiving the notice, affirmatively elects a distribution.

                                   ARTICLE 8

                                 DEATH BENEFITS

8.01      Qualified Pre-Retirement Survivor Annuity.

          (a) (i) If a Participant who has a vested interest in his retirement benefit dies before payment of his benefits commence, and the Participant is survived by a Spouse, then such surviving Spouse shall receive a death benefit equal to, and in the form of a Qualified Pre-Retirement Survivor Annuity. For purposes of this Section 8.01, a Qualified Pre-Retirement Survivor Annuity means a Life Annuity for the life of the surviving Spouse in a monthly amount equal to the amount that would have been payable to such Spouse if:

                    (A) in the case of a Participant who dies after his Normal Retirement Date or after his Early Retirement Date, the Participant had immediately prior to death commenced receiving payment of a Qualified Joint and Survivor Annuity that is the Actuarial Equivalent of his vested Normal Retirement Benefit, with the Spouse's annuity being equal to fifty (50%) percent of the Participant's annuity; or

                    (B) in the case of a Participant who dies on or before his Normal Retirement Date and before his Early Retirement Date, the Participant had

                         (1)  separated from Service on the date of death,

                         (2)  survived until the earlier of the
Participant's Normal Retirement Date or the Early Retirement Date,

                         (3)  immediately commenced receiving payment of a
Qualified Joint and Survivor Annuity that is the Actuarial Equivalent of his vested Normal Retirement Benefit, with the Spouse's annuity being equal to fifty (50%) percent of the Participant's annuity, and

                         (4)  died on the day after the earlier of the
Participant's Normal Retirement Date or the Participant's Early Retirement
Date.

              (ii) Payment of the Qualified Pre-retirement Survivor Annuity shall commence on the later of (1) the earlier of the Participant's Normal Retirement Date or the Participant's Early Retirement Date, and (2) the first day of the month coincident with or immediately following the Participant's death.

          The actuarial value of benefits which commence later than the date on which payments would have been made to the surviving Spouse with a Qualified Joint and Survivor Annuity shall be adjusted to reflect the delayed payment.

          (b) The Qualified Pre-Retirement Survivor Annuity of a married Participant who was an active Employee on or after September 1, 1994 shall be fully subsidized by the Plan. The Qualified Pre-Retirement Survivor Annuity of a married Participant who was a deferred vested Participant on September 1, 1994 shall not be fully subsidized.

          (c) A married Participant whose pre-retirement death benefit is not fully subsidized may during the election period elect to waive the Qualified Pre-Retirement Survivor Annuity provided in this Section 8.01; provided, however, that no such election may be made unless:

               (i) The Spouse consents in writing to the election, the election designates a specific Beneficiary, including any class of beneficiaries or contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without further spousal consent); and the Spouse's consent acknowledges the effect of such election and is witnessed by a member of the Committee or a notary public.
              (ii) If it is established to the satisfaction of the Committee that the required consent may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as provided in Treasury Regulations under the applicable provisions of the Code.

          Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) under this Section 8.01(c) shall be effective only with respect to such Spouse. Any election pursuant to this Section 8.01(c) may be revoked by the Participant without the consent of the Participant's Spouse at any time during the election period (as described hereafter in this Section 8.01(c)). The election period shall commence on the first day of the Plan Year in which the Participant attains age thirty-five (35) and shall end on the date of his death; provided, however, that in the case of any Participant who is separated from Service, the election period with respect to benefits accrued before the date of such separation from Service shall begin not later than the date of the Participant's separation from Service.

          A Participant who will not yet attain age thirty-five (35), as of the end of any current Plan Year, may make a special qualified election to waive the Qualified Pre-retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-Retirement Survivor Annuity. The Qualified Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Section.

          The Plan Administrator shall provide each Participant within the applicable period for such Participant, a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such a manner as would be comparable to the explanation provided for meeting the requirements of Section 7.04 applicable to a Qualified Joint and Survivor Annuity.
          The applicable period for a Participant is whichever of the following periods ends last:

               (i) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35);

              (ii) a reasonable period ending after the individual becomes a Participant;
             (iii) a reasonable period ending after Section 8.01(d) ceases to apply to the Participant;
              (iv) a reasonable period ending after this Article first applies to the Participant.

          Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation of Service in case of a Participant who separates from Service before attaining age thirty-five
(35).

          For purposes of the preceding paragraph, a reasonable period ending after the enumerated events described in Subparagraphs (ii), (iii) and (iv) of this Section 8.01(c) is the end of the two (2) year period beginning one (1) year prior to the date the applicable event occurs and ending one year after that date. In the case of a Participant who separates from Service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2) year period beginning one year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Company, the applicable period for such Participant shall be redetermined.

          (d) Notwithstanding the other requirements of Section 8.01(c) of the Plan, the respective notices prescribed in Section 8.01(c) may not be given to a Participant if the Plan fully subsidizes the cost of a Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity, and the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity and does not allow a married Participant to designate a non-Spouse Beneficiary. For purposes of Sections 8.01(b) and (c) of the Plan, the Plan fully subsidizes the cost of a benefit if, under the Plan, no increase in cost or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit. Prior to the time the Plan allows the Participant to waive the Qualified Pre-retirement Survivor Annuity, the Plan may not charge the Participant for the cost of such benefit by reducing the Participant's benefits under the Plan or by any other method.

8.02 Post-Retirement Death Benefit. Upon the death after retirement of a Participant who contributed for sixty (60) consecutive months ending August 31, 1994 and attained age fifty-five (55) on or before August 31, 1994, his Death Benefit shall be equal to:

          (a)  $1,000; plus
          (b) the greater of (i) his Compensation (on an annual basis) in effect on the January 1 next preceding his retirement date, reduced by 1/60th of such amount on the first day of each month following his retirement date, and (ii) $2,000; less
          (c) Any amounts under a Group Life Insurance Plan of the Company which were paid to such Participant during his lifetime or are payable by reason of his death.

8.03      Payment to Beneficiary.

          (a) The amount of the Survivor Annuity, if any, payable to the surviving Spouse of a Participant shall be payable in the form of the Survivor Annuity, as provided in Section 8.01 of the Plan; provided, however, that the Committee may, in its discretion, make an immediate lump sum distribution to the surviving Spouse of an amount equal to the Actuarial Equivalent of the Survivor Annuity if either (i) the amount of such distribution would not exceed $3,500, or (ii) the Spouse consents in writing to such distribution.

          (b) (i) Except as otherwise provided in Section 8.04 of the Plan, the amount of any death benefits payable to a Participant's Beneficiary under Section 8.02 of the Plan shall be made or commence to be made at the time, and in a form provided under Section 7.02 of the Plan, elected by the Participant or by the Beneficiary if permitted by the terms of the Participant's election. Such election shall be made in the form and manner prescribed by the Committee. If no such election is made or effective, payment shall be made to the Beneficiary in a lump sum.

              (ii) Unless a Participant or Beneficiary has elected, in the form and manner prescribed by the Committee, to defer payment of the death benefits, payment to the Beneficiary shall be made, or commence to be made, within ninety (90) days after the date of the Participant's death.
8.04      Required Distributions.

          (a) If a Participant dies after distribution of his interest in the Plan has commenced in accordance with Article 7 of the Plan, the remaining portion of the Participant's interest in the Plan shall be distributed at least as rapidly as the method of distribution being used as of the date of the Participant's death pursuant to Article 7 of the Plan.

          (b) If the Participant dies before distribution of his interest in the Plan has commenced, the Participant's entire interest in the Plan shall be distributed no later than five (5) years after the date of the Participant's death except to the extent provided in Subparagraphs (i) or
(ii) below:

               (i) if any portion of the Participant's interest in the Plan is payable to (or for the benefit of) a designated Beneficiary, distribution of the Participant's interest in the Plan may be made over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary), commencing no later than one year after the date of such Participant's death or such later date as may be provided in Treasury Regulations under the applicable provisions of the Code; and

              (ii) if the designated Beneficiary is the Participant's surviving Spouse, the date on which the distributions are required to begin in accordance with paragraph (i) immediately above shall not be earlier than the date on which the Participant would have attained age seventy and one-half (70 1/2), and if the surviving Spouse dies before the distributions to such Spouse begin, subsequent distributions shall be made as if the surviving Spouse were the Participant.

          (c)  For purposes of this Section 8.04:

               (i) the life expectancy of the Participant and, if applicable, the Participant's Spouse (other than in the case of a Life Annuity) may be determined but not more frequently than annually, and

              (ii) any amount paid to a child shall be treated as if it had been paid to the surviving Spouse if such amount will become payable to the surviving Spouse when such child reaches the age of majority (or such other designated event permitted under Treasury regulations).

                                   ARTICLE 9

                           RETIREMENT BENEFITS UNDER
                        COLLECTIVE BARGAINING AGREEMENTS

9.01      Eligibility for Employees Subject to a Collective Bargaining
          Agreement.

          (a) Each Employee whose employment is covered by a collective bargaining agreement to which the Company is a party who, on or after September 15, 1952, shall have attained the age of sixty-five (65), shall have completed ten (10) or more Years of Credited Service and shall have ceased active Service shall be entitled to receive the pension under this
Article 9.

          (b)  Effective January 1, 1976, an Employee to whom Subsection
(a) of this Section 9.01 applies who begins employment with the Company five (5) or more years before the Normal Retirement Age shall be a Participant in the Plan and entitled to a benefit after reaching Normal Retirement Age based upon actual Years of Credited Service.

          (c)  Effective January 1, 1989, each Employee to whom Subsection
(a) of this Section 9.01 applies who, on or after September 15, 1952, shall have completed five (5) or more Years of Credited Service, and shall have ceased active Service shall be entitled to receive a pension benefit under the Plan regardless of the number of years of participation before retirement age.

9.02 Amount, Form, and Commencement of Retirement Benefit. The monthly amount of pension payable to a pensioner retired pursuant to the provisions of Section 9.01 of the Plan shall be as follows:

          (a)  Normal Retirement.

               (i) Wood-Ridge and Nuclear Facilities. With respect to any such pensioner whose Credited Service was with the Wood-Ridge and Nuclear Facilities:

                    (A) With benefits payable commencing prior to October 1, 1962, $6.00 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1974 but prior to October 1, 1976 and $6.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1976.

                    (B) With benefits payable commencing on and after October 1, 1962 and prior to October 1, 1965, $6.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1974 but prior to October 1, 1976 and $6.50 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1976.

                    (C) With benefits payable commencing on and after October 1, 1965 and prior to October 1, 1968, $6.50 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1974 but prior to October 1, 1976 and $6.75 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1976.

                    (D) With benefits payable commencing on and after October 1, 1968 and prior to October 1, 1971, $7.50 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1974 but prior to October 1, 1976 and $7.75 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1976.
                    (E) With benefits payable commencing on and after October 1, 1971 and prior to October 1, 1974, $8.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1974 but prior to October 1, 1976 and $8.50 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1976.
                    (F) With benefits payable commencing on and after October 1, 1974 and prior to October 1, 1976, $9.00 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1974.
                    (G) With benefits payable commencing on and after October 1, 1976, $10.00 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1976.

              (ii) Buffalo Facility. With respect to any such pensioner whose Credited Service was with the Buffalo Facility:

                    (A)  With benefits payable commencing prior to Octo-

ber 1, 1962, $4.75 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

                    (B) With benefits payable commencing on or after October 1, 1962 and prior to October 1, 1965, $5.00 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

                    (C) With benefits payable commencing on or after October 1, 1965 and prior to October 1, 1968, $5.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

                    (D) With benefits payable commencing on or after October 1, 1968 and prior to October 1, 1971, $6.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1970.

                    (E) With benefits payable commencing on or after October 1, 1971 and prior to October 1, 1973, $6.25 multiplied by his Years of Credited Service for benefit payments due prior to February 1, 1972, becoming the sum of $6.25 multiplied by his Years of Credited Service prior to January 1, 1972 and $7.00 multiplied by his Years of Credited Service on and after January 1, 1972 for benefit payments due on and after February 1, 1972.
                    (F) With benefits payable commencing on or after October 1, 1973, the sum of $6.50 multiplied by his Years of Credited Service prior to January 1, 1972 and $7.00 multiplied by his Years of Credited Service on and after January 1, 1972.

                    (G) With benefits payable commencing on or after October 1, 1974, the sum of $8.00 multiplied by his Years of Credited Service prior to January 1, 1972 and $7.00 multiplied by his Years of Credited Service on and after January 1, 1972 for payments due on and after October 1, 1974.

                    (H) With benefits payable commencing on or after October 1, 1975, $8.00 multiplied by his Years of Credited Service for payments due on and after October 1, 1975.

                    (I) With benefits payable commencing on or after November 1, 1977 and prior to November 1, 1978, the sum of $8.00 multiplied by his Years of Credited Service prior to January 1, 1978 and $9.00 multiplied by his Years of Credited Service on and after January 1, 1978.

                    (J) With benefits payable commencing on or after November 1, 1978, the sum of $8.00 multiplied by his Years of Credited Service prior to January 1, 1978 and $10.00 multiplied by his Years of Credited Service on and after January 1, 1978.

                    (K) With benefits payable commencing on or after November 2, 1980, the sum of:

                         (1)  $8.00 multiplied by his Years of Credited
Service prior to January 1, 1978,
                         (2)  $10.00 multiplied by his Years of Credited
Service from January 1, 1978 through November 1, 1980,
                         (3)  $11.00 multiplied by his Years of Credited
Service from November 2, 1980 through November 1, 1981,
                         (4)  $12.00 multiplied by his Years of Credited
Service on and after November 2, 1981 through May 4, 1985,
                         (5)  $13.00 multiplied by his Years of Credited
Service on and after May 4, 1985 through July 23, 1993, and
                         (6)  $17.00 multiplied by his Years of Credited
Service on and after July 24, 1993.

             (iii) Curtiss-Wright Flight Systems, Inc. Facility. With respect to any such pensioner whose Credited Service was with the Curtiss-Wright Flight Systems, Inc. Facility:

                    (A) With benefits payable commencing prior to October 1, 1962, $4.75 multiplied by his Years of Credited Service for any pension pay-ments due for months commencing on and after October 1, 1969.

                    (B) With benefits payable commencing on or after October 1, 1962 and prior to October 1, 1965, $5.00 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

                    (C) With benefits payable commencing on or after October 1, 1965 and prior to October 1, 1968, $5.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

                    (D) With benefits payable commencing on or after October 1, 1968, $6.25 multiplied by his Years of Credited Service.

              (iv) Marquette Metal Products Company. With respect to any such pensioner whose Credited Service was with The Marquette Metal Products
Company:

                    (A)  With benefits payable commencing prior to Octo-

ber 1, 1962, $4.75 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

                    (B) With benefits payable commencing on or after October 1, 1962 and prior to October 1, 1965, $5.00 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

                    (C) With benefits payable commencing on or after October 1, 1965 and prior to October 1, 1968, $5.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

                    (D) With benefits payable commencing on or after October 1, 1968 and prior to October 1, 1971, $6.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1970.

                    (E) With benefits payable commencing on or after October 1, 1971 and prior to October 1, 1973, $6.25 multiplied by his Years of Credited Service for benefit payments due prior to February 1, 1972, becoming the sum of $6.25 multiplied by his Years of Credited Service prior to October 1, 1971 and $7.00 multiplied by his Years of Credited Service on and after October 1, 1971 for benefit payments due on and after February 1, 1972.

                    (F) With benefits payable commencing on or after October 1, 1973, the sum of $6.50 multiplied by his Years of Credited Service prior to October 1, 1971 and $7.00 multiplied by his Years of Credited Service on and after October 1, 1971.

                    (G) With benefits payable commencing on or after October 1, 1974, the sum of $7.50 multiplied by his Years of Credited Service prior to October 1, 1971 and $7.50 multiplied by his Years of Credited Service on and after October 1, 1971.

                    (H) With benefits payable commencing on or after October 1, 1975, the sum of $7.50 multiplied by his Years of Credited Service prior to October 1, 1971 and $8.00 multiplied by his Years of Credited Service on and after October 1, 1971.

                    (I) With benefits payable commencing on or after October 1, 1976, the sum of $7.50 multiplied by his Years of Credited Service prior to October 1, 1971 and $9.00 multiplied by his Years of Credited Service on and after October 1, 1971 and $10.00 multiplied by his Years of Credited Service on and after November 1, 1979.

               (v) Target Rock Corporation. With respect to any such pensioner whose Credited Service was with Target Rock Corporation:

                    (A) With benefits commencing on or after June 1, 1967 and prior to October 1, 1968, $6.25 multiplied by his Years of Credited Service, for any pension payments due for months commencing on and after February 1, 1972.

                    (B) With benefits payable commencing on or after October 1, 1968 and prior to October 1, 1971, $7.25 multiplied by his Years of Credited Service, for any pension payments due for months commencing on and after February 1, 1972.

                    (C) With benefits payable commencing on or after October 1, 1971 and prior to June 1, 1975, his Years of Credited Service multiplied by $6.25 for any pension payments due for months commencing on and after October 1, 1971 but prior to February 1, 1972 and by $8.00 for any pension payments due for months commencing on or after February 1, 1972.

                    (D) With benefits payable commencing on or after June 1, 1975 and prior to May 1, 1977, $9.00 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after June 1, 1975.

                    (E) With benefits payable commencing on or after May 1, 1977, the sum of $9.00 multiplied by his Years of Credited Service prior to May 1, 1977 and $10.00 multiplied by his Years of Credited Service on and after May 1, 1977 for any pension payments due for months commencing on and after May 1, 1977.

                    (F)  $11.00 multiplied by his Years of Credited
Service on or after May 1, 1981 for any pension payments due for months commencing on and after May 1, 1981, $12.00 multiplied by his Years of Credited Service on and after May 5, 1982 for any pension payments due for months commencing on and after May 5, 1982, $13.00 multiplied by his Years of Credited Service on and after May 7, 1984 for any pension payments due for months commencing on and after May 7, 1984, $14.00 multiplied by his Years of Credited Service on and after May 6, 1985 for any pension payments due for months commencing on and after May 6, 1985, and $15.00 multiplied by his Years of Credited Service on and after May 5, 1986 for any pension payments due for months commencing on and after May 5, 1986.

          (b) Early Retirement. On or after January 1, 1989 any Employee who has attained age fifty-five (55) but not age sixty-five (65) and who has five (5) or more Years of Credited Service may retire at his option, and for any such Employee who retires with benefits which first could commence on or after October 1, 1965, the monthly pension payable to him shall be either:

               (i) a pension commencing at age sixty-five (65) determined in accordance with Section 9.02(a) of the Plan and based upon his Credited Service at the time of his early retirement, or
              (ii) a pension commencing on the first day of the month selected by him at the time of his early retirement which is after such retirement and prior to age sixty-five (65) in an amount equal to the amount that would have been payable at age sixty-five (65) on the basis of his Credited Service at the time of early retirement, multiplied by the applicable percentage set forth in the following table (Schedule F):

              Attained Age at the Time
                 Pension Commences                Percent *
              ------------------------            ---------
                         64                         97.0
                         63                         94.0
                         62                         91.0

              Attained Age at the Time
                 Pension Commences                Percent *
              ------------------------            ---------
                         61                         88.0
                         60                         85.0
                         59                         79.6
                         58                         74.2
                         57                         68.8
                         56                         63.4
                         55                         58.0

          * To be prorated on the basis of the Employee's attained age plus the number of complete months (twelfths of a year) since his last birthday.

               If an Employee's Credited Service at the time of his early retirement is in excess of twenty (20) years, then the amount of the monthly pension payable to such an Employee as determined above shall be increased by:

                    (A) one tenth (1/10) of one percent (1%) for each one-tenth (1/10) year of such Employee's Credited Service in excess of twenty (20) years up to a maximum increase of ten percent (10%) with respect to benefits which first could commence on or after October 1, 1965 and prior to October 1, 1968, or

                    (B) two-tenths (2/10) of one percent (1%) for each one-tenth (1/10) year of such Employee's Credited Service in excess of twenty (20) years up to a maximum increase of ten percent (10%) with respect to benefits which first could commence on or after October 1, 1968, but in no event shall the total monthly pension payable to such Employee under this Section 9.02(b) be greater than the amount of monthly pension that would have been payable to him at age sixty-five (65) on the basis of his Credited Service at the time of early retirement.

          (c)  Total and Permanent Disability Retirement.

               (i) An Employee with at least five (5) Years of Credited Service who is actually at work for the Company or is on an Company-approved Leave of Absence on or after January 1, 1989, who subsequent to September 15, 1952 becomes totally and permanently disabled prior to attaining age sixty-five (65), shall be eligible for a disability pension as hereinafter provided.

              (ii) An Employee shall be deemed to be totally and per-manently disabled when on the basis of medical evidence satisfactory to the Company he is found to be wholly and permanently prevented from engaging in any occupation or employment for wage or profit as a result of bodily injury or disease, either occupational or non-occupational in cause, provided, however, that no Employee shall be deemed to be totally and permanently disabled for the purposes of the Plan if his disability resulted from a self- inflicted injury, or a hostile act of a foreign power, or resulted from service in the Armed Forces of any country, unless his benefits could first commence on or after January 1, 1989, and he has accumulated five (5) Years of Credited Service since such hostile act or since leaving service in such Armed Forces.

             (iii) The monthly pension payable to a disability pensioner shall be in accordance with Section 9.02(a) of the Plan, based on Credited Service at the date of disability.

              (iv) In addition to the monthly pension provided for in subparagraph (iii), there shall be payable to a disability pensioner during the continuance of his total and permanent disability until he attains age sixty-five (65), or, if earlier, until the date at which such disability pensioner becomes or could have become entitled to an unreduced Federal Social Security benefit for age for disability, a monthly amount equal to:

                    (A) $5.20 multiplied by his Years of Credited Service at the date of disability, but not more than $130, with respect to a monthly pension that first could commence prior to October 1, 1968,

                    (B) $6.00 multiplied by his Years of Credited Service at the date of disability, but not more than $150, with respect to a monthly pension that first could commence on or after October 1, 1968, and

                    (C) $10.00 multiplied by his Years of Credited Service at the date of disability, but not more than $250, with respect to a monthly pension that first could commence on or after March 1, 1978.

               (v) Any disability pensioner may be required to submit to medical examination at any time during retirement prior to age sixty-five
(65), but not more often than semi-annually, to determine whether he is eligible for continuance of the disability pension. If, on the basis of such examination, it is found that he is no longer disabled or if he engages in gainful employment, except for purposes of rehabilitation as determined by the Company, his disability pension will cease. In the event the disability pensioner refuses to submit to medical examination, his pension will be discontinued until he submits to examination.

          (d)  Retention of Deferred Pension.

               (i) An Employee who loses Credited Service in accordance with Section 9.03(c) of the Plan prior to the age at which he is eligible for early retirement in accordance with Section 9.02(b) of the Plan, shall be eligible for a deferred pension; provided, that:

                    (A) If such loss was on or after September 15, 1957 and prior to September 30, 1962, such Employee then had at least twenty
(20) Years of Credited Service; or
                    (B) If such loss was on or after September 30, 1962 and prior to September 30, 1965, such Employee either:

                         (1)  then had at least ten (10) Years of Credited
Service and had attained his fortieth (40th) birthday; or

                         (2)  then had at least twenty (20) Years of
Credited Service accrued through (i) the calendar year 1962 or (ii) the date of his loss of Credited Service, whichever is earlier; or

                    (C) If such loss was on or after September 30, 1965, such Employee then had at least ten (10) Years of Credited Service; or

                    (D) If such loss was on or after January 1, 1989, such Employee then had at least five (5) Years of Credited Service.

              (ii) The monthly amount of such deferred pension commencing at age sixty-five (65) for Employees eligible therefor in accordance with
Section 9.02(a) of the Plan shall be as shown in Schedule A attached hereto for the Wood-Ridge Facility, Schedule G attached hereto for the Buffalo Facility, Schedule C attached hereto for the Curtiss-Wright Flight Systems Facility, and Schedule D attached hereto for the Target Rock Facility. The deferred pension rates for Marquette are the same rates as shown in Section 9.02(a)(iv) of the Plan for the Marquette Facility.

             (iii) For Employees who became eligible for a deferred pension before January 1, 1976:

               Upon written request to the Company by a former Employee eligible for a deferred pension in accordance with this Section 9.02(d), such deferred pension shall be payable on the first day of the month following the later of (a) the month in which such former Employee attains age sixty-five (65), or effective October 1, 1962, age sixty (60), or (b) the month during which the Company receives such written request, provided, that any deferred pension commencing after age sixty (60) and prior to age sixty-five (65) shall be the amount in accordance with Section 9.02(a) of the Plan, reduced by sixth-tenths (6/10) of one percent (1%) (Schedule D) for each complete calendar month by which such former Employee is under the age of sixty-five (65) at the time such deferred pension commences. The written request must be received by the Company not earlier than sixty (60) days prior to his sixtieth (60th) birthday.

              (iv) For Employees who became eligible for a deferred pension on or after January 1, 1976:

               Such deferred pension benefit shall be payable on the first day of the month following the later of (a) the month in which such former Employee attains age fifty-five (55), or (b) sixty (60) days from the date the Company receives such written request; provided that any deferred pension benefit commencing after age fifty-five (55) and prior to age sixty-five (65) shall be the amount in accordance with Section 9.02(a) of the Plan, reduced by six-tenths (6/10) of one percent (1%) for each complete calendar month by which such former Employee is under the age of sixty-five (65) at the time such deferred pension commences. The written request must be received by the Company not earlier than sixty (60) days prior to his fifty-fifth (55th) birthday.

          (e)  Optional Survivor Benefit Election.

               (i) An Employee retiring with benefits payable commencing on or after January 1, 1989, in accordance with the normal, early or total and permanent disability retirement provisions of this Article 9, where an Employee is age fifty-five (55) or older, or who loses Seniority on or after January 1, 1989 and is eligible for a deferred pension benefit in accordance with Section 9.02(d) of the Plan, will, unless waived, receive an adjusted amount of monthly pension benefit to provide that, if his or her designated Spouse shall be living at his or her death after the survivor benefit becomes effective, a survivor benefit shall be payable to such Spouse during his or her further lifetime.

                    (A) The Employee may designate as a beneficiary of a survivor benefit only the person who is his or her Spouse at such time and who has been his or her Spouse for at least one (1) year immediately prior to the date of benefit commencement. Such designation must be accompanied by proof of marriage and date of birth of Spouse.
                    (B) An Employee who is entitled to a total and perma-nent disability benefit prior to attaining age fifty-five (55) shall have such benefit adjusted to provide the survivor benefit, if not waived, effective the first day of the month following his or her fifty-fifth
(55th) birthday.
                    (C) A survivor benefit shall be irrevocable at or after its effective date if the Employee and the designated Spouse both shall be living at such time.
                    (D) The survivor benefit shall become effective, if not waived, on the commencement date of the Employee's monthly benefit and payable on and after the first day of the month following the pensioner's death.
                    (E) If the amount of monthly pension benefit that would be payable to the Employee, in accordance with subparagraph (ii) of this Section 9.02(e), shall be less than $30.00 a month, the option set forth in this Section 9.02(e) shall not be available.

              (ii) For an Employee receiving a pension benefit with a survivor benefit adjustment in accordance with subparagraph (i) of this
Section 9.02(e), the reduced amount of his monthly pension benefit referred to in subparagraph (i) shall be equal to an amount determined by multiplying the monthly pension benefit otherwise payable to the Employee by ninety percent (90%) if the Employee's age and his designated Spouse's age are the same (the age of each for the purposes hereof being the age at his or her last birthday prior to the effective date of the survivor benefit); or, if such ages are not the same, such percentage shall be increased by one-half of one percent (1/2%), up to a maximum of one hundred percent (100%), for each year that the designated Spouse's age exceeds the Employee's age and shall be decreased by one-half of one percent (1/2%) for each year that the designated Spouse's age is less than the Employee's age.

             (iii) The survivor benefit payable to the surviving Spouse of a retired Employee in accordance with paragraph 1 and who dies after such benefit becomes effective, shall be a monthly benefit for the further lifetime of such surviving Spouse equal to fifty-five percent (55%) of the reduced amount of such Employee's monthly pension benefit as determined in accordance with Section 9.02(a) of the Plan for any such Employee with benefits payable commencing on or after October 1, 1965.

              (iv) Effective August 23, 1984, a survivor benefit, not waived, shall be paid to a surviving Spouse of a vested active participant not eligible for early retirement or a vested deferred participant who was credited with at least one (1) Hour of Service subsequent to August 22, 1984 not eligible for early retirement at the date the participant would have been eligible for early retirement but reduced in accordance with the tables below.

                For Coverage While The
                 Participant's Age Is         Monthly Percentages
                ----------------------        -------------------
                      Under 35                       .01%
                      35 - 45                        .02%
                      45 - 54 and 11 months          .04%

               (v) Effective August 23, 1984, a survivor benefit, may not be waived by the participant without the consent of the participant's Spouse. Such consent for a waiver must be in writing and either notarized or witnessed by a member of the Board of Administration. Notwithstanding this consent requirement, if the participant establishes to the satisfaction of the Board of Administration that such written consent cannot be obtained because:

                    (A)  there is no Spouse;
                    (B)  the Spouse cannot be located; and
                    (C) of other circumstances if the Secretary of the Treasury may by regulation prescribe the participant's election to waive coverage will be considered valid if made within the Applicable Election Period.

          A Participant who will not yet attain age thirty-five (35), as of the end of any current Plan Year, may make a special qualified election to waive the Qualified Pre-retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-Retirement Survivor Annuity. The Qualified Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Section.

          The Plan Administrator shall provide each Participant within the applicable period for such Participant, a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such a manner as would be comparable to the explanation provided for meeting the requirements applicable to a Qualified Joint and Survivor Annuity.

          The applicable period for a Participant is whichever of the following periods ends last:

                         (1)  the period beginning with the first day of
the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35);

                         (2)  a reasonable period ending after the
individual becomes a Participant;

                         (3)  a reasonable period ending after the subsidy
of cost ceases to apply to the Participant;
                         (4)  a reasonable period ending after this
Article first applies to the Participant.

          Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation of Service in case of a Participant who separates from Service before attaining age thirty-five
(35).

          For purposes of the preceding paragraph, a reasonable period ending after the enumerated events described in Subparagraphs (2), (3) and
(4) of this Section 9.02(e) is the end of the two (2) year period beginning one (1) year prior to the date the applicable event occurs and ending one year after that date. In the case of a Participant who separates from Service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2) year period beginning one year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Company, the applicable period for such Participant shall be redetermined.

          Notwithstanding the other requirements of the Plan, the respective notices prescribed in the Plan may not be given to a Participant if the Plan fully subsidizes the cost of a Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity, and the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity and does not allow a married Participant to designate a non-Spouse Beneficiary. For purposes of the Plan, the Plan fully subsidizes the cost of a benefit if, under the Plan, no increase in cost or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit. Prior to the time the Plan allows the Participant to waive the Qualified Pre-retirement Survivor Annuity, the Plan may not charge the Participant for the cost of such benefit by reducing the Participant's benefits under the Plan or by any other method.

          (f) Employees Not Actively at Work. The absence of an Employee from active work at the time he would be eligible to retire under the Plan shall not preclude his retirement without return to active work, provided that such absence is due to lay-off, medical leave or other Company approved leave of absence commencing subsequent to September 15, 1952 and provided there has been no loss of Credited Service.

          (g)  Pension Payments.

               (i) Pensions shall be paid monthly. The first monthly payment of an Employee's pension other than for total and permanent disability shall be on the first day of the month following the month in which the Employee actually retires or, in the case of early retirement, the later date selected by the Employee in accordance with Section 9.02(b)(i) or (ii) of the Plan, and the pension shall be payable monthly during his lifetime thereafter.
              (ii) Total and permanent disability pensions shall be payable to the disability pensioner (A) on the first day of the month following the date the required proof of such disability is received by the Company, or (B) the first day of the month following the completion of a period of total and permanent disability of six (6) months, whichever is later, and thereafter shall be payable monthly during the continuance of total and permanent disability while he remains eligible for such benefits.

             (iii) In determining the pension payable to any pensioner, a deduction shall be made equivalent to all or any part of the following benefits payable to such pensioner by reason of any law of the United States, or any political subdivision thereof, which has been or shall be enacted; provided, that such deduction shall be to the extent that such benefits have been provided by premiums, taxes or other payments paid by or at the expense of the Company:

                    (A) Workers' Compensation (except fixed statutory payments for loss of any bodily member); provided, however, that this subparagraph shall not be applicable with respect to the monthly pension payable to any pensioner for months commencing on and after October 1, 1965 except as provided in subparagraph (C) below.
                    (B) Disability benefits, other than a Primary Insurance Amount payable under the Federal Social Security Act as now in effect or as hereafter amended, or a benefit specified in subparagraph (ii) above.
                    (C) Workers' Compensation (including hearing, pulmo-nary, ocular, and other occupational disease and accident claims, but excluding statutory payments for loss of any physical or bodily members such as a leg, arm or finger) for Workers' Compensation awards granted subsequent to March 1, 1978, for Wood-Ridge and Nuclear, January 9, 1978 for Caldwell facility, May 5, 1978 for Target Rock, and August 1, 1988 for Buffalo.

          (h)  Death Benefits.

               (i) On or after January 1, 1989, upon the death before retirement of an Employee who had attained age fifty-five (55) and had at least five (5) Years of Credited Service, a death benefit shall be payable under the Plan to his surviving Spouse which shall be a monthly pension determined as if the Employee had retired under the early or normal retirement provisions of the Plan, whichever would apply at his age as of the date of his death, with monthly payments commencing on the first day of the month following the date of his death, and had a survivor benefit adjustment in accordance with Section 9.02(e) of the Plan; provided, however, that:

                    (A) No such benefit shall be payable for any month in which the surviving Spouse is entitled to receive a Transition or Bridge Survivor Income Benefit under a Group Life Insurance Plan of the Company; and

                    (B) If no qualified Spouse shall survive the Employee, or if the qualified Spouse's death shall occur while receiving a Transition or Bridge Survivor Income Benefit under a Group Life Insurance Plan of the Company, no death benefit shall be payable under this paragraph.

              (ii) Upon the death of a pensioner who retired with benefits which first could commence on or after October 1, 1965 in accordance with the early, normal, automatic, or total and permanent disability retirement provisions of the Plan, the death benefit under the Plan shall be $1,000, reduced by any amounts under a Group Life Insurance Plan of the Company which were paid to the pensioner during his lifetime or are payable by reason of his death.

               Notwithstanding any provision in this Plan to the contrary, a pensioner whose Credited Service was with the Buffalo Facility, the death benefit shall be increased to $2,000 effective September 1, 1994 and $3,000 effective September 1, 1995.

             (iii) Payment of the death benefit after retirement shall be made in a lump sum to a surviving beneficiary designated by the pensioner or, otherwise, to his estate.

              (iv) There shall be no death benefit under the Plan at any time by reason of the death of an Employee eligible for, or in receipt of, a deferred pension as provided for in Section 9.02(d) of the Plan.

9.03 Credited Service. The following provisions shall apply to Employees to whom Section 9.01 of the Plan applies:

          (a)  Credited Service Prior to September 15, 1952.

               (i) Credited Service prior to September 15, 1952 shall be computed to the nearest one-tenth (1/10) year and shall be the sum of:

                    (A) the number of years following the Employee's Seniority date with the Company and preceding September 15, 1952, plus
                    (B) any period or periods of Service as an hourly or salaried Employee of the Company preceding the Employee's Seniority date with the Company, provided that if there was an interval equal to two (2) years or more between periods of employment with the Company beginning with the last day of active Service in the employment immediately preceding such interval, no Service prior to such interval shall be counted, except this provision shall not apply to any such interval commencing on or after August 1, 1945, and ending on or before December 31, 1949.

          (b)  Credited Service Subsequent to September 15, 1952.

               (i) Subparagraph (A) of this Section 9.03(b)(i) shall be applicable for the period of time prior to January 1, 1976. Subparagraphs
(B) and (C) of this Section 9.03(b)(i) shall be applicable to the period of time subsequent to January 1, 1976.

                    (A) For purposes of vesting and for purposes of accrual of benefits prior to January 1, 1976, Credited Service, commencing with September 15, 1952 and thereafter, shall be computed for each calendar year for each Employee on the basis of total hours compensated by the Company during such calendar year and prior to his attaining age sixty-eight (68). Any calendar year in which the Employee has one thousand seven hundred (1,700) or more compensated hours shall be counted a full calendar year. Where his total hours compensated during a calendar year are less than one thousand seven hundred (1,700) hours, a proportionate credit shall be given to the nearest one-tenth (1/10) of a year according to Schedule A attached hereto. For the calendar year 1952 no more than a year's credit will be given including credit for Service prior to September 15, 1952.
                    (B) For the purpose of vesting only, Credited Service commencing with January 1, 1976 shall be computed for each calendar year for each Employee on the basis of total hours compensated by the Company during such calendar year. Any calendar year in which the Employee has one thousand (1,000) or more compensated hours shall be counted a full calendar year. Where his total hours compensated during a calendar year are less than one thousand seven hundred (1,700) hours, a proportionate credit shall be given to the nearest one-tenth (1/10) of a year.

                    (C) For the purpose of accrual of benefits after January 1, 1976, subparagraph (i) of this Section 9.03(b) shall continue to apply.

              (ii) For the purpose of computing Credited Service, hours of pay at premium rate shall be computed as straight time hours.

             (iii) For the purpose of computing compensated hours under subparagraph (i) of this Section 9.03(b), an Employee who, after September 15, 1952, shall be absent from work because of occupational injury or disease incurred in the course of his employment with the Company, and on account of such absence receives Workers' Compensation while on Company approved Leave of Absence, shall be credited with the number of hours that he would have been regularly scheduled to work during such absence, provided that no Employee shall be credited with Service under this paragraph after retirement.

              (iv) Any Employee who may be transferred subsequent to September 15, 1952 from employment that is not eligible for the benefits of the Plan, to employment that is eligible for such benefits, shall have credited to the nearest one-tenth (1/10) of a year any Credited Service he had as of the date of such transfer; provided, that there shall be no duplication of Credited Service, nor, Credited Service of more than one (1) year in respect to any calendar year.

               (v)  An Employee who has Seniority and who:

                    (A) leaves the employment of the Company to enter the Armed Forces of the United States and retains re-employment rights with the Company under the re-employment provisions of the Universal Military Training and Service Act of 1948, as amended, and who, during the period he retains such re-employment rights, returns to work for the Company or reports to the Company and is given leave of absence or laid off status, shall be credited with Future Service at the rate of forty (40) hours per week during the period he would normally have worked for the Company during the period he was in the Armed Forces (or the number of hours that the Company is regularly scheduled to work if less than forty (40) hours), or

                    (B) after September 30, 1968, is given a medical leave of absence approved by the Company, shall be credited with Future Service at the rate of forty (40) hours per week during the period he would normally have worked for the Company while on such medical leave of absence; provided, that the Employee otherwise had at least one hundred seventy (170) compensated hours during the calendar year in which such medical leave of absence commenced, except this Section 9.03(b) shall not apply to any absence to which Section 9.03(b)(iii) would apply.

          (c)  Loss of Credited Service.

               (i) After September 15, 1952, an Employee of the Company will lose all Credited Service for purposes of the Plan and if re-employed shall be considered as a new Employee of the Company for purposes of the
Plan:

               (A)  if the Employee quits,
               (B)  if the Employee is discharged or released,
               (C)  if the Employee loses his Seniority for any other reason.

               The provisions of this paragraph shall not affect an Employee's entitlement to any benefit under the Plan for which he is eligible at the time of his loss of Credited Service.

              (ii) Effective January 1, 1976 for purposes of vesting and accrual of benefits, any Employee under the Plan whose employment is terminated and is later re-employed by any other facility or wholly owned subsidiary of the Company which has adopted the Plan will be entitled to Credited Service as follows:

                    (A) if entitled to a vested benefit at the time of termination, the pre-break and post-break Service will be aggregated.

                    (B) if not entitled to a vested benefit at the time of termination, the pre-break and post-break Service subsequent to January 1, 1976 will be aggregated only if his period of absence is less than five
(5) years.

          (d)  Restoration of Lost Credited Service.

               (i) Anything in the Plan to the contrary notwithstanding, any Employee who has Seniority with the Company on or after September 30, 1968 will be entitled to have any Credited Service with such Company, which he previously lost in accordance with subparagraph (ii) of Section 9.03(a) of the Plan or subparagraph (i) or (ii) of Section 9.03(c) of the Plan, restored for purposes of entitlement to and computation of any benefit under the Plan, provided that:

                    (A) In the case of an Employee who lost such Credited Service prior to October 1, 1968 and who (i) has Seniority on September 30, 1968, such Employee applies to such Company for restoration of such lost Service prior to July 1, 1969 or (ii) does not have the Seniority on September 30, 1968 but thereafter acquires Seniority, such Employee applies for restoration of such lost Credited Service within ninety (90) days of re-employment by such Company.

                    (B) Effective January 1, 1976 any Employee having Seniority with the Company on or after January 1, 1976 will be entitled to have any Credited Service with the Company which he had previously lost in accordance with Section 9.03(c) of the Plan restored automatically.

              (ii) Effective January 1, 1976, any Employee included in subparagraphs (i)(B) and (ii)(B) of Section 9.03(c) of the Plan shall be entitled to the benefit specified in this Section 9.03(d).

9.04 Definitions. For purposes of this Article 9, the following definitions shall apply:

          (a) "Board of Administration" means equal members which shall be appointed by the Company and equal members which shall be appointed by the respective union. Such Board of Administration shall have the powers enumerated in the collective bargaining agreements attached hereto.
          (b) "Salaried or Hourly Employee" means an Employee who is carried on the payroll records of the Company as receiving Compensation on a weekly, bi-weekly, semi-monthly, monthly or annual basis.
          (c) "Seniority" shall have the meaning as defined under the respective collective bargaining agreement.

                                   ARTICLE 10

                 MERGER OF METAL IMPROVEMENT COMPANY, INC. AND
                   CURTISS-WRIGHT FLIGHT SYSTEMS/SHELBY, INC.
                         CONTRIBUTORY RETIREMENT PLANS

10.01 Merger Date. On the Effective Date of this Plan, the METAL IMPROVEMENT COMPANY, INC. RETIREMENT INCOME PLAN and CURTISS-WRIGHT FLIGHT SYSTEMS/SHELBY, INC. CONTRIBUTORY RETIREMENT PLAN (hereinafter referred to individually as a "Merged Plan" or collectively as "Merged Plans") were merged into the Plan. The following provisions shall apply under the Plan to the individuals at METAL IMPROVEMENT COMPANY, INC. and CURTISS-WRIGHT FLIGHT SYSTEMS/SHELBY, INC. who were non-union Employees on the Effective Date or non-union Employees hired after said date.

10.02      Eligibility.

           (a) Notwithstanding any other provision of this Plan to the contrary, a non-union Employee of either METAL IMPROVEMENT COMPANY, INC. or CURTISS-WRIGHT FLIGHT SYSTEMS/SHELBY, INC. employed by said companies on August 31, 1994 shall become a Participant of this Plan on the Effective Date.

           (b) Any future Employee of METAL IMPROVEMENT COMPANY, INC. or CURTISS-WRIGHT FLIGHT SYSTEMS/SHELBY, INC. shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he completes his Year of Eligibility Service.

10.03      Retirement Benefits.

           (a) With respect to a "participant" in either of the Merged Plans who retired, died, became disabled, or terminated Service with "vested benefits" under either of the Merged Plans prior to September 1, 1994 (irrespective of whether benefits have commenced as of that date), the Plan will pay to, or in respect of, that "participant" the benefits provided under the applicable section of the respective Merged Plan in accordance with the terms thereof (and that person shall have no rights under the other terms of this Plan).

           (b) With respect to a Participant who satisfies the eligibility requirements of Section 10.02 of the Plan, if he retires, dies, becomes disabled or terminates Service on or after September 1, 1994, the Plan will pay to, or in respect of, that Participant the benefits provided under Articles 4, 6 and 8 of this Plan in accordance with Articles 4, 6, 7 and 8 of the Plan.

           For purposes of determining a Participant's benefit under this paragraph (b), references to Prior Plan in Article 6 of the Plan shall mean the respective Merged Plan.
           For purposes of Section 1.05 of the Plan, a Participant's earnings with METAL IMPROVEMENT COMPANY, INC. or CURTISS-WRIGHT FLIGHT SYS-TEMS/ SHELBY, INC. prior to September 1, 1994 shall be included in the calculation of Final Average Compensation.

           (c) For purposes of determining a Participant's benefits under this Article 10, a Participant shall be credited with his participation in the respective Merged Plan as of August 31, 1994.

           (d) Notwithstanding any provision in this Plan to the contrary, any former participant under the METAL IMPROVEMENT COMPANY, INC. RETIREMENT INCOME PLAN shall not qualify for a death benefit under Section
8.02 of the Plan.

10.04 Prior Accrued Benefit. Notwithstanding any other provision of this Plan to the contrary, in respect of periods prior to August 31, 1994, a Participant who was formerly covered under either of the Merged Plans shall be credited with an accrued benefit under this Plan equal to his "retirement benefit" under the respective Merged Plan as of August 31, 1994.

10.05      Vesting.

           (a) With respect to a Participant who satisfies the eligibility requirements of Section 10.02 of the Plan, he shall be vested in his retirement benefits in accordance with Article 5 of the Plan.

           (b) Notwithstanding the provisions of Article 5 of the Plan, the vesting percentage of a Participant (who is described in (a) hereinabove and who was a participant in either of the Merged Plans as of August 31, 1994) in his or her retirement benefit shall not be less than the vesting percentage as provided under the terms of the respective Merged Plan.

           (c) For purposes of Article 5 of the Plan, a Participant who is described in (a) hereinabove shall receive vesting credit for his number of full Years of Service under the terms of the respective Merged Plan as of August 31, 1994, and his number of Hours of Service for the period from January 1, 1994 to August 31, 1994, to the extent credited for vesting purposes under the respective Merged Plan as of August 31, 1994.

10.06 Transfer of Assets. As of a date fixed in accordance with law, the assets held under the Merged Plans shall be transferred to the Trust Fund.

                                   ARTICLE 11

                                 ADMINISTRATION

11.01      Plan Administrator. The President shall appoint a Committee.
The Committee shall consist of three (3) or more persons designated by the President. Members of the Committee and its officers and agents may participate in the benefits under this Plan if otherwise eligible to do so. The members of the Committee shall serve at the pleasure of the President and the President shall appoint successors to fill any vacancies in the Committee.

11.02 Committee's Authority and Powers. The Committee shall administer the Plan, except where that part of the Plan is pursuant to a collectively bargained agreement and in such case that agreement shall govern the administration of that part of the Plan. The Committee shall have the exclusive discretionary authority and power to determine eligibility for benefits and to construe the terms and provisions of the Plan, determine questions of fact and law arising under the Plan, direct disbursements pursuant to the Plan, and exercise all other powers specified herein or which may be implied from the provisions hereof. The Committee may adopt such rules for the conduct of the administration of the Plan as it may deem appropriate.

11.03 Delegation of Duties. The Committee may delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan.

11.04 Compensation. No member of the Committee shall receive any Compensation for his services as such.

11.05 Exercise of Discretion. Any person with any discretionary power in the administration of the Plan shall exercise such discretion in a nondiscriminatory manner and shall discharge his duties with respect to the Plan in a manner consistent with the provisions of the Plan and with the standards of fiduciary conduct contained in Title I, Part 4, of ERISA.

11.06 Fiduciary Liability. In administering the Plan, neither the Committee nor any member of the Committee nor any person to whom the Committee delegates any duty or power in connection with administering the Plan shall be liable, except in the case of his own willful misconduct, for:

           (a)  any action or failure to act,
           (b)  the payment of any amount under the Plan,
           (c)  any mistake of judgment, or
           (d) any neglect, omission or wrongdoing of any other member of the Committee.

           No member of the Committee shall be personally liable under any contract, agreement, bond, or other instrument made or executed by him or on his behalf as a member of the Committee.

11.07 Indemnification by Company. To the extent not compensated by insurance or otherwise, the Company shall indemnify and hold harmless each member of the Committee, and each partner and Employee of the Company designated by the Committee to carry out any fiduciary responsibility with respect to the Plan, from any and all claims, losses, damages, expenses (including counsel fees approved by the Company) and liabilities (including any amount paid in settlement with the approval of the Company), arising from any act or omission of such member, or partner or Employee, except where the same is judicially determined or is determined by the Company to be due to willful misconduct of such member or Employee. No assets of the Plan may be used for any such indemnification.

11.08 Plan Participation by Fiduciaries. No person who is a fiduciary with respect to the Plan shall be precluded from becoming a Participant upon meeting the requirements for eligibility.



                                   ARTICLE 12

                       AMENDMENT AND TERMINATION OF PLAN


12.01 Amendment. The Company may at any time and from time to time amend the Plan by written instrument, provided, that:

           (a) no amendment that affects the rights and obligations of the Trustee shall be effective without the written consent of the Trustee, unless such amendment is necessary for the qualification of the Plan under
Section 401(a) of the Code or to avoid actual or potential liability of the Company with respect to the Plan, including, without limitation, liability to make future contributions;
           (b) no amendment shall cause the Trust Fund to be used other than for the exclusive benefit of Participants and their Beneficiaries;
           (c) if any amendment changes the vesting provisions of the Plan, within sixty (60) days after receiving written notice of such amendment (or such longer period as may be prescribed by Code Section 411 or the regulations promulgated thereunder), a Participant who has completed at least three (3) Years of Service may file with the Committee an election to have his vested interest in his retirement benefit computed under the Plan's vesting provisions as applicable to such Participant immediately prior to the amendment; and
           (d) any party will be protected in assuming that this Agreement has not been amended until such party has received written notice of the amendment.

           No amendment to the Plan (including a change in the actuarial basis for determining optional or early retirement benefits) shall be effective to the extent that it has the effect of decreasing a Participant's retirement benefit. Notwithstanding the preceding sentence, a Participant's retirement benefit may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of eliminating or reducing an early retirement benefit or a retirement-type subsidy; or eliminating an optional form of benefit, with respect to benefits attributable to Service before the amendment shall be treated as reducing retirement benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance). Furthermore, if the vesting schedule of a plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's employer-derived retirement benefit will not be less than the percentage computed under the Plan without regard to such amendment.

12.02 Procedure for Amendment. Any modification or amendment of or to any or all of the provisions of the Plan shall be made by a written resolution of either the Board of Directors of the Company or the Committee referred to in Section 1.09 of the Plan, which shall be delivered to the Trustee and, where required, to the Board of Administration, as defined in the collective bargaining agreements referred to herein.

12.03 Company's Right to Terminate Plan. The Company intends to maintain the Plan as a permanent tax-qualified retirement plan.
Nevertheless, the Company reserves the right to terminate the Plan (in whole or in part) at any time and from time to time, for any reason whatsoever.

12.04      Consequences of Termination.

           (a) If the Plan is terminated in whole or in part, or if Company contributions are completely discontinued, each Participant affected by such termination or discontinuance shall be fully vested in his retirement benefit as of the date of such termination or discontinuance of Company contributions. The Committee shall determine the date and manner of distribution of the retirement benefits of all affected Participants.
           (b) The Committee shall give prompt notice to each Participant (or, if deceased, his Beneficiary) affected by the Plan's complete or partial termination, or the discontinuance of Company contributions.
           (c) The balance, if any, of the residual assets held by the Trust Fund after all liabilities have been extinguished, shall revert to the Company, but only after the satisfaction of liabilities with respect to the Participants under the Plan.

12.05      Early Termination Restrictions.

           (a)  In the event that (i) the Plan is terminated within ten
(10) years after the "Commencement Date" or (ii) the benefits provided for a "Restricted Participant" become payable within ten (10) years after the Commencement Date, the maximum amount of Company contributions that may be used to provide benefits for a Restricted Participant may not exceed the largest of:

                (i)  Twenty Thousand Dollars ($20,000);

               (ii) an amount equal to twenty (20%) percent of the first $50,000 of a Restricted Participant's "Annual Compensation" multiplied by the number of years between the Commencement Date and the date of termination of the Plan, or between the Commencement Date and the date benefits become payable if such date precedes termination of the Plan; or

              (iii) in the event the Plan becomes subject to Title IV of ERISA, an amount equal to the present value of the maximum benefit guaranteed for the Participant by the Pension Benefit Guaranty Corporation as described in Section 4022(b)(3) of ERISA. Such amount shall be determined on the earlier of the date of termination of the Plan, or the date benefits to a Restricted Participant become payable, in accordance with regulations issued by the Pension Benefit Guaranty Corporation.

           (d) In the event of a Plan termination, the benefit of any Highly Compensated active or former Employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code. Benefits distributed to any of the twenty-five (25) most Highly Compensated active and former Employees are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the Employee under a single life annuity that is the Actuarial Equivalent of the sum of the Employee's retirement benefit and the Employee's other benefits under the Plan.

           The preceding paragraph shall not apply if after payment of the benefit to an Employee described in the preceding paragraph, the value of Plan assets equals or exceeds one hundred ten (110%) percent of the value of current liabilities, as defined in Section 412(l)(7) of the Code, or the value of the benefits for an Employee described above is less than one (1%) percent of the value of current liabilities.

           For purposes of this Section 12.05, benefit includes loans in excess of the amount set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Employee's life.

           (b)  For purposes of this Section 12.05:

                (i) "Annual Compensation" means annual average Compensation for the period of five (5) consecutive Years of Service that produces the highest average;
               (ii)  "Commencement Date" means the Original Effective
Date, or the effective date of any amendment to the Plan that substantially increases benefits under the Plan, with a separate set of limitations to be determined as of each such date; and
              (iii) "Restricted Participant" means the Participant, if the Participant's anticipated retirement benefit exceeds $1,500 and the Participant is among the twenty-five (25) Participants entitled to the highest Annual Compensation as of the Commencement Date.

           (c) The foregoing limitations shall not restrict the payment of the Participant's retirement benefit, if:

                (i) in the case of annuity payments, the level amount of annuity does not exceed the level amount of annuity payable under the normal form of retirement benefit; or

               (ii) in the case of a lump sum distribution, a written agreement between the Participant and the Trustee guarantees the repayment of the distribution that would be restricted if the Plan were terminated within ten (10) years after the Commencement Date. Such agreement shall require the Participant to provide "adequate security" for the guaranteed repayment. For purposes of this paragraph (c)(ii), "adequate security" means property having a fair market value at least equal to one hundred twenty-five (125%) percent of the amount subject to repayment that is deposited with an acceptable depository under an agreement providing that if the market value of such property falls below one hundred ten (110%) percent of the amount subject to repayment, the Participant will deposit additional property necessary to bring the value of the property held by the depository up to at least one hundred twenty-five (125%) percent of such amount; or

              (iii) in the case of termination of the Plan, Plan assets are sufficient to pay each Participant who is not a Restricted Participant the full amount of the Participant's retirement benefit accrued to the date of Plan termination and to pay to each Restricted Participant the amount of the retirement benefit as restricted by this Section 12.05.

           (e) The foregoing limitations shall not restrict the payment of any death benefit to any Beneficiary.

                                   ARTICLE 13

              MERGER OF PLAN AND TRANSFER OF ASSETS OR LIABILITIES

13.01 Merger or Transfer. The Plan shall not be merged or consolidated with, nor shall any Plan assets or liabilities be transferred to, any other plan, unless each Participant (if the other plan then terminated) would receive a benefit that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

13.02 Transfer from Trust. At a Participant's request and pursuant to uniform rules prescribed by the Committee, the Committee may instruct the Trustee to transfer the Participant's Account to another qualified plan described in Code Section 401(a) in which the Participant is participating at the time of such transfer.

13.03      Transfer to Trust and Transfer Account.

           (a) At a Participant's request, the Committee shall instruct the Trustee to accept a transfer of assets from another qualified plan described in Section 401(a) of the Code which assets are attributable to the Participant's interest in such other plan. The transferred amount shall be maintained in the Trust Fund on behalf of the Participant as a separate account under the Plan, designated the "Transfer Account."

           (b) Any portion of the Transfer Account (whether the whole, the lesser amount or none) may be commingled with other assets of the Trust Fund for investment. In any event, the balance in the Transfer Account shall be adjusted to reflect its proportionate share of the Trust Fund's earnings, gains, losses and expenses.

           (c) Unless the Participant has elected otherwise in the form and manner prescribed by the Committee, payment of the Transfer Account shall be made at the same time and in the same form as the retirement benefit and shall be in addition to the retirement benefit.

           (d) A Participant's interest in his Transfer Account shall be at all times and in all events fully vested and nonforfeitable.

           (e) The Participant's account will continue to retain all rights and protections ascribed to it pursuant to Section 411(d)(6) of the Code.


                                   ARTICLE 14

                    SPECIAL PROVISIONS FOR NON-KEY EMPLOYEES

14.01 Effective Date. If the Plan is or becomes top heavy in any Plan Year beginning after December 31, 1983, the provisions of this Section will supersede any conflicting provisions in the Plan.

14.02 Determination of Top-Heavy and Super Top-Heavy Status. This Plan is top heavy if any of the following conditions exists:

           (a) If the top-heavy ratio for this Plan exceeds sixty (60%) percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.
           (b) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds sixty (60%) percent.
           (c) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds sixty (60%) percent.

           Top-heavy ratio:

           (a) If the Company maintains one or more defined benefit plans and the Company has not maintained any defined contribution plans which during the five (5) year period ending on the determination date(s) has or has had account balances, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the present value of retirement benefits of all Key Employees as of the determination date(s) (including any part of any retirement benefits distributed in the five (5) year period ending on the determination date(s), and the denominator of which is the sum of present value of retirement benefits (including any part of any retirement benefits distributed in the five (5) year period ending on the determination date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and regulations thereunder.

           (b) If the Company maintains one or more defined contribution plans and the Company maintains or has maintained one or more defined benefit plans which during the five (5) year period ending on the determi-nation date(s) has or has had any retirement benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the present value of retirement benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of retirement benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The retirement benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of a retirement benefit made in the five (5) year period ending on the determination date.

           (c) For purposes of (a) and (b) above the value of account balances and the present value of retirement benefits will be determined as of the most recent valuation date that falls within or ends with the twelve
(12) month period ending on the determination date, except as provided in
Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and retirement benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five (5) year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extend to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and retirement benefits will be calculated with reference to the determination dates that fall within the same calendar year.
           The retirement benefit to a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(c) of the Code.
           Permissive aggregation group: The required aggregation group of plans plus other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.
           Required aggregation group: (1) Each qualified plan of the Company in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and (2) any other qualified plan of the Company which enables a plan described in (1) to meet the requirements of Section 401(a)(4) or 410 of the Code.
           Determination date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.
           This Plan shall be a Super Top-Heavy Plan for any Plan Year commencing after December 31, 1983, in which, as of the Determination Date,
(1) the Present Value of retirement benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety (90%) percent of the Present Value of retirement benefits and the Aggregate Account of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

14.03 Key Employee. Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Company if such individual's Annual Compensation exceeds fifty (50%) percent of the dollar limitation under
Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten (10) largest interests in the Company if such individual's Compensation exceeds one hundred (100%) percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a five (5%) percent owner of the Company, or a one (1%) percent owner of the

Company who has an Annual Compensation of more than One Hundred Fifty Thousand Dollars ($150,000). Annual Compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Company pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code. The determination date is the Plan Year containing the determination date and the four (4) preceding Plan Years.

           The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder. A Non-Key Employee means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

14.04      Minimum Benefit.

           (a) Notwithstanding any other provision in this Plan to the contrary, except as otherwise provided in Subsections (c), (d) and (e) of this Section 14.04, a Participant who is not a Key Employee and has completed one thousand (1,000) Hours of Service will accrue a benefit (to be provided solely by Company contributions and expressed as a Life Annuity commencing at Normal Retirement Age) of not less than two (2%) percent of his or her highest average Compensation for the five (5) consecutive years for which the Participant had the highest Compensation. The aggregate Compensation for the years during such five (5) year period in which the Participant was credited with a Year of Service will be divided by the number of years in order to determine average Annual Compensation. The minimum accrual is determined without regard to any Social Security contribution. The minimum accrual applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an accrual, or would have received a lesser accrual for the year because (i) the Non-Key Employee fails to make mandatory contributions to the Plan,
(ii) the Non-Key Employee's Compensation is less than a stated amount,
(iii) the Non-Key Employee is not employed on the last day of the accrual computation period, or (iv) the Plan is integrated with Social Security.

           (b) For purposes of computing the minimum retirement benefit, Compensation shall mean Compensation as defined in Section 1.11 of the Plan.

           (c)  No additional benefit accruals shall be provided pursuant to
(a) above to the extent that the total accruals on behalf of the Participant attributable to Company contributions will provide a benefit expressed as a Life Annuity commencing as Normal Retirement Age that equals or exceeds twenty (20%) percent of the Participant's highest average Compensation for the five
(5) consecutive years for which the Participant had the highest Compensation.

           (d) The provision in Subsection (a) of this Section 14.04 shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Company. Such other plan or plans must provide a minimum two (2%) percent top-heavy Benefit Accrual or a five (5%) percent top-heavy contribution.

           (e) All accruals of employer-derived benefits, whether or not attributable to years for which the Plan is top heavy, may be used in computing whether the minimum accrual requirements of Subsection (c) of this Section 14.04 are satisfied.

14.05 Minimum Vesting. For any Plan Year in which this Plan is top heavy, the following vesting schedule shall automatically apply to this Plan. The vesting schedule applies to all benefits within the meaning of
Section 411(a)(7) of the Code except those attributable to employee contributions, including benefits accrued before the effective date of
Section 416 and benefits accrued before the Plan became top heavy.
Further, no reduction in vested benefits may occur in the event the Plan's status as top heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become top heavy and such Employee's account balance attributable to Company contributions and forfeitures will be determined without regard to this Section.

               VESTING                      NONFORFEITABLE
           YEARS OF SERVICE              PERCENTAGE OF ACCOUNT
           ----------------              ---------------------
             Less than 3                           0%
             3 or more                           100%




                                   ARTICLE 15

                               GENERAL PROVISIONS

15.01 Trust Fund Sole Source of Payments for Plan. The Trust Fund shall be the sole source for the payment of all Participant's retirement benefits. In no event shall assets of the Company be applied for the payment of Plan benefits.

15.02 Exclusive Benefit. The Plan is established for the exclusive benefit of the Participants and their Beneficiaries, and the Plan shall be administered in a manner consistent with the provisions of Section 401(a) of the Code and of ERISA.

15.03 Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties to this Agreement and upon any and all persons interested in this Agreement, presently or in the future.

15.04      Nonalienation.  Except as is permitted under Section 401(a)
(13) of the Code in the case of a qualified domestic relations order as defined in Section 414(p) of the Code, no Participant or Beneficiary shall have the right to alienate or assign his benefits under the Plan, and no Plan benefits shall be subject to attachment, execution, garnishment, or other legal or equitable process. If a Participant or his Beneficiary attempts to alienate or assign his benefits under the Plan, or if his property or estate should be subject to attachment, execution, garnishment or other legal or equitable process, the Committee may direct the Trustee to distribute the Participant's (or Beneficiary's) benefits under the Plan to members of his family, or may use or hold such benefits for his benefit or for the benefit of members of his family as the Committee deems appropriate under the circumstances.

15.05 Claims Procedure. All claims for benefits under the Plan by a Participant not covered under a collective bargaining agreement or his Beneficiary with respect to benefits not received by such person shall be made in writing to the Committee, which shall designate one of its members to review such claims. If the reviewing member believes that a claim should be denied, he shall notify the claimant in writing of the denial within ninety (90) days after his receipt of the claim, unless special cir-cumstances require an extension of time for processing the claim. Such notice shall:

           (a) set forth the specific reasons for the denial, making reference to the pertinent provisions of the Plan or the Plan documents on which the denial is based;
           (b) describe any additional material or information that should be received before the claim may be acted upon favorably, and explain why such material or information, if any, is needed; and
           (c) inform the person making the claim of his right pursuant to this Section to request review of the decision by the Committee.

           Any such person who believes that he has submitted all available and relevant information may appeal the denial of a claim to the Committee by submitting a written request for review to the Committee within sixty (60) days after the date on which such denial is received. Such period may be extended by the Committee for good cause.

The person making the request for review may examine pertinent Plan documents. The request for review may discuss any issues relevant to the claim.
The Committee shall decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Committee for up to an additional sixty (60) days in special circumstances. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The Committee's decision shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Plan or of the Plan documents on which the decision is based.

           All claims for benefits under the Plan by a Participant covered under a collective bargaining agreement, or his Beneficiary, who has been denied a benefit, or feels aggrieved by any other act of the Board of Administration, shall be entitled to request a hearing before the Board of Administration of the Plan. Such request, together with a written statement of the claimant's position, shall be filed with the Board of Administration no later than ninety (90) days after receipt of the written notification. The Board of Administration shall schedule an opportunity for a full and fair hearing of the issue within the next sixty (60) days. The decision following such hearing shall be made within sixty (60) days and shall be communicated in writing to the claimant. The decision of the Board of Administration shall be final and binding upon all parties concerned. In the event the Board of Administration cannot reach a majority decision, an impartial chairman shall be appointed by the Board of Administration.

15.06 Location of Participant or Beneficiary Unknown. In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Committee, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so dis-tributable shall be forfeited and shall be used to reduce the cost of the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored.

15.07 Applicable Law. Except as otherwise expressly required by ERISA, this Agreement shall be governed by the laws of the State of New Jersey, where it was entered into and where it shall be enforced.

15.08 Rules of Construction. Whenever the context so admits, the use of the masculine gender shall be deemed to include the feminine and vice versa; either gender shall be deemed to include the neuter and vice versa; and the use of the singular shall be deemed to include the plural and vice versa.


           IN WITNESS WHEREOF, the Company has caused this instrument to
be executed by an officer duly authorized on this       day of
    , 1994.



ATTEST:                           CURTISS-WRIGHT CORPORATION



______________________________     By:___________________________
                   , Secretary        David Lasky, President



SCHEDLUE A
               CURTISS-WRIGHT CORPORATION RETIREMENT PLAN
               EARLY RETIREMENT FACTORS ON OR AFTER 9/l/94
                   ALL RETIREES AND TERMINATED NON-UNION
                       EMPLOYEES ON AND AFTER 9/l/94

Age        55       56       57        58       59       60      61       62       63        64
0/12   .75000   .78000   .81000    .84000   .87000   .90000  .92000   .94000    .96000   .98000
1/12   .75250   .78250   .81250    .84250   .87250   .90167  .92167   .94167    .96167   .98167
2/12   .75500   .78500   .81500    .84500   .87500   .90333  .92333   .94333    .96333   .98333
3/12   .75750   .78750   .81750    .84750   .87750   .90500  .92500   .94500    .96500   .98500
4/12   .76000   .79000   .82000    .85000   .88000   .90667  .92667   .94667    .96667   .98667
5/12   .76250   .79250   .82250    .85250   .88250   .90833  .92833   .94833    .96833   .98833
6/12   .76500   .79500   .82500    .85500   .88500   .91000  .93000   .95000    .97000   .99000
7/12   .76750   .79750   .82750    .85750   .88750   .91167  .93167   .95167    .97167   .99167
8/12   .77000   .80000   .83000    .86000   .89000   .91333  .93333   .95333    .97333   .99333
9/12   .77250   .80250   .83250    .86250   .89250   .91500  .93500   .95500    .97500   .99500
10/12  .77500   .80500   .83500    .86500   .89500   .91667  .93667   .95667    .97667   .99667
11/12  .77750   .80750   .83750    .86750   .89750   .91833  .93833    95833    .97833   .99833

Rule of 80
If the sum of your age and years of credited service exceed 80, 1% will be added to your early retirement factor.  No more than 100% of your benefit will be payable.

SCHEDULE B
RETIREMENT PLAN RATES RATES CURRENTLY IN FORCE

BUFFALO FACILITY
$ 8.00 per month per year of credited service prior to 1/1/78
$10.00 per month per year of credited service from 1/1/78 thru 11/1/80 $11.00 per month per year of credited service from 1/2/80 thru 11/1/81 $12.00 per month per year of credited service from 11/2/81 thru 5/3/85 $13.00* per month per year of credited service from 5/4/85 thru 7/23/93 $17.00* per month per year of credited service from 7/24/93

FLIGHT SYSTEMS

$ 6.25 per month per year of credited service

TARGET ROCK
$ 9.00 per month per year of credited service prior to 5/l/77
$10.00 per month per year of credited service from 5/l/77 thru 4/30/81 $11.00 per month per year of credited service from 5/l/81 thru 5/4/82 $12.00 per month per year of credited service from 5/5/82 thru 5/6/84 $13.00 per month per year of credited service from 5/7/84 thru 5/5/85 $14.00 per month per year of credited service from 5/6/85 thru 5/4/86 $15.00 per month per year of credited service from 5/5/86

CORPORATE

$10.00 per month per year of credited service



*Does not apply to Local 212

SCHEDULE C
                    CURTISS-WRIGHT CORPORATION RETIREMENT PLAN
                             EARLY RETIREMENT FACTORS


EARLY RETIREMENT FACTORS FOR DEFERRED VESTED EMPLOYEES
WHO LEFT EMPLOYMENT PRIOR TO 9/l/94 AND PRIOR To AGE 55
(CONTRIBUTORS)

   Age       55        56        57       58        59       60      61       62        63        64
  0/12   .50000    .53333    .56667   .60000    .63333   .66667  .73333   .80000    .86667    .93333
  1/12   .50278    .53611    .56945   .60278    .63611   .67222  .73889   .80556    .87222    .93889
  2/12   .50556    .53889    .57222   .60556    .63889   .67778  .74444   .81111    .87778    .94444
  3/12   .50833    .54167    .57500   .60833    .64167   .68333  .75000   .81667    .88333    .95000
  4/12   .51111    .54445    .57778   .61111    .64445   .68889  .75556   .82222    .88889    .95556
  5/12   .51389    .54722    .58056   .61389    .64722   .69444  .76111   .82778    .89444    .96111
  6/12   .51667    .55000    .58333   .61667    .65000   .70000  .76667   .83333    .90000    .96667
  7/12   .51944    .55278    .58611   .61944    .65278   .70556  .77222   .83889    .90556    .97222
  8/12   .52222    .55556    .58889   .62222    .65556   .71111  .77778   .84444    .91111    .97778
  9/12   .52500    .55833    .59167   .62500    .65833   .71667  .78333   .85000    .91667    .98333
 10/12   .52778    .56111    .59444   .62778    .66111   .72222  .78889   .85556    .92222    .98889
 11/12   .53056    .56389    .59722   .63056    .66389   .72778  .79444   .86111    .92778    .99444

SCHEDULE D
                  THE CURTISS-WRIGHT CORPORATION RETIREMENT PLAN
                  FOR COMMENCEMENT OF ALL DEFERRED PENSIONS ONLY
                   EFFECTIVE DATE OF FACTOR SEPTEMBER 30, 1965

                                             Age of Retired Employee
         -----------------------------------------------------------------------------------------
Twelfths
of year     55        56        57       58        59       60     61       62        63       64
 0/12     28.0%     35.2%     42.4%    49.6%     56.8%    64.0%  71.2%   78.4%    85.6%     92.8%
 1/12     28.6      35.8      43.0     50.2      57.4     64.6   71.8    79.0     86.2      93.4
 2/12     29.2      36.4      43.6     50.8      58.0     65.2   72.4    79.6     86.8      94.0
 3/12     29.8      37.0      43.2     51.4      58.6     65.8   73.0    80.2     87.4      94.6
 4/12     30.4      37.6      44.8     52.0      59.2     66.4   73.6    80.8     88.0      95.2
 5/12     31.0      38.2      45.4     52.6      59.8     67.0   74.2    81.4     88.6      95.8
 6/12     31.6      38.8      46.0     53.2      60.4     67.6   74.8    82.0     89.2      96.4
 7/12     32.2      39.4      46.6     53.8      61.0     68.2   75.4    82.6     89.8      97.0
 8/12     32.8      40.0      47.2     54.4      61.6     68.8   76.0    83.2     90.4      97.6
 9/12     33.4      40.6      47.8     55.0      62.2     69.4   76.6    83.8     91.0      98.2
10/01     34.0      41.2      48.4     55.6      62.8     70.0   77.2    84.4     91.6      98.8
11/12     34.6      41.8      49.0     56.2      63.4     70.6   77.8    85.0     92.2      99.4

*NOTE: Factors are for non-union non-contributors who terminated employment prior to 9/1/94 and prior to attaining age 55; factors are for union employees who terminate prior to age 55.

SCHEDULE E
                 JOINT AND BENEFICIARY FACTORS
                   (Partial List of Factors)

     PENSIONER     BENEFICIARY
                                  100%      50%       75%      66%
    MEN    WOMEN  MEN    WOMEN

    65     0      0      35       0.6491    0.7872    0.7115   0.7350
    65     0      0      36       0.6518    0.7892    0.7139   0.7373
    65     0      0      37       0.6546    0.7912    0.7164   0.7397
    65     0      0      38       0.6575    0.7934    0.7191   0.7423
    65     0      0      39       0.6607    0.7956    0.7219   0.7449
    65     0      0      40       0.6640    0.7981    0.7249   0.7477
    65     0      0      41       0.6675    0.0006    0.7280   0.7507
    65     0      0      42       0.6711    0.8032    O.T312   0.7537
    65     0      0      43       0.6749    0.8059    0.7347   O.7569
    65     0      0      44       0.6790    0.8088    0.7382   0.7603
    65     0      0      45       0.6832    0.8117    O.7419   0.7638
    65     0      0      46       0.6876    0.8148    0.7458   0.7675
    65     0      0      47       0.6922    0.8181    0.7499   0.7713
    65     0      0      48       0.6969    0.8214    0.7541   0.7753
    65     0      0      49       0.7019    0.8249    0.7585   0.7794
    65     0      0      50       0.7072    0.8285    0.7630   0.7836
    65     0      0      51       0.7125    0.8321    0.7677   0.7881
    65     0      0      52       0.7182    0.8359    0.7726   0.7926
    65     0      0      53       0.7239    0.8399    0.7776   0.7973
    65     0      0      54       0.7299    0.8438    0.7828   0.8021
    65     0      0      55       0.7361    0.8480    0.7881   0.8071
    65     0      0      56       0.7424    0.8521    0.7935   0.8122
    65     0      0      57       0.7490    0.8565    0.7991   0.8174
    65     0      0      58       0.7557    0.8609    0.8048   0.8227
    65     0      0      59       0.7626    0.8653    0.8107   0.8282
    65     0      0      60       0.7697    0.8699    0.8167   0.8337
    65     0      0      61       0.7769    0.8744    0.8227   0.8393
    65     0      0      62       0.7842    0.8790    0.8289   0.8450
    65     0      0      63       0.7917    0.8837    0.8352   0.8508
    65     0      0      64       0.7993    0.8884    0.8415   0.8566
    65     0      0      65       0.8070    0.8931    0.8479   0.8624
    65     0      0      66       0.8147    0.8979    0.8543   0.8683
    65     0      0      67       0.8225    0.9026    0.8607   0.8742
    65     0      0      68       0.8302    0.9073    0.8671   0.8801
    65     0      0      69       0.8380    0.9118    0.8734   0.8858
    65     0      0      70       0.8458    0.9164    0.8797   0.8916
    65     0      0      71       0.8535    0.9210    0.8859   0.8973
    65     0      0      72       0.8611    0.9254    0.8920   0.9029
    65     0      0      73       0.8687    0.9297    0.8982   0.9084
    65     0      0      74       0.8761    0.9339    0.9041   0.9138
    65     0      0      75       0.8834    0.9381    0.9099   0.9191

SCHEDULE F

                      THE CURTISS-WRIGHT CORPORATION RETIREMENT PLAN
                         EARLY RETIREMENT - % OF NORMAL PENSION
                             PAYABLE AT EARLY RETIREMENT DATE*
                         EFFECTIVE DATE OF FACTOR SEPTEMBER 30, 1965
                                       UNION EMPLOYEES

                                                               Age of Retired Employee

Twelfths
of Year      55          56       57      58       59     60       61      62       63      64
0/12      58.00%      63.40%   68.80%  74.20%   79.60%  85.00%  88.00%  91.00%   94.00%  97.00%
1/12      58.45       63.85    69.25   74.65    80.05   85.25   88.25   91.25    94.25   97.25
2/12      58.90       64.30    69.70   75.10    80.50   85.50   88.50   91.50    94.50   97.50
3/12      59.35       64.75    70.15   75.55    80.95   85.75   88.75   91.75    94.75   97.75
4/12      59.80       65.20    70.60   76.00    81.40   86.00   89.00   92.00    95.00   98.00
5/12      60.25       65.65    71.05   76.45    81.85   86.25   89.25   92.25    95.25   98.25
6/12      60.70       66.10    71.50   76.90    82.30   86.50   89.50   92.50    95.50   98.50
7/12      61.15       66.55    71.95   77.35    82.75   86.75   89.75   92.75    95.75   98.75
8/12      61.60       67.00    72.40   77.80    83.20   87.00   90.00   93.00    96.00   99.00
9/12      62.05       67.45    72.85   78.25    83.65   87.25   90.25   93.25    96.25   99.25
10/12     62.50       67.90    73.30   78.70    84.10   87.50   90.50   93.50    96.50   99.50
11/12     62.95       68.35    73.75   79.15    84.55   87.75   90.75   93.75    96.75   99.75

*NOTE: Early Retirement Pensions calculated per this table are subject to an increase of 2/10 of 1% for each 1/10 year of credited service in excess of 20.0 years up to a maximum increase of 30% provided, however, that the total Early Retirement Pension shall not be an amount greater than the normal pension.

SCHEDULE G

                     WOOD-RIDGE DEFERRED PENSION RATES



The monthly amount of such deferred pension commencing at age 65 for an employee eligible therefore in accordance with paragraph 13 shall be as follows:

1. For any such employee whose loss of credited service is prior to September 30, 1962, $2.25 multiplied by his years of credited service.

2. For any such employee whose loss of credited service is on or after September 30, 1962 and prior to September 30, 1965, $2.75 multiplied by his years of credited service.

3. For any such employee whose loss of credited service is on or after September 30, 1965 and prior to September 30,1968, $4.25 multiplied by his years of credited service.

4. For any such employee whose loss of credited service is on or after September 30, 1968 and prior to September 30, 1969, $5.25 multiplied by his years of credited service.

5. For any such employee whose loss of credited service is on or after September 30, 1969 and prior to September 30, 1970, $5.75 multiplied by his years of credited service.

6. For any such employee whose loss of credited service is on or after September 30, 1970 and prior to September 30, 1971, $6.25 multiplied by his years of credited service.

7. For any such employee whose credited service was with the Wood-Ridge or Nuclear Facilities and whose loss of credited service on or after September 30, 1971 and prior to September 30, 1974, $8.00 multipled by his years of credited service.

8. For any such employee whose credited service was with the Wood-Ridge or Nuclear Facilities and whose loss of credited servie is on or after September 30, 1974 and prior to September 30, 1976, $9.00 multiplied by his years of credited service.

9. For any such employee whose credited service was with the Wood-Ridge or Nuclear Facilities and whose loss of credited service on or after September 30, 1976, $10.00 multiplied by his years of credited service.


SCHEDULE G
                     BUFFALO DEFERRED PENSION RATES



The monthly amount of such deferred pension commencing at age 65 for an employee eligible therefore in accordance with paragraph 13 shall be as follows:

1     For any such employee whose loss of credited service is prior to
September 30, 1962, $2.25 multiplied by his years of credited service.

2. For any such employee whose loss of credited service is on or after September 30, 1962 and prior to September 30, 1965, $2.75 multiplied by his years of credited service.

3. For any such employee whose loss of credited service is on or after September 30, 1965 and prior to September 30, 1968, $4.25 multiplied by his years of credited service.

4. For any such employee whose loss of credited service is on or after September 30, 1968 and prior to September 30, 1969, $5.25 multiplied by his years of credited service.

5. For any such employee whose loss of credited service is on or after September 30, 1969 and prior to September 30, 1970, $5.75 multiplied by his years of credited service.

6. For any such employee whose loss of credited service is on or after September 30, 1970 and prior to September 30, 1971, $6.25 multiplied by his years of credited service.

7. For any such employee whose credited service was with the Buffalo Facility and whose loss of credited service is either:

a. On or after September 30, 1971 and prior to September 30, 1973, the sum of $6.25 multiplied by his years of credited service prior to January 1, 1972 and $7.00 multiplied by his years of credited service;

b. On or after September 30, 1973, the sum of $6.50 multiplied by his years of credited service prior to January 1, 1972 and $7.00 multiplied by his years of credited service on or after January 1, 1972;

c. On or after September 30, 1974, the sum of $7.00 multiplied by his years of credited service prior to January 1, 1972 and $8.00 multiplied by his years of credited service on or after January 1, 1972;


d. On or after September 30, 1975, $8.00 multiplied by his years of credited service;

e. On or after October 31, 1977 and prior to October 30, 1978, the sum of $8.00 multiplied by his years of credited service prior January 1, 1978 and $9.00 multiplied by his years of credited service on and after January 1, 1978; or

f. On or after October 31, 1978 and prior to November 2, 1980, the sum of $8.00 multiplied by his years of credited service prior January 1, 1978 and $10.00 multiplied by his years of credited service on or after January 1, 1978; or

g. On or after November 2, 1980, the sum of $8.00 multiplied by his years of credited service prior to January 1, 1978; and

$10.00 multiplied by his years of credited service prior to January 1, 1978 through November 1, 1980; and

$11.00 multiplied by his years of credited service from November 2, 1980 through November 1, 1981; and

$12.00 multiplied by his years of credited service from November 2, 1981 through May 3, 1985; and

$13.00 multiplied by his years of credited service from May 4, 1985 through July 23, 1993; and

$17.00 multiplied by his years of credited service on and after July 24,1993.


SCHEDULE G
                        CURTISS-WRIGHT FLIGHT SYSTEMS
                            DEFERRED PENSION RATES



The monthly amount of such deferred pension commencing at age 65 for an employee eligible therefore in accordance with paragraph 14 shall be as follows:

1. For any such employee whose loss of credited service is prior to September 30, 1962, $2.25 multiplied by his years of credited service.

2. For any such employee whose loss of credited service is on or after September 30, 1962 and prior to September 30, 1965, $2.75 multiplied by his years of credited service.

3. For any such employee whose loss of credited service is on or after September 30, 1965 and prior to September 30, 1968, $4.25 multiplied by his years of credited service.

4. For any such employee whose loss of credited service is on or after September 309 1968 and prior to September 30, 1969, $5.25 multiplied by his years of credited service.

5. For any such employee whose loss of credited service is on or after September 309 1969 and prior to September 30, 1970, $5.75 multiplied by his years of credited service.

6. For any such employee whose loss of credited service is on or after September 30, 1970 and prior to September 30, 1971, $6.25 multiplied by his years of credited service.

7. For any such employee whose loss of credited service is on or after September 30, 1971, $6.25 multiplied by his years of credited service.


SCHEDULE G
                      TARGET ROCK CORPORATION
                       DEFERRED PENSION RATES

The monthly amount of such deferred pension commencing at age 65 for an employee eligible therefore in accordance with paragraph 14 shall be as follows:

1. For any such employee whose loss of credited service is on or after June 1, 1967 and prior to September 30, 1968, $4.25 multiplied by his years of credited service.

2. For any such employee whose loss of credited service is on or after September 30, 1968 and prior to September 30, 1969, $5.25 multiplied by his years of credited service.

3. For any such employee whose loss of credited service is on or after September 30, 1969 and prior to September 30, 1970, $5.25 multiplied by his years of credited service.

4. For any such employee whose loss of credited service is on or after September 30, 1970 and prior to September 30, 1971, $6.25 multiplied by his years of credited service.

5. For any such employee whose credited service was at the Target Rock Corporation and whose loss of credited service is on or after September 30, 1971, and prior to June 1, 1975, $8.00 multiplied by his years of credited service.

6. For any such employee whose credited service was at the Target Rock Corporation and whose loss of credited service is on or after June 1, 1975, and prior to May 1, 1977, $9.00 multiplied by his years of credited service.

7. For any such employee whose credited service was with Target Rock Corporation and whose loss of credited service is on or after May 1, 1977, the sum of:

  $9.00 multiplied by his years of credited service prior to May 1, 1977;

  $10.00 multiplied by his years of credited servicefrom May 1, 1977 to May 1, 1981;

  $11.00 multiplied by his years of credited service from May 1, 1981 to May 1, 1982;

  $12.00 multiplied by his years of credited service from May 1, 1982 to May 1 1984;

  $13.00 multiplied by his years of credited service from May 1, 1984 to May 1 1985;

  $14.00 multiplied by his years of credited service from May 1, 1985 to May 1, 1986;

  $15.00 multiplied by his years of credited service on or after May 1, 1986.


                                                             EXHIBIT (10) (vii)





                        CURTISS-WRIGHT CORPORATION
                        SAVINGS AND INVESTMENT PLAN








                           Amended and Restated
                           As of January 1, 1989
               And As Further Amended Through March 1, 1995

                        CURTISS-WRIGHT CORPORATION

                        SAVINGS AND INVESTMENT PLAN



                             TABLE OF CONTENTS

                                                                       Page

ARTICLE 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .  1
           1.01  "Accounts". . . . . . . . . . . . . . . . . . . . . . .  1
           1.02  "Actual Deferral Percentage". . . . . . . . . . . . . .  1
           1.03  "Adjustment Factor" . . . . . . . . . . . . . . . . . .  2
           1.04  "Affiliated Employer" . . . . . . . . . . . . . . . . .  2
           1.05  "After-Tax Contributions" . . . . . . . . . . . . . . .  2
           1.06  "Annual Dollar Limit" . . . . . . . . . . . . . . . . .  2
           1.07  "Annuity Starting Date" . . . . . . . . . . . . . . . .  3
           1.08  "Beneficiary" . . . . . . . . . . . . . . . . . . . . .  3
           1.09  "Board of Directors". . . . . . . . . . . . . . . . . .  3
           1.10  "Code". . . . . . . . . . . . . . . . . . . . . . . . .  3
           1.11  "Committee" . . . . . . . . . . . . . . . . . . . . . .  3
           1.12  "Compensation". . . . . . . . . . . . . . . . . . . . .  3
           1.13  "Contribution Percentage" . . . . . . . . . . . . . . .  4
           1.14  "Deferred Account". . . . . . . . . . . . . . . . . . .  5
           1.15  "Deferred Cash Contributions" . . . . . . . . . . . . .  5
           1.16  "Disability". . . . . . . . . . . . . . . . . . . . . .  5
           1.17  "Earnings". . . . . . . . . . . . . . . . . . . . . . .  5
           1.18  "Effective Date". . . . . . . . . . . . . . . . . . . .  5
           1.19  "Employee". . . . . . . . . . . . . . . . . . . . . . .  5
           1.20  "Employer". . . . . . . . . . . . . . . . . . . . . . .  6
           1.21  "Employer Account". . . . . . . . . . . . . . . . . . .  6
           1.22  "Enrollment Date" . . . . . . . . . . . . . . . . . . .  6
           1.23  "ERISA" . . . . . . . . . . . . . . . . . . . . . . . .  6
           1.24  "Fund" or "Investment Fund" . . . . . . . . . . . . . .  6
           1.25  "Group Annuity Contract". . . . . . . . . . . . . . . .  6
           1.26  "Highly Compensated Employee" . . . . . . . . . . . . .  6
           1.27  "Hour of Service" . . . . . . . . . . . . . . . . . . .  8
           1.28  "Insurer" . . . . . . . . . . . . . . . . . . . . . . .  9
           1.29  "Leased Employee" . . . . . . . . . . . . . . . . . . .  9
           1.30  "Matching Contributions". . . . . . . . . . . . . . . .  9
           1.31  "Member". . . . . . . . . . . . . . . . . . . . . . . .  9
           1.32  "Member Account". . . . . . . . . . . . . . . . . . . . 10
           1.33  "Plan". . . . . . . . . . . . . . . . . . . . . . . . . 10
           1.34  "Plan Year" . . . . . . . . . . . . . . . . . . . . . . 10
           1.35  "Rollover Contributions". . . . . . . . . . . . . . . . 10
           1.36  "Severance Date". . . . . . . . . . . . . . . . . . . . 10

           1.37  "Spousal Consent" . . . . . . . . . . . . . . . . . . . 10
           1.38  "Statutory Compensation". . . . . . . . . . . . . . . . 11
           1.39  "Subsidiary". . . . . . . . . . . . . . . . . . . . . . 11
           1.40  "Trust" or "Trust Fund" . . . . . . . . . . . . . . . . 11
           1.41  "Trustees". . . . . . . . . . . . . . . . . . . . . . . 12
           1.42  "Valuation Date". . . . . . . . . . . . . . . . . . . . 12
           1.43  "Vested Portion". . . . . . . . . . . . . . . . . . . . 12
           1.44  "Vesting Service" . . . . . . . . . . . . . . . . . . . 12
           1.45  "Year of Eligibility Service" . . . . . . . . . . . . . 13

ARTICLE 2.  ELIGIBILITY AND MEMBERSHIP . . . . . . . . . . . . . . . . . 14
           2.01  Eligibility . . . . . . . . . . . . . . . . . . . . . . 14
           2.02  Membership. . . . . . . . . . . . . . . . . . . . . . . 14
           2.03  Reemployment of Former Employees and
                   Former Members. . . . . . . . . . . . . . . . . . . . 14
           2.04  Termination of Membership . . . . . . . . . . . . . . . 14
           2.05  Year-end Membership List. . . . . . . . . . . . . . . . 15

ARTICLE 3.  CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . 16
           3.01  Deferred Cash Contributions . . . . . . . . . . . . . . 16
           3.02  After-Tax Contributions . . . . . . . . . . . . . . . . 17
           3.03  Employer Matching Contributions . . . . . . . . . . . . 18
           3.04  Employee or Member Rollover Contributions . . . . . . . 18
           3.05  Change in Contributions . . . . . . . . . . . . . . . . 19
           3.06  Suspension of Contributions . . . . . . . . . . . . . . 19
           3.07  Actual Deferral Percentage Test . . . . . . . . . . . . 19
           3.08  Contribution Percentage Test. . . . . . . . . . . . . . 21
           3.09  Aggregate Contribution Limitation . . . . . . . . . . . 22
           3.10  Additional Discrimination Testing Provisions. . . . . . 22
           3.11  Maximum Annual Additions. . . . . . . . . . . . . . . . 25
           3.12  Return of Contributions . . . . . . . . . . . . . . . . 30

ARTICLE 4.  INVESTMENT OF CONTRIBUTIONS. . . . . . . . . . . . . . . . . 31
           4.01  Investment Funds. . . . . . . . . . . . . . . . . . . . 31
           4.02  Investment of Members' Accounts . . . . . . . . . . . . 33
           4.03  Responsibility for Investments. . . . . . . . . . . . . 33
           4.04  Change of Election for Current and
                   Future Contributions. . . . . . . . . . . . . . . . . 33
           4.05  Reallocation of Accounts Among the Funds. . . . . . . . 33
           4.06  Limitations Imposed by Contract . . . . . . . . . . . . 34

ARTICLE 5.  VALUATION OF THE ACCOUNTS. . . . . . . . . . . . . . . . . . 35
           5.01  Computation of Trust Fund or Group
                   Annuity Contract. . . . . . . . . . . . . . . . . . . 35
           5.02  Valuation of Member Accounts. . . . . . . . . . . . . . 36
           5.03  Right to Change Procedures. . . . . . . . . . . . . . . 37
           5.04  Statement of Accounts . . . . . . . . . . . . . . . . . 37

ARTICLE 6.  VESTED PORTION OF ACCOUNTS . . . . . . . . . . . . . . . . . 38
           6.01  Member Account and Deferred Account . . . . . . . . . . 38
           6.02  Employer Account. . . . . . . . . . . . . . . . . . . . 38
           6.03  Disposition of Forfeitures. . . . . . . . . . . . . . . 38

ARTICLE 7.  WITHDRAWALS WHILE STILL EMPLOYED . . . . . . . . . . . . . . 40
           7.01  Withdrawal of After-Tax Contributions . . . . . . . . . 40
           7.02  Withdrawal of Employer Contributions. . . . . . . . . . 41
           7.03  Withdrawal After Age 59 1/2 . . . . . . . . . . . . . . 41
           7.04  Hardship Withdrawal . . . . . . . . . . . . . . . . . . 42
           7.05  Procedures and Restrictions . . . . . . . . . . . . . . 46
           7.06  Determination of Vested Portion of
                   Employer Account. . . . . . . . . . . . . . . . . . . 46

ARTICLE 8.  LOANS TO MEMBERS . . . . . . . . . . . . . . . . . . . . . . 48
           8.01  Amount Available. . . . . . . . . . . . . . . . . . . . 48
           8.02  Terms . . . . . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE 9.  DISTRIBUTION OF ACCOUNTS UPON TERMINATION
                    OF EMPLOYMENT. . . . . . . . . . . . . . . . . . . . 51
           9.01  Eligibility . . . . . . . . . . . . . . . . . . . . . . 51
           9.02  Form of Distribution. . . . . . . . . . . . . . . . . . 51
           9.03  Date of Payment of Distribution . . . . . . . . . . . . 51
           9.04  Age 70 1/2 Required Distribution .  . . . . . . . . . . 52
           9.05  Status of Accounts Pending Distribution . . . . . . . . 53
           9.06  Proof of Death and Right of Beneficiary
                   or Other Person . . . . . . . . . . . . . . . . . . . 53
           9.07  Distribution Limitation . . . . . . . . . . . . . . . . 53
           9.08  Direct Rollover of Certain Distributions. . . . . . . . 53

ARTICLE 10.  ADMINISTRATION OF PLAN. . . . . . . . . . . . . . . . . . . 55
           10.01 Appointment of Administration Committee . . . . . . . . 55
           10.02 Duties of Committee . . . . . . . . . . . . . . . . . . 55
           10.03 Individual Accounts . . . . . . . . . . . . . . . . . . 56
           10.04 Meetings. . . . . . . . . . . . . . . . . . . . . . . . 56

           10.05 Action of Majority. . . . . . . . . . . . . . . . . . . 56
           10.06 Compensation and Bonding. . . . . . . . . . . . . . . . 56
           10.07 Establishment of Rules. . . . . . . . . . . . . . . . . 56
           10.08 Prudent Conduct . . . . . . . . . . . . . . . . . . . . 57
           10.09 Service in More Than One Fiduciary Capacity . . . . . . 57
           10.10 Limitation of Liability . . . . . . . . . . . . . . . . 57
           10.11 Indemnification . . . . . . . . . . . . . . . . . . . . 57
           10.12 Appointment of Investment Manager . . . . . . . . . . . 58
           10.13 Claims Review Procedure . . . . . . . . . . . . . . . . 58
           10.14 Named Fiduciary . . . . . . . . . . . . . . . . . . . . 59

ARTICLE 11.  MANAGEMENT OF FUNDS . . . . . . . . . . . . . . . . . . . . 60
           11.01 Trust Agreement or Group Annuity Contract . . . . . . . 60
           11.02 Exclusive Benefit Rule. . . . . . . . . . . . . . . . . 60
           11.03 Investment, Management and Control. . . . . . . . . . . 61
           11.04 Payment of Certain Expenses . . . . . . . . . . . . . . 61

ARTICLE 12.  AMENDMENT, MERGER AND TERMINATION . . . . . . . . . . . . . 62
           12.01 Amendment of Plan . . . . . . . . . . . . . . . . . . . 62
           12.02 Merger, Consolidation or Transfer . . . . . . . . . . . 62
           12.03 Additional Participating Employers. . . . . . . . . . . 62
           12.04 Termination of Plan . . . . . . . . . . . . . . . . . . 63
           12.05 Distribution of Accounts Upon a Sale of Assets or a
                   Sale of a Subsidiary                . . . . . . . . . 64

ARTICLE 13.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . 65
           13.01 Nonalienation . . . . . . . . . . . . . . . . . . . . . 65
           13.02 Conditions of Employment Not Affected by Plan . . . . . 65
           13.03 Facility of Payment . . . . . . . . . . . . . . . . . . 66
           13.04 Information . . . . . . . . . . . . . . . . . . . . . . 66
           13.05 Top-Heavy Provisions. . . . . . . . . . . . . . . . . . 66
           13.06 Written Elections . . . . . . . . . . . . . . . . . . . 69
           13.07 Construction. . . . . . . . . . . . . . . . . . . . . . 69

          CURTISS-WRIGHT CORPORATION SAVINGS AND INVESTMENT PLAN
                         Effective January 1, 1989



                          ARTICLE 1.  DEFINITIONS

1.01 "Accounts" means the Employer Account, the Member Account and the Deferred Account.

1.02 "Actual Deferral Percentage" means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the amount of Deferred Cash Contributions made pursuant to Section 3.01 for a Plan Year (in Deferred Cash Contributions returned to a Highly-Compensated Employee under Section 3.01(c) and Deferred Cash Contributions returned to any Employee pursuant to Section 3.01(d)), to (b) the Employees' Statutory Compensation for that entire Plan Year, provided that, upon direction of the Committee, Statutory Compensation for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become, a Member. The Actual Deferral Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of one percent. For purposes of determining the Actual Deferral Percentage for a Plan Year, Deferred Cash Contributions may be take account for a Plan Year only if they:
     (a) relate to compensation that either would have been received by the Employee in the Plan Year but for the deferral election, or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year but for the deferral election,
      (b) are allocated to the Employee as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date, and

      (c) are actually paid to the Trustee no later than 12 months after the end of the Plan Year to which the contributions relate.

1.03 "Adjustment Factor" means the cost of living adjustment factor pre-scribed by the Secretary of the Treasury under Section 415(d) of the Code for calendar years beginning on or after January 1, 1988, and applied to such items and in such manner as the Secretary shall provide.

1.04 "Affiliated Employer" means any company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Employer; any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer;
     and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing, for purposes of Sections 1.29 and 3.11, the definitions in Sections 414(b) and (c) of the Code shall be modified by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code.

1.05 "After-Tax Contributions" means amounts contributed pursuant to
     Section 3.02.

1.06 "Annual Dollar Limit" means for Plan Years beginning on or after January 1, 1989 and before January 1, 1994, $200,000 multiplied by the Adjustment Factor. Commencing with the 1994 Plan Year, the
     Annual Dollar Limit means $150,000, except that if for any calendar year after 1994 the Cost-of-Living Adjustment as hereafter defined is equal to or greater than $10,000, then the Annual Dollar Limit (as previously adjusted under this Section) for any Plan Year beginning in any subsequent calendar year shall be increased by the amount of such Cost-of-Living Adjustment, rounded to the next lowest multiple of $10,000. The Cost-of-Living Adjustment shall equal the excess of (i)

     $150,000 increased by the adjustment made under Section 415(d) of the Code for the calendar year except that the base period for purposes of
     Section 415(d)(1)(A) of the Code shall be the calendar quarter beginning October 1, 1993 over (ii) the Annual Dollar Limit in effect for the Plan Year beginning in the calendar year.

1.07 "Annuity Starting Date" means the first day of the first period for which an amount is paid the April 1st following the year in which the Member or a terminated member attains age 70 1/2.

1.08 "Beneficiary" means any person or persons designated by a Member to receive any benefits payable in the event of the Member's death. However, a married Member's spouse shall be deemed to be his Beneficiary unless or until he elects another Beneficiary with Spousal Consent. If no Beneficiary designation is in effect at the Member's death, or if no person or persons so designated survives the Member, the Member's surviving spouse, if any, shall be deemed to be the Beneficiary; otherwise the Beneficiary shall be the personal represen-tative of the estate of the Member.

1.09 "Board of Directors" means the Board of Directors of Curtiss-Wright Corporation.

1.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.11 "Committee" means the persons named by the President of Curtiss-Wright Corporation or his designee to administer and supervise the Plan as provided in Article 10.

1.12 "Compensation" means the total of an Employee's compensation paid by the Employer during any Plan Year prior to any reduction for deferred compensation under Section 401(k) of the Code, consisting of
     (i) "Base Compensation" representing the Employee's base salary and

     (ii) "Additional Compensation" representing any bonus, overtime pay, vacation pay, incentive compensation or premium pay received by an Employee.

     Compensation shall not include:
          (i)   relocation allowances;
          (ii)  severance pay;
          (iii) any kind of stock payment;
          (iv) additional compensation granted in connection with away from original home assignments;
          (v)   imputed value of group life insurance premiums under
                 Section 79 of the Code.
     In any event, for Plan Years beginning after 1988, Compensation shall not exceed the Annual Dollar Limit. The Annual Dollar Limit applies to the aggregate Compensation paid to a Highly Compensated
     Employee referred to in Section 3.10(a), his spouse and his lineal descendants who have not attained age 19 before the end of the Plan
     Year. If, as a result of the application of the family aggregation rule, the Annual Dollar Limit is exceeded, then the Limit shall be pro-rated among the affected individuals in proportion to each such individual's Compensation as determined under this Section 1.12 prior to the application of the Limit.

1.13 "Contribution Percentage" means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the sum of the Employee's After-Tax Contributions and Matching Contributions for that Plan Year, to (b) his Statutory Compensation for that entire Plan Year; provided that, upon direction of the Committee, Statutory Compensation for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become, a Member. The Contribution Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of one percent.

1.14 "Deferred Account" means the account credited with the Deferred Cash Contributions made on a Member's behalf and earnings on those contributions, and with Rollover Contributions made by a Member or an Employee and earnings on those contributions.

1.15 "Deferred Cash Contributions" means amounts contributed pursuant to Section 3.01.

1.16 "Disability" means total and permanent disability. A Member shall be deemed to be totally and permanently disabled when, on the basis of medical evidence satisfactory to the Committee, he is found to be wholly and permanently prevented from engaging in any occupation or employment for wages or profit as a result of bodily injury or disease, either occupationally or nonoccupationally caused, but not as a result of bodily injury or disease which originated from service in the Armed Forces of any country.

1.17 "Earnings" means the amount of income to be returned with any excess deferrals, excess contributions or excess aggregate contributions under Section 3.01, 3.07, 3.08 or 3.09. Earnings on excess deferrals and excess contributions shall be determined by multiplying the income earned on the Deferred Account for the Plan Year by a fraction, the numerator of which is the excess deferrals or excess contributions, as the case may be, for the Plan Year and the denominator of which is the Deferred Account balance at the end of the Plan Year, disregarding any income or loss occurring during the Plan Year. Earnings on excess aggregate contributions shall be determined in a similar manner by substituting the sum of the Employer Account and Member Account for the Deferred Account, and the excess aggregate contributions for the excess deferrals and excess contributions in the preceding sentence.

1.18 "Effective Date" means January 1, 1989.

1.19 "Employee" means a person employed by the Employer who receives stated compensation other than a pension, severance pay, retainer, or fee under contract; however, the term "Employee" excludes any non-resident alien, any Leased Employee and any person who is included in a unit of employees covered by a collective bargaining agreement which does not provide for his membership in the Plan.

1.20 "Employer" means Curtiss-Wright Corporation or any successor by merger, purchase or otherwise, with respect to its employees; or any other company participating in the Plan as provided in Section 12.03, with respect to its employees.

1.21 "Employer Account" means the account credited with Matching
     Contributions and earnings on those contributions.

1.22 "Enrollment Date" means the Effective Date and the first day of any calendar quarter following that date.

1.23 "ERISA" means the Employee Retirement Income Security Act of
     1974, as amended from time to time.

1.24 "Fund" or "Investment Fund" means the fund or funds in which contributions to the Plan are invested in accordance with Article 4.

1.25 "Group Annuity Contract" means such contract or contracts as are entered into by the Employer with an Insurer or Insurers for the purpose of investing and administering contributions received by the Insurer in accordance with the terms of the Plan.

1.26 "Highly Compensated Employee" means any employee of the Employer or an Affiliated Employer (whether or not eligible for
     membership in the Plan) who satisfies the criteria of paragraph (a),
     (b), (c) or (d):
     (a)  During the look-back year the employee:
          (i) received Statutory Compensation in excess of $75,000 multiplied by the Adjustment Factor;
          (ii) received Statutory Compensation in excess of $50,000 multiplied by the Adjustment Factor and was among the highest 20 percent of employees for that year when ranked by Statutory Compensation paid for that year excluding, for purposes of determining the number of such employees, such employees as the Employer may determine on a consistent basis pursuant to Section 414(q)(8) of the Code; or
          (iii) was at any time an officer of the Employer or an Affiliated Employer and received Statutory
                 Compensation greater than 50 percent of the dollar limitation on maximum benefits under Section 415(b)(1)(A) of the Code for such Plan Year. The number of officers is limited to 50 (or, if lesser, the greater of 3 employees or 10 percent of employees excluding those employees who may be excluded in determining the top-paid group). If no officer has Statutory Compensation in excess of 50 percent of the dollar limitation on maximum benefits under Section 415(b)(1)(A) of the Code, the highest paid officer is treated as a Highly Compensated Employee.

     (b) During the determination year, the employee satisfies the criteria under (i), (ii) or (iii) of (a) above and is one of the 100 highest paid employees of the Employer or an Affiliated Employer.

     (c) During the determination year or the look-back year the employee was at any time a five percent owner of the Employer.

     (d)  For purposes of Section 3.10(a), a Highly Compensated
          Employee shall include a former employee who separated from service prior to the determination year and who was a 5 percent owner for either (i) the year he separated from service or (ii) any determination year ending on or after the employee's 55th birthday.

     (e) Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

     (f) For purposes of this Section 1.26, the `determination year' means the Plan Year and the `look-back year' means the 12-month period immediately preceding the determination year. However, to the extent permitted under regulations, the Committee may elect to determine the status of Highly Compensated Employees on a current calendar year basis.

     (g) The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

1.27 "Hour of Service" means, with respect to any applicable computation period,
     (a) each hour for which the employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Employer;

     (b) each hour for which the employee is paid or entitled to payment by the Employer or an Affiliated Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period; and

     (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, excluding any hour credited under (a) or (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.

     No hours shall be credited on account of any period during which the employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Sections 2530.200b-2(b) and (c).

1.28 "Insurer" means a legal reserve life insurance company licensed to do business and authorized to issue Group Annuity contracts in the states in which the Employer is doing business selected by the Board of Directors and which issues a Group Annuity Contract in accordance with the terms of the Plan.


1.29 "Leased Employee" means any person performing services for the Employer or an Affiliated Employer as a leased employee as defined in Section 414(n) of the Code. In the case of any person who is a Leased Employee before or after a period of service as an Employee, the entire period during which he has performed services as a Leased Employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Member of the Plan.

1.30 "Matching Contributions" means amounts contributed pursuant to
     Section 3.03 until August 31, 1994, at which time Matching
     Contributions shall cease.

1.31 "Member" means any person included in the membership of the Plan as provided in Article 2.

1.32 "Member Account" means the account credited with the After-Tax Contributions and earnings on those contributions and with Rollover Contributions made by a Member or an Employee and earnings on those contributions.

1.33 "Plan" means the Curtiss-Wright Corporation Savings and Investment Plan as set forth in this document or as amended from time to time. The Plan is a continuation of the Curtiss-Wright Corporation Employee Savings Plan and the Curtiss-Wright Corporation Deferred
     Compensation Plan, which were merged effective September 1, 1994.

1.34 "Plan Year" means the 12-month period beginning on any January 1.

1.35 "Rollover Contributions" means amounts contributed pursuant to
     Section 3.04.

1.36 "Severance Date" means, solely for purposes of determining an employee's Vesting Service under Section 1.44, the earlier of (a) the date an employee quits, retires, is discharged or dies, or (b) the first anniversary of the date on which an employee is first absent from service, with or without pay, for any reason such as vacation, sickness, disability, layoff or leave of absence.

1.37 "Spousal Consent" means the written consent of a Member's spouse to the Member's election of a specified form of benefit or designation of a specified Beneficiary. That consent shall be witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Member's election. The requirement for spousal consent may be waived by the Committee if it believes there is no spouse, or the spouse cannot be located, or because of such other circumstances as may be established by applicable law.


1.38 "Statutory Compensation" means the wages, salaries, and other amounts paid in respect of an employee for services actually rendered to an Employer or an Affiliated Employer, including by way of example, overtime, bonuses and commissions, but excluding deferred compensation, stock options and other distributions which receive special tax benefits under the Code. For purposes of determining
     Highly Compensated Employees under Section 1.26 and key employees under Section 13.05(a)(iii), Statutory Compensation shall include Deferred Cash Contributions and amounts contributed on a Member's behalf on a salary reduction basis to a cafeteria plan under Section 125 of the Code. For all other purposes, each Plan Year the Committee may direct that Statutory Compensation shall include Deferred Cash Contributions and amounts contributed on a Member's behalf on a salary reduction basis to a cafeteria plan under Section 125 of the Code. For Plan Years beginning after 1988, Statutory Compensation shall not exceed the Annual Dollar Limit, provided that such Limit shall not be applied in determining Highly Compensated Employees under Section 1.26. The Annual Dollar Limit applies to the aggregate Statutory Compensation paid to a Highly Compensated Employee referred to in Section 3.11(a), his spouse and his lineal descendants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of the family aggregation rule, the Annual Dollar Limit is exceeded, then the Limit shall be pro-rated among the affected individuals in proportion to each such individual's Statutory Compensation as determined under this Section 1.38 prior to the application of the Limit.

1.39 "Subsidiary" means any corporation controlled by Curtiss-Wright Corporation or by another subsidiary of Curtiss-Wright Corporation.

1.40 "Trust" or "Trust Fund" means the fund established by the Board of Directors as part of the Plan into which contributions are to be made and from which benefits are to be paid in accordance with the terms of the Plan.

1.41 "Trustees" means the trustees holding the funds of the Plan as provided in Article 11.

1.42 "Valuation Date" means the last business day of each calendar month or such more frequent dates as the Committee shall establish.

1.43 "Vested Portion" means the portion of the Accounts in which the Member has a nonforfeitable interest as provided in Article 6 or, if applicable, Section 13.05.


1.44 "Vesting Service" means, with respect to any employee, his period of employment with the Employer or any Affiliated Employer, whether or not as an Employee, beginning on the date he first completes an Hour of Service and ending on his Severance Date, provided that:
     (a) if his employment terminates and he is reemployed within one year of the earlier of (i) his date of termination or (ii) the first day of an absence from service immediately preceding his date of termination, the period between his Severance Date and his date of reemployment shall be included in his Vesting Service;
     (b) if he is absent from the service of the Employer or any Affiliated Employer because of service in the Armed Forces of the United States and he returns to service with the Employer or an Affiliated Employer having applied to return while his reemployment rights were protected by law, the absence shall be included in his Vesting Service;
     (c) if he is on a leave of absence approved by the Employer, under rules uniformly applicable to all Employees similarly situated, the Employer may authorize the inclusion in his Vesting Service of any portion of that period of leave which is not included in his Vesting Service under (a) or (b) above;
          and
     (d) if his employment terminates and he is reemployed, his Vesting Service after reemployment shall be aggregated with his previous period or periods of Vesting Service.

1.45 "Year of Eligibility Service" means, with respect to any employee, the 12-month period of employment with the Employer or any Affiliated Employer, whether or not as an Employee, beginning on the date he first completes an Hour of Service upon hire or rehire, or any Plan Year beginning after that date, in which he first completes at least 1,000 Hours of Service.

                  ARTICLE 2.  ELIGIBILITY AND MEMBERSHIP

2.01 Eligibility
     Each Employee shall be eligible to become a Member on any Enrollment Date coinciding with or immediately following the date he completes one Year of Eligibility Service.

2.02 Membership
     An eligible Employee shall become a Member on the first Enrollment
     Date which is at least 30 days after the date he files with the Employer a form or forms prescribed by the Committee on which he meets all of the following requirements:
     (a) designates the percentage of Compensation he wishes to contribute under the Plan under Section 3.02 or makes the election described in Section 3.01, or both;
     (b) authorizes the Employer to make regular payroll deductions or to reduce his Compensation, or both;
     (c)  names a Beneficiary; and
     (d) commencing on and after March 1, 1995, makes an investment election.

2.03 Reemployment of Former Employees and Former Members
     Any person reemployed by the Employer as an Employee, who was previously a Member or who was previously eligible to become a Member, shall become a Member upon the filing of a form in accordance with Section 2.02. Any person reemployed by the Employer as an Employee, who was not previously eligible to become a Member, shall become a Member upon completing the eligibility requirements described in Section 2.01 and filing the appropriate form or forms in accordance with Section 2.02.

2.04 Termination of Membership
     A Member's membership shall terminate on the date he is no longer employed by the Employer or any Affiliated Employer unless the Member is entitled to benefits under the Plan, in which event his membership shall terminate when those benefits are distributed to him.

2.05 Year-end Membership List
     On or before September 30th of each Plan Year, at the Committee's request, the Employer shall transmit to the Committee a list of the Members as of December 31st of the previous year which list shall be in such form and shall contain such information as the Committee may request.

                         ARTICLE 3.  CONTRIBUTIONS

3.01 Deferred Cash Contributions
 (a) A Member may elect on his application filed under Section 2.02 to reduce his Compensation payable while a Member by at least .5% and not more than the contribution permitted by law, in multiples of .5%, and have that amount contributed to the Plan by the Employer as Deferred Cash Contributions. Deferred Cash Contributions shall be further limited as provided below and in Sections 3.07, 3.10 and 3.11. Any Deferred Cash Contributions shall be paid to the Trustees or deposited with the Insurer pursuant to the Group Annuity Contract, as the case may be, as soon as practicable.

 (b) In no event shall the Member's Deferred Cash Contributions and similar contributions made on his behalf by the Employer or an Affiliated Employer to all plans, contracts or arrangements subject to the provisions of Section 401(a)(30) of the Code in any calendar year exceed $7,000 multiplied by the Adjustment Factor. If a Member's Deferred Cash Contributions in a calendar year reach that dollar limitation, his election of Deferred Cash Contributions for the remainder of the calendar year will be canceled. Each Member affected by this paragraph (b) may elect to change or suspend the rate at which he makes After-Tax Contributions. As of the first pay period of the calendar year following such cancellation, the Member's election of Deferred Cash Contributions shall again become effective in accordance with his previous election.

 (c) In the event that the sum of the Deferred Cash Contributions and similar contributions to any other qualified defined contribution plan maintained by the Employer or an Affiliated Employer exceeds the dollar limitation in Section 3.01(b) for any calendar year, the Member shall be deemed to have elected a return of Deferred Cash Contributions in excess of such limit ("excess deferrals") from this Plan. The excess deferrals, together with Earnings, shall be returned to the Member no later than the April 15 following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously returned to the Member under Section 3.07 for that calendar year.

 (d) If a Member makes tax-deferred contributions under another qualified defined contribution plan maintained by an employer other than the Employer or an Affiliated Employer for any calendar year and those contributions when added to his Deferred Cash Contributions exceed the dollar limitation under Section 3.01(b) for that calendar year, the Member may allocate all or a portion of such excess deferrals to this Plan. In that event, such excess deferrals, together with Earnings, shall be returned to the Member no later than the April 15 following the end of the calendar year in which such excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Member notifies the Committee, in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. The amount of any such excess deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously returned to the Member under Section 3.07 for that calendar year.

3.02 After-Tax Contributions
     Any Member may make After-Tax Contributions under this Section whether or not he has elected to have Deferred Cash Contributions made on his behalf pursuant to Section 3.01. The amount of After-Tax Contributions shall be at least .5% of (i) prior to September 1, 1994, each installment of his Base Compensation and (ii) on and after September 1, 1994 each installment of his Compensation, while a Member, in multiples of .5%, to the maximum contribution permitted by law. Prior to September 1, 1994, a Member making such After-
     Tax Contributions may direct the Employer to deduct and contribute a percent, which shall be a whole number of up to 10% of each installment of his Additional Compensation, subject to the maximum contribution permitted by law. On and after September 1, 1994, such supplemental contribution shall not be permitted. The After-Tax Contributions of a Member shall be made through payroll deductions and shall be paid to the Trustees or deposited with the Insurer pursuant to the Group Annuity Contract, as the case may be, as soon as practicable.
3.03 Employer Matching Contributions
     The Employer shall contribute, until August 31, 1994, on behalf of each of its Members who elects to make After-Tax Contributions, an amount equal to 50% of the first 6% of the After-Tax Contributions made by the Member to the Plan during each payroll period. In no event, however, shall the Matching Contributions pursuant to this Section exceed 3% of the Member's Compensation while a Member with respect to a particular Plan Year. The Matching Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 3.01, 3.07, 3.08 and 3.09. If any portion of the After-Tax Contribution to which the Matching Contribution relates is returned to the Member under Section 3.09 or 3.10, the corresponding Matching Contribution shall be forfeited. The Matching Contributions shall be paid to the Trustees or deposited with the Insurer, as the case may be, as soon as practicable.
3.04 Employee or Member Rollover Contributions
     Without regard to any limitations on contributions set forth in this
     Article 3, the Plan may receive from a Member, or an Employee who has not yet met the eligibility requirements for membership, in cash, any amount previously received (or deemed to be received) by him from a qualified plan. The Plan may receive such amount either directly from the Member or Employee or from a qualified plan in the form of a direct rollover. Notwithstanding the foregoing, the Plan shall not accept any amount unless such amount is eligible to be rolled over to a qualified trust in accordance with applicable law and the Member or Employee provides evidence satisfactory to the Committee that such amount qualifies for rollover treatment. Unless received by the Plan in the form of a direct rollover, the Rollover Contribution must be paid to the Trustees or deposited with the Insurer, as the case may be, on or before the 60th day after the day it was received by the Member or Employee. Rollover Contributions shall be allocated to the Member's or Employee's Deferred Account.
3.05 Change in Contributions
     The percentages of Compensation designated by a Member under Sections 3.01 and 3.02 shall automatically apply to increases and decreases in his Compensation. A Member may change his election under Sections 3.01 and 3.02 at the beginning of any calendar quarter by giving at least 30 days' prior written notice to the Committee. The changed percentage shall become effective as soon as administratively practicable following the expiration of the notice period.

3.06 Suspension of Contributions
 (a) A Member may suspend his contributions under Section 3.02 and/or revoke his election under Section 3.01 at any time by giving at least 30 days' prior written notice to the Committee. The suspension or revocation shall become effective as soon as administratively practicable following the expiration of the notice period.

 (b) A Member who has suspended his contributions under Section 3.02 may elect to have them resumed in accordance with Section 3.02 as of the first day of the first payroll period of the calendar quarter next following 30 days' written notice of that intent. A Member who has revoked his election under Section 3.01 may apply to the Committee to resume having his Compensation reduced in accordance with Section
     3.01 as of the first day of the first payroll period of the calendar quarter next following 30 days' written notice of that intent.

3.07 Actual Deferral Percentage Test
     The Actual Deferral Percentage for Highly Compensated Employees who are Members or eligible to become Members shall not exceed the Actual Deferral Percentage for all other Employees who are Members or eligible to become Members multiplied by 1.25. If the Actual Deferral Percentage for Highly Compensated Employees does not meet the foregoing test, the Actual Deferral Percentage for Highly Compensated Employees may not exceed the Actual Deferral
     Percentage for all other Employees who are Members or eligible to become Members by more than two percentage points, and the Actual Deferral
     (a) The amount of Deferred Cash Contributions made on behalf of some or all Highly-Compensated Employees shall be reduced until the provisions of this Section are satisfied as follows. The actual deferral ratio of the Highly-Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the actual deferral ratio of the Highly-Compensated Employee with the next highest ratio. This process will be repeated until the actual deferral percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of one percent of the Member's Statutory Compensation.
     (b) Deferred Cash Contributions subject to reduction under this Section, together with Earnings thereon, ("excess contributions") shall be paid to the Member before the close of the Plan Year following the Plan Year in which the excess contributions were made and, to the extent practicable, within 2 1/2 months of the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Deferred Cash Contributions previously returned to the Member under
          Section 3.01 for that Plan Year.

3.08 Contribution Percentage Test
     The Contribution Percentage for Highly Compensated Employees who are Members or eligible to become Members shall not exceed the Contribution Percentage for all other Employees who are Members or eligible to become Members multiplied by 1.25. If the Contribution Percentage for the Highly Compensated Employees does not meet the foregoing test, the Contribution Percentage for Highly Compensated Employees may not exceed the Contribution Percentage of all other Employees who are Members or eligible to become Members by more than two percentage points, and the Contribution Percentage for Highly Compensated Employees may not be more than 2.0 times the Contribution Percentage for all other Employees (or such lesser amount as the Committee shall determine to satisfy the provisions of Section 3.09). The Committee may implement rules limiting the After-Tax Contributions which may be made by some or all Highly Compensated Employees so that this limitation is satisfied. If the Committee determines that the limitation under this Section 3.08 has been exceeded in any Plan Year, the following provisions shall apply:
     (a)  The amount of After-Tax Contributions and Matching
          Contributions made by or on behalf of some or all Highly-Compensated Employees in the Plan Year shall be reduced until the provisions of this Section are satisfied as follows. The actual contribution ratio of the Highly-Compensated
          Employee with the highest actual contribution ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the actual contribution ratio of the Highly-Compensated Employee with the next highest actual contribu-tion ratio. This process will be repeated until the actual contribution percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of one percent of a Member's Statutory Compensation.
     (b) Any After-Tax Contributions and Matching Contributions subject to reduction under this Section, together with Earnings thereon ("excess aggregate contributions"), shall be reduced and allocated in the following order:
          (i) unmatched After-Tax Contributions, and then, if necessary,
          (ii) so much of the matched After-Tax Contributions and corresponding Matching Contributions, together with Earnings, as shall be necessary to meet the test shall be reduced, with the After-Tax Contributions, together with Earnings, being paid to the Member and the Matching Contributions, together with Earnings, being forfeited and applied to reduce Employer contributions, then, if necessary,
          (iii) so much of the Matching Contributions, together with Earnings, as shall be necessary to equal the balance of the excess aggregate contributions shall be forfeited and applied to reduce Employer contributions.
     (c) Any repayment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made and, to the extent practicable, any repayment or forfeiture shall be made within 2 1/2 months of the close of the Plan Year in which the excess aggregate contributions were made.

3.09 Aggregate Contribution Limitation
     Notwithstanding the provisions of Sections 3.07 and 3.08, in no event shall the sum of the Actual Deferral Percentage of the group of eligible Highly Compensated Employees and the Contribution Percentage of such group, after applying the provisions of Sections 3.07 and 3.08, exceed the "aggregate limit" as provided in Section 401(m)(9) of the Code and the regulations issued thereunder. In the event the aggregate limit is exceeded for any Plan Year, the Contribution Percentages of the Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in Section 3.08.

3.10 Additional Discrimination Testing Provisions
 (a) If any Highly Compensated Employee is either (i) a five percent owner or (ii) one of the 10 highest paid Highly Compensated Employees, then any Statutory Compensation paid to or any contribution made by or on behalf of any member of his "family" shall be deemed paid to or made by or on behalf of such Highly Compensated Employee for purposes of Sections 3.07, 3.08 and 3.09, to the extent required under regulations prescribed by the Secretary of the Treasury or his delegate under Sections 401(k) and 401(m) of the Code. The contributions required to be aggregated under the preceding sentence shall be disregarded in determining the Actual Deferral Percentage and Contribution Percentage for the group of non-highly compensated employees for purposes of Sections 3.07, 3.08 and 3.09. Any return of excess contributions or excess aggregate contributions required under Sections 3.07, 3.08 and 3.09 with respect to the family group shall be made by allocating the excess contributions or excess aggregate contributions among the family members in proportion to the contributions made by or on behalf of each family member that is combined. For purposes of this paragraph, the term "family" means, with respect to any employee, such employee's spouse, any lineal ascendants or descendants and spouses of such lineal ascendants or descendants.

 (b) If any Highly Compensated Employee is a member of another qualified plan of the Employer or an Affiliated Employer, other than an employee stock ownership plan described in Section 4975(e)(7) of the Code or any other qualified plan which must be mandatorily disaggregated under Section 410(b) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly
     Compensated Employee makes after-tax contributions, the Committee shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of Sections 3.07, 3.08 and 3.09. If any other such qualified plan has a plan year other than the Plan Year defined in
     Section 1.34, the contributions to be taken into account in applying the limitations of Sections 3.07, 3.08 and 3.09 will be those made in the plan years ending with or within the same calendar year.

 (c) In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of Sections 3.07, 3.08 and 3.09 shall be applied by determining the Actual Deferral Percentage and Contribution Percentage of employees as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3) of the Code, the aggregated plans must also satisfy the provisions of Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph (c) only if they have the same plan year.

 (d) The Employer may elect to use Deferred Cash Contributions to satisfy the tests described in Sections 3.08 and 3.09, provided that the test described in Section 3.07 is met prior to such election, and continues to be met following the Employer's election to shift the application of those Deferred Cash Contributions from Section 3.07 to Section 3.08.

 (e) The Employer may authorize that special "qualified nonelective contri-butions" shall be made for a Plan Year, which shall be allocated in such amounts and to such Members, who are not Highly Compensated Employees, as the Committee shall determine. The Committee shall establish such separate accounts as may be necessary. Qualified nonelective contributions shall be 100% nonforfeitable when made. Qualified nonelective contributions made before January 1, 1989 and earnings credited thereon as of that date may be withdrawn by a Member while in service only under the provisions of Section 7.03 or
     7.04. Any qualified nonelective contributions made on or after January 1, 1989 and any earnings credited on any qualified nonelective contributions after such date shall only be available for withdrawal under the provisions of Section 7.03. Qualified nonelective contributions made for the Plan Year may be used to satisfy the tests described in Sections 3.07, 3.08 and 3.09, where necessary.

3.11 Maximum Annual Additions
 (a) The annual addition to a Member's Accounts for any Plan Year, which shall be considered the "limitation year" for purposes of Section 415 of the Code, when added to the Member's annual addition for that Plan Year under any other qualified defined contribution plan of the Employer or an Affiliated Employer, shall not exceed an amount which is equal to the lesser of (i) 25% of his aggregate remuneration for that Plan Year or (ii) the greater of $30,000 or one-quarter of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

 (b) For purposes of this Section, the "annual addition" to a Member's Accounts under this Plan or any other qualified defined contribution plan maintained by the Employer or an Affiliated Employer shall be the sum of:
     (i) the total contributions, including Deferred Cash Contributions, made on the Member's behalf by the Employer and all Affiliated Employers,
     (ii) all Member contributions, exclusive of any Rollover Contribu-tions, and
     (iii)  forfeitures, if applicable,
     that have been allocated to the Member's Accounts under this Plan or his accounts under any other such qualified defined contribution plan. For purposes of this paragraph (b), any Deferred Cash Contributions distributed under Section 3.07 and any Matching Contributions or After-Tax Contributions distributed or forfeited under the provisions of
     Section 3.01, 3.07, 3.08 or 3.09 shall be included in the annual addition for the year allocated.

 (c) For purposes of this Section, the term "remuneration" with respect to any Member shall mean the wages, salaries and other amounts paid in respect of that Member by the Employer or an Affiliated Employer for personal services actually rendered, determined after any reduction of Compensation pursuant to Section 3.01 or pursuant to a cafeteria plan as described in Section 125 of the Code, including (but not limited to) bonuses, overtime payments and commissions, but excluding deferred compensation, stock options and other distributions which receive special tax benefits under the Code.

 (d) If the annual addition to a Member's Accounts for any Plan Year, prior to the application of the limitation set forth in paragraph (a) above, exceeds that limitation due to a reasonable error in estimating a Member's annual compensation or in determining the amount of Deferred Cash Contributions that may be made with respect to a Member under Section 415 of the Code, or as the result of the allocation of forfeitures, the amount of contributions credited to the Member's Accounts in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the following order of priority:
     (i)    The Member's unmatched After-Tax Contributions under
            Section 3.02 shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Member, together with any earnings on the contributions to be returned.
     (ii)   The Member's Deferred Cash Contributions under Section
            3.01 shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Member, together with any earnings on the contributions to be returned.
     (iii) The Member's matched After-Tax Contributions and corresponding Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Member's matched After-Tax Contributions shall be returned to the Member, together with any earnings on those contributions to be returned, and the amount attributable to the Matching Contributions shall be forfeited and used to reduce subsequent contributions payable by the Employer.

     Any Deferred Cash Contributions returned to a Member under this paragraph (d) shall be disregarded in applying the dollar limitation on Deferred Cash Contributions under Section 3.01(b), and in performing the Actual Deferral Percentage Test under Section 3.07. Any After-
     Tax Contributions returned under this paragraph (d) shall be disregarded in performing the Contribution Percentage Test under
     Section 3.08.

 (e) If the Employer's contributions to the Plan result in an increase in the combined defined benefit and defined contribution fractions in excess of the 1.0 permitted under Section 415 of the Code for any Member of the Plan who is also covered by the Curtiss-Wright Corporation Retirement Plan, then the accrued benefit under the Curtiss-Wright Corporation Retirement Plan shall be reduced to the extent necessary to prevent the sum of the following fractions computed as of the close of the Plan Year from exceeding 1.0:

     Projected Annual Benefit of the Member under the Retirement Plan divided by the maximum benefit allowed under Section 415(b) multiplied by 1.25; plus the sum of annual additions to such Member's Account in such Plan Year and for all prior Plan Years divided by the maximum annual additions to such Member's account which could have been made under the Plan for such Plan Year and for all prior Plan Years of employment as if the Plans had been in effect for each such Plan Year multiplied by 1.25.

     For purposes of this paragraph (e), the following terms shall have the following meanings:
     (i) Defined benefit fraction: A fraction, the numerator of which is the sum of the Member's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer or an Affiliated Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation in effect for the limitation year under Section 415(B)(1)(A) of the Code or 140 percent of the highest average compensation of the Member.

            Notwithstanding the above, if the Member was a member in one or more defined benefit plans maintained by the Employer or an Affiliated Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Member had accrued as of the later of September 30, 1983, or the end of the last limitation year beginning before January 1, 1983. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code as in effect at the end of the 1982 limitation year.

     (ii) Defined contribution fraction: A fraction, the numerator of which is the sum of the annual additions to the Member's accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer or an Affiliated Employer, for the current and all prior limitation years (including the annual additions attributable to the Member's non-deductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer or an Affiliated Employer, and the annual additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, maintained by the Employer or an Affiliated Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer or an Affiliated Employer (regardless of whether a defined contribution plan was maintained by the Employer or an Affiliated Employer). The maximum aggregate amount in any limitation year is the lesser of 125 percent of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or 25 percent of the Member's remuneration for such year.

            If the employee was a participant in one or more defined contribution plans maintained by the Employer or an Affiliated Employer which were in existence on July 1, 1982, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceeded 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of September 30, 1983, or the end of the last limitation year beginning before January 1, 1983. This adjustment also will be made if at the end of the last limitation year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this section became effective to any plans of the Employer or an Affiliated Employer in existence on July 1, 1982.
     (iii) Highest average remuneration: The average remuneration for the three consecutive years of service with the Employer or an Affiliated Employer that produces the highest average. A year of service with the Employer or an Affiliated Employer is a 12-consecutive month period.
     (iv) Limitation year: The calendar year. All qualified plans maintained by the Employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

     (v) Projected annual benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Member would be entitled under the terms of the Plan assuming:
            (a)  The Member will continue employment until Normal
                 Retirement Date under the Plan (or current age, if later), and
            (b) The Member's remuneration for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.
     (vi) Normal Retirement Date: The first of the month next following the Member's 65th birthday.
3.12 Return of Contributions
 (a) If all or part of the Employer's deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest but reduced by any investment loss attributable to those contributions, provided that the contribution is returned within one year after the disallowance of deduction. For this purpose, all contributions made by the Employer are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

 (b) The Employer may recover without interest the amount of its contribu-tions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

 (c) In the event that Deferred Cash Contributions made under Section 3.01 are returned to the Employer in accordance with the provisions of this
     Section 3.12, the elections to reduce Compensation which were made by Members on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Deferred Cash Contributions so returned shall be distributed in cash to those Members for whom those contributions were made, provided, however, that if the contributions are returned under the provisions of paragraph (a) above, the amount of Deferred Cash Contributions to be distributed to Members shall be adjusted to reflect any investment gains or losses attributable to those contributions.


                  ARTICLE 4.  INVESTMENT OF CONTRIBUTIONS

4.01 Investment Funds
 (a) Prior to March 1, 1995, the following provisions shall apply:
     (i) The Trust Fund shall be invested by the Trustee, provided, however, that the Trustee shall not invest in, acquire or hold for the Trust Fund any securities or property of Curtiss-Wright Corporation or its Subsidiaries.
     (ii) In the event contributions hereunder are made with the Insurer pursuant to the Group Annuity Contract, such contributions shall be invested by the Insurer pursuant to the terms of said Contract, provided, however, that the Insurer shall not invest in, acquire or hold directly under the Group Annuity Contract any securities or property of Curtiss-Wright Corporation or its Subsidiaries.

 (b) On and after March 1, 1995, Members' Accounts shall be invested in one or more Investment Funds, as authorized by the President of Curtiss-Wright Corporation or his designee, which from time to time may include the following:
     Fund A - Fixed Income Investment Fund
     This Fund shall consist primarily of fixed-income obligations, including but not limited to government and private bonds, debentures, notes, certificates of deposit, participation in money market funds and other similar fixed-income investments (which may include investment in any commingled trust fund selected by the Trustees which meets the requirements of Section 401(a) of the Code and is exempt from taxation under Section 501(a) of the Code, and which is invested primarily in fixed income securities or fixed income investments). Pending the selection and purchase of suitable investments, this Fund may be invested in short-term obligations of the United States Government and other short-term investments selected by the Trustees.

     Fund B - Diversified Investment Fund
     This Fund shall consist primarily of common or capital stocks of issuers other than the Employer or an Affiliated Employer, bonds or securities convertible into common or capital stocks of issuers other than the Employer or an Affiliated Employer, shares of mutual funds and closed-end investment companies and other similar types of investments (which may include investment in any commingled trust fund selected by the Trustees which meets the requirements of Section 401(a) of the Code and is exempt from taxation under Section 501(a) of the Code, and which is invested primarily in similar types of securities). Pending the selection and purchase of suitable investments, this Fund may be invested in short-term obligations of the United States Government and other short-term investments selected by the Trustees.

     Fund C - Money Market Fund
     This Fund shall consist of short-term obligations of the United States Government, bank certificates of deposit, commercial paper, bankers' acceptances, shares of money market mutual funds and other similar types of short-term investments (which may include investment in any commingled trust fund selected by the Trustees which meets the re-quirements of Section 401(a) of the Code and is exempt from taxation under Section 501(a) of the Code, and which is invested primarily in similar types of securities).

     Fund D - Insurance Contract Fund
     This Fund shall be held and invested by a legal reserve life insurance company, or other financial institution or banking facility under the terms of a guaranteed investment contract or other funding agreement which provides for a fixed rate of investment income for specified periods.

 (b) The Trustees may keep such amounts of cash as they, in their sole discretion, shall deem necessary or advisable as part of the Funds, all within the limitations specified in the trust agreement.

 (c) Dividends, interest, and other distributions received on the assets held by the Trustees in respect to each of the above Funds shall be reinvested in the respective Fund.

4.02 Investment of Members' Accounts
     A Member shall elect to have his Accounts invested in accordance with one of the following options:
     (a)  100% in one of the available Investment Funds;
     (b) in more than one Investment Fund allocated in multiples of 1%.
     If a Member fails to make an election with respect to the investment of his Accounts, such Member shall be deemed to have elected the investment of his Accounts in Fund D.

4.03 Responsibility for Investments
     Each Member is solely responsible for the selection of his investment options. The Trustees, the Committee, the Employer, and the officers, supervisors and other employees of the Employer are not empowered to advise a Member as to the manner in which his Accounts shall be invested. The fact that an Investment Fund is available to Members for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

4.04 Change of Election for Current and Future Contributions
     A Member may change his investment election under Section 4.02 in multiples of 1% at any time but no more than four times in any calendar year. The changed investment election shall become effective as soon as administratively practicable, and shall be effective only with respect to subsequent contributions.

4.05 Reallocation of Accounts Among the Funds
     Subject to any administrative restrictions determined by the Committee, a Member may reallocate his investment account in multiples of 1% at any time but no more than four times in any calendar year. The reallocation election shall become effective as soon as administratively practicable.

4.06 Limitations Imposed by Contract
     Notwithstanding anything in this Article to the contrary, any contri-butions invested in any investment contract shall be subject to any and all terms of such contract, including any limitations placed on the exercise of any rights otherwise granted to a Member under any other provisions of this Plan with respect to such contributions.

                   ARTICLE 5.  VALUATION OF THE ACCOUNTS

5.01 Computation of Trust Fund or Group Annuity Contract
     The following provisions shall apply with regard to the computation of the value of the Trust Fund or Group Annuity contract and allocation of Trust Fund or Group Annuity contract earnings until March 1, 1995, at which time the provisions of Section 5.02 through 5.04 shall apply.

     (a) The Trustee shall compute the value of the Trust Fund as of the close of business at the end of each month by determining the market values of the assets then held in such fund.
     (b) The difference between the market value of the Trust Fund as of any evaluation date and its market value as of the close of business the last preceding evaluation date shall be credited or debited, as the case may be, to the account balances of the Members in such Fund in the proportion that the account balance of such Member in such Fund on such preceding evaluation date bore to the aggregate account balances of all Members in such Fund as of such preceding evaluation date.
     (c) The market value of the Trust Fund as of a particular date shall be as determined in good faith by the Trustee.
     (d)  In the event the Trust Fund is invested under the Group
          Annuity contract in a fixed investment fund, the Trustee shall compute the value of the Trust Fund as of the close of business at the end of each calendar month by determining the amount of contributions deposited in the Trust Fund plus whatever interest is credited thereto, and by subtracting therefrom any amounts withdrawn from or charged against the accounts in the Trust Fund in accordance with the provisions of the Plan, the Trust Agreement and the Group Annuity
          Contract then in effect.
     (e) In the event the contributions hereunder are made directly with the Insurer pursuant to the Group Annuity Contract, the computation of the value of the Group Annuity contract shall be made as of the close of business at the end of each calendar month by determining the amounts of contributions deposited with the Insurer pursuant to the Group Annuity contract, plus whatever interest and capital appreciation, if any, have been credited thereto, and by subtracting therefrom any amounts withdrawn from or charged against the funds deposited under the Group Annuity contract including a proportionate allocation of investment losses, if any, in accordance with the terms of the Plan and the Group Annuity Contract then in effect.
     (f)  The difference between the value of the Group Annuity
          Contract on any evaluation date and its value as of the last preceding evaluation date shall be credited or debited, as the case may be, to the account balances of each of the Members in such Group Annuity Contract, in the proportion that the account balance of such Member in such Group Annuity
          Contract on such preceding evaluation date bore to the aggregate account balances of all Members in such Group
          Annuity Contract as of such preceding evaluation date.

5.02 Valuation of Member Accounts
 (a) Effective March 1, 1995, the Trustees shall value the Funds at least monthly. On each Valuation Date, the Accounts of a Member in each Fund shall equal:
     (i) the Member's account balance in his Accounts as of the immediately preceding Valuation Date; less
     (ii) any distributions from the Member's Accounts since the immediately preceding Valuation Date; plus
     (iii) the amount of contributions, if any, made by or on behalf of the Member to that Fund since the immediately preceding Valuation Date; plus
     (iv) the net earnings or losses, after adjusting for expenses, if any, since the immediately preceding Valuation Date.

 (b) Whenever an event requires a determination of the value of the Member's Accounts, the value shall be computed as of the Valuation Date coincident with or immediately following the date of determination, subject to the provisions of Section 5.03.

5.03 Right to Change Procedures
     The Committee reserves the right to change from time to time the procedures used in valuing the Accounts or crediting (or debiting) the Accounts if it determines, after due deliberation and upon the advice of counsel and/or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Article and such new administrative procedures, those new administrative procedures shall prevail.

5.04 Statement of Accounts
     At least once a year, each Member shall be furnished with a statement setting forth the value of his Accounts and the Vested Portion of his Accounts.

                  ARTICLE 6.  VESTED PORTION OF ACCOUNTS

6.01 Member Account and Deferred Account
     A Member shall at all times be 100% vested in, and have a nonforfeit-able right to, his Member Account and his Deferred Account.

6.02 Employer Account
 (a) As of December 31 of each year, a Member shall become vested with respect to 25% of the value of the total Matching Contributions made in his behalf for that portion of the year. As of each succeeding December 31, such Member shall become vested with respect to an additional 25% of the value of such Matching Contributions until, on December 31 of the third calendar year following the year for which the Matching Contributions were made, such Member shall become vested in 100% of the value of such Matching Contributions made on his behalf. For purposes of this paragraph, the "value of Matching Contributions" shall mean the amount of Matching Contributions adjusted for an allocable share of earnings, losses and expenses in accordance with section 5.02(a)(iv), as of each December 31.

     A Member with five years or more Vesting Service with the Employer shall become vested in 100% of his Employer Account.

 (b) Notwithstanding the foregoing, a Member shall be 100% vested in, and have a nonforfeitable right to, his Accounts upon death, Disability, or the attainment of his 65th birthday.

6.03 Disposition of Forfeitures
 (a) Upon termination of employment of a Member who was not fully vested in his Employer Account, the non-vested portion of his Employer Account shall not be forfeited until the Member receives a distribution of the Vested Portion of his Accounts. If the former Member is not reemployed by the Employer or an Affiliated Employer before he receives such a distribution, the non-vested portion of his Employer Account shall be forfeited. Any amounts forfeited pursuant to this paragraph (a) shall be applied to reduce Employer contributions or to pay the expenses of the Plan not paid directly by the Employer. If the amount of the Vested Portion of a Member's Employer Account at the time of his termination of employment is zero, the Member shall be deemed to have received a distribution of such zero vested benefit.
 (b) If an amount of a Member's Employer Account has been forfeited in accordance with paragraph (a) above, that amount shall be subsequently restored to the Member's Employer Account provided (i) he is reemployed by the Employer or an Affiliated Employer and (ii) he repays to the Plan during his period of reemployment and within five years of his date of reemployment an amount in cash equal to the full amount distributed to him from the Plan on account of his termination of employment. Repayment shall be made in one lump sum.
 (c) In the event that any amounts to be restored by the Employer to a Member's Employer Account have been forfeited under paragraph (a) above, those amounts shall be taken first from any forfeitures which have not as yet been applied against Employer contributions or used to pay expenses of the Plan not paid directly by the Employer, and if any amounts remain to be restored, the Employer shall make a special Employer contribution equal to those amounts.
 (d) A repayment shall be invested in the available Investment Funds as the Member elects at the time of repayment.

               ARTICLE 7.  WITHDRAWALS WHILE STILL EMPLOYED

7.01 Withdrawal of After-Tax Contributions
     A Member may, subject to Section 7.05, by giving no less than 30 days prior written notice to the Committee, may elect to withdraw any part or all (but not less than $100) of the Value of his Employee Contributions on the last day of any calendar month; provided such Participant shall not be eligible to make any contributions under the Plan again for at least one year from said date of withdrawal.

     Notwithstanding the foregoing, a Member may apply to the Committee at any time for an emergency withdrawal of up to one hundred percent (100%) of the value of his After-Tax Contributions at the time of withdrawal for any or a combination of the circumstances listed below. The Committee shall not approve a withdrawal in an amount in excess of the amount it deems sufficient to cover his emergency financial needs. The circumstances which may warrant Committee approval of a Member's application for an emergency withdrawal are:
     (1) a disability which has not resulted in termination of employment;
     (2) fees and charges for tuition, books, room and board and similar expenses related to one or more courses taken by the Member or by his spouse or dependent in an accredited college, university or trade, professional, vocation or business school;
     (3) medical expenses (to the extent not otherwise paid for under any Employer benefits provided for this purpose) incurred by the Member or his dependents; or
     (4) any other major financial emergencies which in the sole judgment of the Committee warrant a hardship withdrawal.

     In the event of such an emergency withdrawal, the Member may continue his participation in the Plan without interruption.

7.02 Withdrawal of Employer Contributions
     All of the Value of any Employer Contributions made on behalf of a Participant for a particular calendar year may be withdrawn by the Participant, without penalty, on December 31 of the third calendar year following the calendar year for which those Employer Contributions were made, provided the Participant, during the month of January immediately preceding that December 31st, notifies the Committee, in writing, of his election to make such withdrawal. Failure to make timely notification shall result in the deferral of said receipt of Employer Contributions until retirement, termination on account of disability, death or otherwise, or distribution pursuant to Article 9.

7.03 Withdrawal After Age 59 1/2
     A Member who shall have attained age 59 1/2 as of the effective date of any withdrawal pursuant to this Section may, subject to Section 7.05, elect to withdraw, in any order of priority he chooses, all or part of his Deferred Account, and all or part of the Vested Portion of his Employer Account attributable to Employer contributions and all or part of the portion of the Member Account attributable to After-Tax Contributions made by the Member under Section 3.02.

7.04 Hardship Withdrawal
 (a) A Member who has withdrawn the total amount available for withdrawal under the preceding Sections of this Article may, subject to
     Section 7.05, elect to withdraw not more than once in a Plan Year all or part of the Deferred Cash Contributions made on his behalf to his Deferred Account upon furnishing proof of Hardship satisfactory to the Committee.

 (b) A Member shall be considered to have incurred a "Hardship" if, and only if, he meets the requirements of paragraphs (c) and (d) below.

 (c) As a condition for Hardship there must exist with respect to the Member an immediate and heavy need to draw upon his Deferred Account.
     (i) The Committee shall presume the existence of such immediate and heavy need if the requested withdrawal is on account of any of the following:
          (A) expenses for medical care described in Section 213(d) of the Code previously incurred by the Member, his spouse or any of his dependents (as defined in Section 152 of the Code) or necessary for those persons to obtain such medical care;
          (B) costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);
          (C) payment of tuition and related educational fees for the next 12 months of post-secondary education of the Member, his spouse or dependents;
          (D) payment of amounts necessary to prevent eviction of the Member from his principal residence or to avoid foreclosure on the mortgage of his principal residence; or
          (E) the inability of the Member to meet such other expenses, debts or other obligations recognized by the Internal Revenue Service as giving rise to immediate and heavy financial need for purposes of Section
               401(k) of the Code.
     (ii) The Committee may determine the existence of immediate and heavy financial need in situations other than those described in (i) above where the Member demonstrates the withdrawal is necessary for such reasons as the Committee shall determine.

     The amount of withdrawal may not be in excess of the amount of the immediate and heavy financial need of the employee to pay any federal, state or local income taxes and any amounts necessary to pay any penalties reasonably anticipated to result from the distribution.

     In evaluating the relevant facts and circumstances, the Committee shall act in a nondiscriminatory fashion and shall treat uniformly those Members who are similarly situated. The Member shall furnish to the Committee such supporting documents as the Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Committee.

 (d) As a condition for Hardship, the Member must demonstrate that the requested withdrawal is necessary to satisfy the financial need described in paragraph (b). To demonstrate such necessity, the Member who requests a hardship withdrawal to satisfy a financial need described in (c)(i) above must comply with (i) as follows and the Member who requests a hardship withdrawal to satisfy a financial need described in (c)(ii) above must comply with (ii) as follows:
     (i)  The Member must certify to the Committee, on such form as the Committee may prescribe, that the financial need cannot be fully relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by reasonable liquidation of the Member's assets, (C) by cessation of Deferred Cash
          Contributions and After-Tax Contributions, or (D) by other distributions or nontaxable (at the time of the loan) loans from the Plan or other plans of the Employer or Affiliated
          Employers or by borrowing from commercial sources at a reasonable rate in an amount sufficient to satisfy the need.
          The actions listed are required to be taken to the extent necessary to relieve the hardship but any action which would have the effect of increasing the hardship need not be taken. For purposes of this clause (i) there shall be attributed to the Member those assets of the Member's spouse and minor children which are reasonably available to the Member. The Member shall furnish to the Committee such supporting documents as the Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the
          Committee. If, on the basis of the Member's certification and the supporting documents, the Committee finds it can reasonably rely on the Member's certification, then the Committee shall find that the requested withdrawal is necessary to meet the Member's financial need.
     (ii) The Member must request, on such form as the Committee shall prescribe, that the Committee make its determination of the necessity for the withdrawal solely on the basis of his application. In that event, the Committee shall make such determination, provided all of the following requirements are
          met:   (A) the Member has obtained all distributions, other
          than distributions available only on account of hardship, and all nontaxable loans currently available under all plans of the Employer and Affiliated Employers, (B) the Member is prohibited from making Deferred Cash Contributions and After-Tax Contributions to the Plan and all other plans of the Employer and Affiliated Employers under the terms of such plans or by means of an otherwise legally enforceable agreement for at least 12 months after receipt of the distribution, and (C) the limitation described in Section 3.01(b) under all plans of the Employer and Affiliated
          Employers for the calendar year following the year in which the withdrawal is made must be reduced by the Member's elective deferral made in the calendar year of the distribution for Hardship. For purposes of clause (B), "all other plans of the Employer and Affiliated Employers" shall include stock option plans, stock purchase plans, qualified and non-qualified deferred compensation plans and such other plans as may be designated under regulations issued under Section 401(k) of the Code, but shall not include health and welfare benefit plans or the mandatory employee contribution portion of a defined benefit plan.

7.05 Procedures and Restrictions
     If a loan and a hardship withdrawal are processed as of the Valuation Date, the amount available for the hardship withdrawal will equal the Vested Portion of the Member's Accounts on such Valuation Date reduced by the amount of the loan. The amount of the withdrawal shall be allocated between and among the Investment Funds in proportion to the value of the Member's Accounts from which the withdrawal is made in each Investment Fund as of the date of the withdrawal. Subject to the provisions of Section 9.08, all payments to Members under this Article shall be made in cash as soon as practicable.

7.06 Determination of Vested Portion of Employer Account
     If a Member is not fully vested in his Employer Account at the time he makes a withdrawal from that Account under this Article 7, as of any subsequent Valuation Date such Member's Vested Portion of his
     Employer Account shall be determined in accordance with the following formula:
                            X = P x (AB+D) - D
     where X is the value of the Member's Vested Portion of such Account, P is the nonforfeitable percentage at the relevant time, AB is the value of his Employer Account at the relevant time, and D is the amount of the prior distribution from such Account.

                       ARTICLE 8.  LOANS TO MEMBERS

8.01 Amount Available
 (a) On and after March 1, 1995, a Member who is an employee of the Employer or an Affiliated Employer may borrow, on written application to the Committee and on approval by the Committee under such uniform rules as it shall adopt, an amount which does not exceed the lesser of
     (i)  50% of the Vested Portion of his Accounts, or
     (ii) $50,000 reduced by the highest outstanding balance of loans to the Member from the Plan during the one year period ending on the day before the day the loan is made.

 (b) The interest rate to be charged on loans shall be determined by the Committee each January 1 and shall be one percent above the reference charged by Mellon Bank as of January 1. The interest rate so determined for purposes of the Plan shall be fixed for the duration of each loan.

 (c) The amount of the loan is to be transferred from the Investment Funds in which the Member's Accounts are invested to a special "Loan Fund" for the Member under the Plan. The Loan Fund consists solely of the amount transferred to the Loan Fund and is invested solely in the loan made to the Member. The amount transferred to the Loan Fund shall be pledged as security for the loan. Payments of principal on the loan will reduce the amount held in the Member's Loan Fund. Those payments, together with the attendant interest payment, will be reinvested in the Investment Funds in accordance with the Member's then effective investment election.

8.02 Terms
 (a) In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:
     (i) An application for a loan by a Member shall be made in writing to the Committee, whose action in approving or disapproving the application shall be final;
     (ii) Each loan shall be evidenced by a promissory note payable to the Plan;
     (iii) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the Member, but that period shall not exceed five years unless the loan is to be used in conjunction with the purchase of the principal residence of the Member, in which case that period shall not exceed 15 years;
     (iv) Payments of principal and interest will be made by payroll deductions or in a manner agreed to by the Member and the Committee in substantially level amounts, but no less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period;
     (v) A loan may be prepaid, but only in full, as of the end of any month without penalty;
     (vi)  Only one loan may be outstanding at any given time.

 (b) If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Member's Accounts under the Plan to satisfy the debt; however, the Plan shall not levy against any portion of the Loan Fund attributable to amounts held in the Member's Deferred Account or Employer Account until such time as a distribution of the Deferred Account or Employer Account could otherwise be made under the Plan.

 (c) Any additional rules or restrictions as may be necessary to implement and administer the loan program shall be in writing and communicated to employees. Such further documentation is hereby incorporated into the Plan by reference, and the Committee is hereby authorized to make such revisions to these rules as it deems necessary or appropriate, on the advice of counsel.

 (d) To the extent required by law and under such rules as the Committee shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Employee (i) who main-tains an account balance under the Plan and (ii) who is still a party-in-interest (within the meaning of Section 3(14) of ERISA).

      ARTICLE 9.  DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT

9.01 Eligibility
     Upon a Member's termination of employment the Vested Portion of his Accounts, as determined under Article 6, shall be distributed as provided in this Article.

9.02 Form of Distribution
     Distribution of the Vested Portion of a Member's Accounts shall be made to the Member (or to his Beneficiary, in the event of death) in a cash lump sum.

9.03 Date of Payment of Distribution
 (a) Except as otherwise provided in this Article, distribution of the Vested Portion of a Member's Accounts shall be made as soon as admin-istratively practicable following the later of (i) the Member's termination of employment or (ii) the 65th anniversary of the Member's date of birth (but not more than 60 days after the close of the Plan Year in which the later of (i) or (ii) occurs).

 (b) In lieu of a distribution as described in paragraph (a) above, a Member may, in accordance with such procedures as the Committee shall prescribe, elect to have the distribution of the Vested Portion of his Accounts made as of any Valuation Date coincident with or following his termination of employment which is before or after the date described in paragraph (a) above, subject to the provisions of
     Section 9.04.

 (c) Notwithstanding the provisions of paragraphs (a) and (b), if the value of the Vested Portion of the Member's Accounts amounts to $3,500 or less, a lump sum payment shall automatically be made as soon as administratively practicable following the Member's termination of employment.

 (d) In the case of the death of a Member before the distribution of his Accounts, the Vested Portion of his Accounts shall be distributed to his Beneficiary as soon as administratively practicable following the Member's date of death.

9.04 Age 70 1/2 Required Distribution
 (a) In no event shall the provisions of this Article operate so as to allow the distribution of a Member's Accounts to begin later than the April 1 following the calendar year in which he attains age 70 1/2, provided that such commencement in active service shall not be required with respect to a Member (i) who does not own more than five percent of the outstanding stock of the Employer (or stock possessing more than five percent of the total combined voting power of all stock of the Employer), and (ii) who attained age 70 1/2 prior to January 1, 1988.

 (b) In the event a Member is required to begin receiving payments while in service under the provisions of paragraph (a) above, the Member may elect to receive payments while in service in accordance with option (i) or (ii), as follows:
     (i) A Member may receive one lump sum payment on or before the Member's required beginning date equal to his entire Account balance and annual lump sum payments thereafter of amounts accrued during each calendar year; or

     (ii) A Member may receive annual payments of the minimum amount necessary to satisfy the minimum distribution requirements of Section 401(a)(9) of the Code. Such minimum amount will be determined on the basis of either a single or a joint life expectancy of the Member and his Beneficiary at the Member's election. Such life expectancy will be recalculated once each year; however, the life expectancy of the Beneficiary will not be recalculated if the Beneficiary is not the Member (i) A Member may receive one lump sum payment on or before the Member's required beginning date equal to his entire Account balance and annual lump sum payments thereafter of amounts accrued during each calendar year; or

     (ii) A Member may receive annual payments of the minimum amount necessary to satisfy the minimum distribution requirements of Section 401(a)(9) of the Code. Such minimum amount will be determined on the basis of either a single or a joint life expectancy of the Member and his Beneficiary at the Member's election. Such life expectancy will be recalculated once each year; however, the life expectancy of the Beneficiary will not be recalculated if the Beneficiary is not the Member's spouse. The amount of the withdrawal shall be allocated among the Investment Funds in proportion to the value of the Member's Accounts as of the date of each withdrawal.

     An election under this Section 9.04 shall be made by a Member by giving written notice to the Committee within the 90-day period prior to his required beginning date. The commencement of payments under this Section 9.04 shall not constitute an Annuity Starting Date for purposes of Sections 72, 401(a)(11) and 417 of the Code. Upon the Member's subsequent termination of employment, payment of the Member's Accounts shall be made in accordance with the provisions of Section 9.02. In the event a Member fails to make an election under this Section 9.04, payment shall be made in accordance with clause (ii) above.

9.05 Status of Accounts Pending Distribution
     Until distributed under Section 9.03 or 9.04 the Accounts of a Member who is entitled to a distribution shall continue to be invested as part of the funds of the Plan and the Member shall retain investment transfer rights as described in Section 4.05 during the deferral period.

9.06 Proof of Death and Right of Beneficiary or Other Person
     The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Member as the Committee may deem proper and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.

9.07 Distribution Limitation
     Notwithstanding any other provision of this Article 9, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.

9.08 Direct Rollover of Certain Distributions
     This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly by the Plan to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply to the terms used in this Section:

    (a) "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income;
     (b) "Eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code other than a defined benefit plan, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity;
     (c) "Distributee" means an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse; and
     (d) "Direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

     In the event that the provisions of this Section 9.08 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendment to the Plan.

                    ARTICLE 10.  ADMINISTRATION OF PLAN

10.01     Appointment of Administration Committee
     The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in an Administration Committee of not less than three persons appointed from time to time by the President of Curtiss-Wright Corporation or his designee to serve at the pleasure of such President or his designee. Any person who is appointed a member of the Committee shall signify his acceptance by filing written acceptance with the President or his designee. Any member of the Committee may resign by delivering his written resignation to the President or his designee. Vacancies shall be filled by the President or his designee.

10.02     Duties of Committee
     The members of the Committee shall elect a chairman from their number and a secretary who may be but need not be one of the members of the Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; and may retain counsel, employ agents and provide for such clerical, accounting, and consulting services as they may require in carrying out the provisions of the Plan. Notwithstanding the foregoing powers of the Committee with respect to the administration of the Plan, the President of Curtiss-Wright Corporation or his designee shall have the sole power and responsibility to appoint the Trustee who shall direct the investment of the Trust Fund, or select the Insurer who shall issue the Group Annuity Contract hereunder, as the case may be. Such Trustee shall manage all portions of the Trust Fund for investment and reinvestment in its sole discretion upon such terms and for such compensation as the Board and the Trustee may agree upon. Such insurer shall comply with all provisions of the Group Annuity Contract for such compensation as the Board and Insurer may agree upon. The agreed-upon compensation of the Trustee, the administrative expenses of the Trustee, its counsel fees, if any, or the agreed-upon charges of the Insurer under the Group Annuity Contract, as the case may be, shall be paid by the Fund.

10.03     Individual Accounts
     The Committee shall maintain, or cause to be maintained, records showing the interests in the Trust Fund or Group Annuity Contract, as the case may be, of all Members, former Members or Beneficiaries, and the individual balances in each Member's Accounts. However, maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.

10.04     Meetings
     The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

10.05     Action of Majority
     Any act which the Plan authorizes or requires the Committee to do must be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

10.06     Compensation and Bonding
     No member of the Committee shall receive any compensation from the Plan for his services as such. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.

10.07     Establishment of Rules
     Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. The Committee shall have discretionary authority to construe and interpret the Plan (including, but not limited to, determination of an individual's eligibility for Plan participa-tion, the right and amount of any benefit payable under the Plan and the date on which any individual ceases to be a Member). The determin-ation of the Committee as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.

10.08     Prudent Conduct
     The members of the Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.

10.09     Service in More Than One Fiduciary Capacity
     Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

10.10     Limitation of Liability
     The Employer, the Board of Directors, the members of the Committee, and any officer, employee or agent of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

10.11     Indemnification
     The members of the Committee, the Board of Directors, and the officers, employees and agents of the Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Employer.

10.12     Appointment of Investment Manager
     The President of Curtiss-Wright Corporation or his designee may, in his discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the President or his designee shall designate. In that event authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

10.13     Claims Review Procedure
 (a) Claims for benefits under the Plan shall be filed on forms supplied by the Committee with Curtiss-Wright Corporation's Benefits Department. Written notice of the disposition of a claim shall be furnished the claimant within 60 days after the application therefor is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can appeal the claim will be provided.

 (b) Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit, shall be entitled to request a hearing before the Committee. Such request, together with a written statement of the claimant's position, shall be filed with the Committee no later than 90 days after receipt of the written notification provided for in paragraph
     (a) above. The committee shall schedule an opportunity for a full and fair hearing of the issue within the next 60 days. The decision following such hearing shall be made within 60 days and shall be communicated in writing to the claimant. The decision of the Committee shall be final and binding upon all parties concerned.

10.14     Named Fiduciary
     For purposes of ERISA, Curtiss-Wright Corporation shall be the named fiduciary of the Plan and the Committee shall be the named administrator of the Plan.


                     ARTICLE 11.  MANAGEMENT OF FUNDS

11.01     Trust Agreement or Group Annuity Contract
     The property resulting from Employer contributions made on behalf of the Member shall either be held as a Trust Fund by a Trustee or Trustees selected by the Board, pursuant to a Trust Agreement entered into between the Trustee or Trustees and the Employer, or be held by an Insurer, selected by the Board, under the Group Annuity Contract entered into between the Insurer and Curtiss-Wright Corporation. References in the Plan to Trustee or Insurer shall be deemed to be applicable with equal force to co-Trustees or co-Insurers or successor Trustees or successor Insurers who may be so selected. The Board in its discretion may remove the Trustee or Trustees or successor Trustee or Trustees or Insurer or Insurers or successor Insurer or Insurers from time to time.

11.02     Exclusive Benefit Rule
     All assets of the Plan shall either comprise the Trust Fund and shall be held in trust for use in accordance with the Plan and the Trustee Agreement or be held under the Group Annuity Contract for use in accordance with the Plan and the Group Annuity Contract, as the case may be. No person shall have any interest in, or right to, any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

11.03     Investment, Management and Control
     The Trustee or Insurer, as the case may be, shall invest, reinvest, manage, control and make disbursements from the Trust Fund or funds deposited with the Insurer pursuant to the Group Annuity Contract in accordance with the provisions of this Plan and the Trust Agreement or the Group Annuity Contract, as the case may be, referred to in
     Section 11.01.

11.04     Payment of Certain Expenses
     Brokerage fees, commissions, stock transfer taxes and other charges and expenses directly incurred in connection with the acquisition or disposition of property for or of the Trust Fund, or distributions therefrom, shall be paid from the Trust Fund. Taxes, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof shall be paid from the Trust Fund.

              ARTICLE 12.  AMENDMENT, MERGER AND TERMINATION

12.01     Amendment of Plan
     The Employer, by action of its Board of Directors taken at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting, reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Member or of reducing the nonforfeitable percentage of the balance of the Accounts of a Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

12.02     Merger, Consolidation or Transfer
     The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

12.03     Additional Participating Employers
 (a) If any company is or becomes a subsidiary of or associated with an Employer, the Board of Directors may include the employees of that subsidiary or associated company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with the subsidiary, associated or other company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

 (b) Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it. In that event the funds of the Plan held on account of Members in the employ of that company, and any unpaid balances of the Accounts of all Members who have separated from the employ of that company, shall be determined by the Committee. Those funds shall be distributed as provided in Section
     12.04 if the Plan should be terminated, or shall be segregated by the Trustees as a separate trust, pursuant to certification to the Trustees by the Committee, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Committee.

12.04     Termination of Plan
 (a) The Employer, by action of its Board of Directors, taken at a meeting described in Section 12.01 or by unanimous written consent, Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Members to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Member's Accounts shall be distributed, as the Committee shall direct, to him or for his benefit or continued in trust for his benefit.

 (b) Upon termination of the Plan, Deferred Cash Contributions, with earnings thereon, shall only be distributed to Members if (i) neither the Employer nor an Affiliated Employer establishes or maintains a successor defined contribution plan, and (ii) payment is made to the Members in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof). For purposes of this paragraph, a "successor defined contribution plan" is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code ("ESOP") or a simplified employee pension as defined in Section 408(k) of the Code ("SEP")) which exists at the time the Plan is terminated or within the 12-month period beginning on the date all assets are distributed. However, in no event shall a defined contribution plan be deemed a successor plan if fewer than two percent of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Employer or an Affiliated Employer (other than an ESOP or a SEP) at any time during the period beginning 12 months before and ending
     12 months after the date of the Plan's termination.

12.05 Distribution of Accounts Upon a Sale of Assets or a Sale of a Subsidiary
     Upon the disposition by the Employer of at least 85 percent of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Employer in a trade or business or upon the disposition by the Employer of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), Deferred Cash Contributions, with earnings thereon, may be distributed to those Members who continue in employment with the employer acquiring such assets or with the sold subsidiary, provided that (a) the Employer maintains the Plan after the disposition, (b) the buyer does not adopt the Plan or otherwise become a participating employer in the Plan and does not accept any transfer of assets or liabilities from the Plan to a plan it maintains in a transaction subject to Section 414(l)(1) of the Code, and (c) payment is made to the Member in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through (iv) of subparagraph (A), subparagraph (B), or subparagraph
     (F) thereof).

                      ARTICLE 13.  GENERAL PROVISIONS

13.01     Nonalienation
     Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:
     (a) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Member the right to receive all or a portion of the Member's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,
     (b)  is made pursuant to a State domestic relations law,
     (c) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and
     (d) otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a "qualified domestic relations order", as determined by the Committee.

     Notwithstanding anything herein to the contrary, if the amount payable to the alternate payee under the qualified domestic relations order is less than $3,500 such amount shall be paid in one lump sum as soon as practicable following the qualification of the order. If the amount exceeds $3,500, it may be paid as soon as practicable following the qualification of the order if the alternate payee consents thereto; otherwise it may not be payable before the earliest of (i) the Member's termination of employment, (ii) the time such amount could be withdrawn under Article 7 or (iii) the Member's attainment of age 50.

13.02     Conditions of Employment Not Affected by Plan
     The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Member or potential Member of the Plan.

13.03     Facility of Payment
     If the Committee shall find that a Member or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

13.04     Information
     Each Member, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Committee the information that it shall require to establish his rights and benefits under the Plan.

13.05     Top-Heavy Provisions
 (a) The following definitions apply to the terms used in this Section:
     (i) "applicable determination date" means the last day of the later of the first Plan Year or the preceding Plan Year;
     (ii) "top-heavy ratio" means the ratio of (A) the value of the aggregate of the Accounts under the Plan for key employees to (B) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees;
     (iii) "key employee" means an employee who is in a category of employees determined in accordance with the provisions of Sections 416(i)(1) and (5) of the Code and any regulations thereunder, and where applicable, on the basis of the Employee's Statutory Compensation from the Employer or an Affiliated Employer;
     (iv) "non-key employee" means any Employee who is not a key employee;
     (v) "applicable Valuation Date" means the Valuation Date coincident with or immediately preceding the last day of the first Plan Year or the preceding Plan Year, whichever is applicable;
     (vi) "required aggregation group" means any other qualified plan(s) of the Employer or an Affiliated Employer in which there are members who are key employees or which enable(s) the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and
     (vii) "permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliated Employer in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

 (b) For purposes of this Section, the Plan shall be "top-heavy" with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60 percent. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Sections 416(g)(3) and (4) of the Code and Article 5 of this Plan. For purposes of determining whether the Plan is top-heavy, the account balances under the Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the required aggregation group and, in the Employer's discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group. Distributions made with respect to a Member under the Plan during the five-year period ending on the applicable determination date shall be taken into account for purposes of determining the top-heavy ratio; distributions under plans that terminated within such five-year period shall also be taken into account, if any such plan contained key employees and therefore would have been part of the required aggregation group.

 (c) The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is top-heavy:
     (i) In lieu of the vesting requirements specified in Section 6.02, a Member shall be vested in, and have a nonforfeitable right to, his Employer Account upon the completion of three years of Vesting Service, provided that in no event shall the Vested Portion of a Member's Employer Account be less than the percentage determined under Section 6.02.

     (ii) An additional Employer contribution shall be allocated on behalf of each Member (and each Employee eligible to become a Member) who is a non-key employee, and who has not separated from service as of the last day of the Plan Year, to the extent that the contributions made on his behalf under
          Section 3.03 for the Plan Year (and not needed to meet the contribution percentage test set forth in Section 3.08) would otherwise be less than 3% of his remuneration. However, if the greatest percentage of remuneration contributed on behalf of a key employee under Sections 3.01 and 3.03 for the Plan Year would be less than 3%, that lesser percentage shall be substituted for "3%" in the preceding sentence. Notwithstand-ing the foregoing provisions of this subparagraph (ii), no minimum contribution shall be made under this Plan with respect to a Member (or an Employee eligible to become a Member) if the required minimum benefit under Section
          416(c)(1) of the Code is provided to him by any other qualified pension plan of the Employer or an Affiliated Employer. For the purposes of this subparagraph (ii), remuneration has the same meaning as set forth in Section 3.11(c).

 (d) If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, a Member who has completed three years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy shall continue to be vested in and have a nonforfeitable right to his Employer Account.


13.06     Written Elections
     Any elections, notifications or designations made by a Member pursuant to the provisions of the Plan shall be made in writing and filed with the Committee in a time and manner determined by the Committee under rules uniformly applicable to all employees similarly situated. The Committee reserves the right to change from time to time the time and manner for making notifications, elections or designations by Members under the Plan if it determines after due deliberation that such action is justified in that it improves the administration of the Plan. In the event of a conflict between the provisions for making an election, notification or designation set forth in the Plan and such new administrative procedures, those new administrative procedures shall prevail.

13.07     Construction
 (a) The Plan shall be construed, regulated and administered under ERISA and the laws of the State of New Jersey, except where ERISA controls.

 (b) The masculine pronoun shall mean the feminine wherever appropriate.

 (c) The titles and headings of the Articles and Sections in this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

                                     - 45 -